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Exhibit 10.30

      FORM OF LOAN AGREEMENT
(SEVENTH MEZZANINE LOAN)

Dated as of December 21, 2007

Among

HCR VII PROPERTIES, LLC,
as Borrower

and

JPMORGAN CHASE BANK, N.A.,
as Lender

ADJUSTABLE RATE MULTI-PROPERTY LOAN

(MANOR CARE HEALTH CARE PORTFOLIO)

i

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SCHEDULES

Schedule I	—	Mortgage Borrowers, Individual Properties, Individual Leasehold Properties, Type of Facility and Allocated Loan Amounts
Schedule II	—	Ground Leases
Schedule III	—	Operators
Schedule IV	—	Maryland Properties
Schedule V	—	South Carolina Property
Schedule 2.2.9	—	Section 2.2.9 Certificate
Schedule 4.1.1	—	Organizational Structure
Schedule 4.1.4	—	Litigation
Schedule 4.1.16	—	Exceptions to Separate Tax Lots
Schedule 4.1.20	—	Insurance Claims
Schedule 4.1.26	—	Leases
Schedule 4.1.28	—	Principal Place of Business and Jurisdiction of Organization
Schedule 4.1.39	—	Exceptions with respect to Ground Leases
Schedule 5.1.11(c)	—	Financial Reports
Schedule 5.1.11(f)	—	Quarterly CapEx Budget
Schedule 5.1.26	—	Zoning Matters
Schedule 9.1(a)(iii)	—	Matters Covered by 10b-5 Opinion
Schedule 10.23	—	Financing Statement
Schedule 10.25	—	Portfolio Metrics

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FORM OF LOAN AGREEMENT
(SEVENTH MEZZANINE LOAN)

        THIS LOAN AGREEMENT (SEVENTH MEZZANINE LOAN), dated as of December 21, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), by and between JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, having an address at 270 Park Avenue, New York, New York 10017-2014 (in its capacity as collateral agent, for itself and any other Noteholder (as defined below), together with its successors and assigns in such capacity, "Lender") and HCR VII PROPERTIES, LLC, a Delaware limited liability company ("Borrower"), having an address at 333 N. Summit Street, Toledo, Ohio 43604.

W I T N E S S E T H:

        WHEREAS, JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America ("JPMorgan"), Column Financial, Inc., a Delaware corporation ("Column"), and Bank of America, N.A., a national banking association ("BofA", and together with JPMorgan and Column, collectively, the "Mortgage Noteholders") are making a loan in aggregate principal amount of $3,000,000,000.00 (the "Mortgage Loan"), which Mortgage Loan is evidenced by that certain Promissory Note, dated as of the date hereof, made by the entities listed on Schedule I attached hereto (collectively, the"Mortgage Borrowers") in favor of the Mortgage Noteholders (as the same may be amended, severed, split, extended, consolidated, replaced, restated, supplemented or otherwise modified from time to time, collectively, the "Mortgage Note"), pursuant to a Loan Agreement, dated as of the date hereof, by and among JPMorgan, as collateral agent for itself and the other Mortgage Noteholders ("Mortgage Lender"), HCR ManorCare Maryland Properties, LLC, a Delaware limited liability company ("Maryland Owner"), and the Mortgage Borrowers (as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time, the "Mortgage Loan Agreement") and secured by the Mortgages (as hereinafter defined);

        WHEREAS, JPMorgan, Column and BofA (collectively, the "First Mezzanine Noteholders") are making a loan in the aggregate principal amount of $100,000,000.00 (the "First Mezzanine Loan"), which First Mezzanine Loan is evidenced by that certain Promissory Note (First Mezzanine Loan), dated as of the date hereof, made by HCR I-A Properties, LLC, a Delaware limited liability company ("IA Borrower"), and HCR I-B Properties, LLC, a Delaware limited liability company ("IB Borrower", and together with IA Borrower, each, a "First Mezzanine Borrower" and collectively, the "First Mezzanine Borrowers") in favor of the First Mezzanine Noteholders (as the same may be amended, severed, split, extended, consolidated, restated, replaced, supplemented or otherwise modified from time to time, the "First Mezzanine Note"), pursuant to a certain Loan Agreement (First Mezzanine Loan), dated as of the date hereof, by and between JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, as collateral agent for itself and the other First Mezzanine Noteholders (together with its successors and assigns, the "First Mezzanine Lender"), and the First Mezzanine Borrowers (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "First Mezzanine Loan Agreement"), and secured by, among other things, a pledge of all of IB Borrower's interest in IA Borrower and all of IA Borrower's interest in the Mortgage Borrowers (other than Maryland Borrower (as defined in this Agreement));

        WHEREAS, JPMorgan, Column and BofA (collectively, the "Second Mezzanine Noteholders") are making a loan in the aggregate principal amount of $250,000,000.00 (the "Second Mezzanine Loan"), which Second Mezzanine Loan is evidenced by that certain Promissory Note (Second Mezzanine Loan), dated as of the date hereof, made by HCR II Properties, LLC, a Delaware limited liability company ("Second Mezzanine Borrower"), in favor of the Second Mezzanine Noteholders (as the same may be amended, severed, split, extended, consolidated, restated, replaced, supplemented or otherwise modified from time to time, the "Second Mezzanine Note"), pursuant to a certain Loan Agreement (Second Mezzanine Loan), dated as of the date hereof, by and between JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, as collateral agent for itself and the other Second Mezzanine Noteholders (together with its successors and assigns, the "Second

Mezzanine Lender"), and the Second Mezzanine Borrowers (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Second Mezzanine Loan Agreement"), and secured by, among other things, a pledge of all of Second Mezzanine Borrower's interest in I-B Borrower;

        WHEREAS, JPMorgan, Column and BofA (collectively, the "Third Mezzanine Noteholders") are making a loan in the aggregate principal amount of $250,000,000.00 (the "Third Mezzanine Loan"), which Third Mezzanine Loan is evidenced by that certain Promissory Note (Third Mezzanine Loan), dated as of the date hereof, made by HCR III Properties, LLC, a Delaware limited liability company ("Third Mezzanine Borrower"), in favor of the Third Mezzanine Noteholders (as the same may be amended, severed, split, extended, consolidated, restated, replaced, supplemented or otherwise modified from time to time, the "Third Mezzanine Note"), pursuant to a certain Loan Agreement (Third Mezzanine Loan), dated as of the date hereof, by and between JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, as collateral agent for itself and the other Third Mezzanine Noteholders (together with its successors and assigns, the "Third Mezzanine Lender"), and the Third Mezzanine Borrowers (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Third Mezzanine Loan Agreement"), and secured by, among other things, a pledge of all of Third Mezzanine Borrower's interest in Second Mezzanine Borrower;

        WHEREAS, JPMorgan, Column and BofA (collectively, the "Fourth Mezzanine Noteholders") are making a loan in the aggregate principal amount of $250,000,000.00 (the "Fourth Mezzanine Loan"), which Fourth Mezzanine Loan is evidenced by that certain Promissory Note (Fourth Mezzanine Loan), dated as of the date hereof, made by HCR IV Properties, LLC, a Delaware limited liability company ("Fourth Mezzanine Borrower"), in favor of the Fourth Mezzanine Noteholders (as the same may be amended, severed, split, extended, consolidated, restated, replaced, supplemented or otherwise modified from time to time, the "Fourth Mezzanine Note"), pursuant to a certain Loan Agreement (Fourth Mezzanine Loan), dated as of the date hereof, by and between JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, as collateral agent for itself and the other Fourth Mezzanine Noteholders (together with its successors and assigns, the "Fourth Mezzanine Lender"), and the Fourth Mezzanine Borrowers (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Fourth Mezzanine Loan Agreement"), and secured by, among other things, a pledge of all of Fourth Mezzanine Borrower's interest in Third Mezzanine Borrower;

        WHEREAS, JPMorgan, Column and BofA (collectively, the "Fifth Mezzanine Noteholders") are making a loan in the aggregate principal amount of $250,000,000.00 (the "Fifth Mezzanine Loan"), which Fifth Mezzanine Loan is evidenced by that certain Promissory Note (Fifth Mezzanine Loan), dated as of the date hereof, made by HCR V Properties, LLC, a Delaware limited liability company ("Fifth Mezzanine Borrower"), in favor of the Fifth Mezzanine Noteholders (as the same may be amended, severed, split, extended, consolidated, restated, replaced, supplemented or otherwise modified from time to time, the "Fifth Mezzanine Note"), pursuant to a certain Loan Agreement (Fifth Mezzanine Loan), dated as of the date hereof, by and between JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, as collateral agent for itself and the other Fifth Mezzanine Noteholders (together with its successors and assigns, the "Fifth Mezzanine Lender"), and the Fifth Mezzanine Borrowers (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Fifth Mezzanine Loan Agreement"), and secured by, among other things, a pledge of all of Fifth Mezzanine Borrower's interest in Fourth Mezzanine Borrower;

        WHEREAS, JPMorgan, Column and BofA (collectively, the "Sixth Mezzanine Noteholders") are making a loan in the aggregate principal amount of $250,000,000.00 (the "Sixth Mezzanine Loan"), which Sixth Mezzanine Loan is evidenced by that certain Promissory Note (Sixth Mezzanine Loan), dated as of the date hereof, made by HCR VI Properties, LLC, a Delaware limited liability company ("Sixth Mezzanine Borrower"), in favor of the Sixth Mezzanine Noteholders (as the same may be amended, severed, split, extended, consolidated, restated, replaced, supplemented or otherwise modified from time to time, the "Sixth Mezzanine Note"), pursuant to a certain Loan Agreement (Sixth Mezzanine Loan), dated as of the date hereof, by and between JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, as collateral agent for itself and the other Sixth Mezzanine Noteholders (together with its successors and assigns, the "Sixth Mezzanine Lender"), and the Sixth Mezzanine Borrowers (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Sixth Mezzanine Loan Agreement"), and secured by, among other things, a pledge of all of Sixth Mezzanine Borrower's interest in Fifth Mezzanine Borrower;

        WHEREAS, Borrower is the legal and beneficial owner of 100% of the issued and outstanding limited liability company membership interests in Sixth Mezzanine Borrower;

        WHEREAS, Borrower desires to obtain the Loan (as defined below) from Lender;

        WHEREAS, JPMorgan, Column and BofA (collectively, the "Noteholders") are willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as defined below); and

        WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrower, Borrower has entered into that certain Pledge and Security Agreement (Seventh Mezzanine Loan), dated as of the date hereof, in favor of Lender (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as defined in the Pledge Agreement) as collateral security for the Debt (as hereinafter defined); and

        NOW THEREFORE, in consideration of the making of the Loan by the Noteholders and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

        I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        Section 1.1.    Definitions.    For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

          "Acceptable Counterparty" shall mean any counterparty to the Interest Rate Cap Agreement (or any guarantor thereof) that has the Minimum Counterparty Rating.

          "Accounts" shall mean, collectively, (a) the Seventh Mezzanine Deposit Account and (b) the Seventh Mezzanine Sub-accounts.

          "Additional Insolvency Opinion" shall mean (a) any non-consolidation opinion or (b) any update to the Insolvency Opinion, in either case, delivered by Borrower subsequent to the Closing Date.

          "Additional True-Lease Opinion" shall mean (a) any true-lease opinion or (b) any update to the True-Lease Opinion, in either case, delivered by Borrower subsequent to the Closing Date.

          "Affected Operator" shall mean, individually and collectively as the context requires, each Operator that is the subject of a Limited Cure Default.

          "Affected Property Release" shall have the meaning set forth in Mortgage Loan Agreement.

          "Affected Property Release Amount" shall mean, with respect to an Individual Property, the Allocated Loan Amount for such Individual Property.

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person.

          "Agent's Register" shall have the meaning set forth in Section 10.24 hereof.

          "Aggregate Debt Service" shall mean, with respect to any particular period of time, the sum of (a) the Debt Service, (b) the Mortgage Debt Service and (c) the Other Mezzanine Debt Service.

          "Aggregate Property Threshold Amount" shall mean $50,000,000.00.

          "Aggregate Remaining Costs" shall have the meaning set forth in Section 5.1.23(a) hereof.

          "Allocated Loan Amount" shall mean, with respect to an Individual Property, the "Allocated Loan Amount" with respect to such Individual Property as set forth on Schedule I.

          "ALTA" shall mean American Land Title Association, or any successor thereto.

          "Alteration Security" shall have the meaning set forth in Section 5.1.23(a) hereof.

          "Alternative Transferee Standard" shall mean and be deemed to have been satisfied by an entity that (i) owns assets with a market value of at least $2,000,000,000, (ii) has a staff of experienced real estate professionals (A) who have the expertise and resources necessary to successfully manage a portfolio of commercial properties having a market value equal to the aggregate market value of the Properties, and (B) the senior members of which have actual experience in managing (at a senior level) a portfolio of commercial properties having a market value of at least $2,000,000,000, and (iii) are of the caliber, reputation, expertise and experience as would be reasonably acceptable to a prudent institutional investor to manage on its behalf a portfolio of commercial properties having a market value equal to the aggregate market value of the Properties.

          "Applicable Interest Rate" shall mean either (a) with respect to any period during which the Loan is a LIBOR Loan, the LIBOR Interest Rate plus the Spread or (b) with respect to any period during which the Loan is a Prime Rate Loan pursuant to the provisions of Section 2.2.4 (b) or (e) hereof, the Prime Rate plus the Prime Rate Spread.

          "Appraised Value" shall mean, with respect to any Individual Property, the "as is" appraised value of such Individual Property based on an updated appraisal thereof, at Borrower's, Senior Mezzanine Borrower's or Mortgage Borrower's sole cost and expense, prepared by a qualified MAI appraiser having no interest (direct or indirect) in the Loan, the Collateral or in the Properties and which is in compliance with the requirements of FIRREA, which appraisal shall be in form and substance acceptable to the Lender.

          "Approved Quarterly CapEx Budget" shall have the meaning set forth in Section 5.1.11(f) hereof.

          "Assignment of Leases" shall mean, (a) with respect to each Individual Property, that certain Assignment of Leases and Rents, dated as of November 6, 2007 and effective as of the date hereof, from the applicable Mortgage Borrower, as assignor, to Mortgage Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (b) with respect to the Maryland Properties, that certain Indemnity Assignment of Leases and Rents, dated as of November 6, 2007 and effective as of the date hereof, from Maryland Owner, as assignor, to Mortgage Lender, as assignee, with respect to the Maryland Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Assignment of Title Insurance Proceeds" shall mean that certain Assignment of Title Insurance Proceeds, dated as of the date hereof, by and among the Borrower (as defined therein) and the Owner (as defined therein) for the benefit of Lender (as defined therein).

          "Audited Financial Statements" shall have the meaning set forth in Section 5.1.11(b) hereof.

          "Award" shall mean any compensation paid directly or indirectly to Mortgage Borrower and Maryland Owner by any Governmental Authority in connection with a Condemnation with respect to all or any part of any Individual Property.

          "Bankruptcy Action" shall mean with respect to any Person, (a) the filing of a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law filed by such Person; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) the filing of an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against such person, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) the consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Properties by such Person; or (e) the making of an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due by such Person.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C., Section 101, et seq., and the regulations adopted and promulgated pursuant thereto.

          "Basic Carrying Costs" shall mean, for any period, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for such period: (a) Taxes, (b) Insurance Premiums and (c) Other Charges.

          "BofA" shall mean Bank of America, N.A., a national banking association, and its successors and assigns.

          "Borrower" shall have the meaning set forth in the introductory paragraph hereof.

          "Borrower Company Agreement" shall mean, individually or collectively, as the context may require, the operating agreements and certificates of formation of Borrower.

          "Breakage Costs" shall have the meaning set forth in Section 2.2.4(g) hereof.

          "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

          "Capital Expenditures" shall mean, for any period, the amount expended with respect to the Properties for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

          "Cap Replacement Delivery Date" shall have the meaning set forth in Section 2.2.8(c) hereof.

          "Cap Replacement Delivery Deadline" shall have the meaning set forth in Section 2.2.8(c) hereof.

          "Carlyle" shall mean TC Group, L.L.C., a Delaware limited liability company.

          "Cash Management Agreement" shall mean that certain Cash Management Agreement (Seventh Mezzanine Loan), dated as of the date hereof, by and between Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Casualty" shall have the meaning set forth in Section 6.2 hereof.

          "Closing Date" shall mean the date of the funding of the Loan.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Collateral" means, collectively, the "Collateral", as defined in the Pledge Agreement, and shall also include all amounts on deposit in the Seventh Mezzanine Deposit Account and the Reserve Funds (if such funds are under the control of the Lender), amounts payable pursuant to the Collateral Assignment of Interest Rate Cap and any and all other property or collateral in which Lender is granted a security interest under any of the Loan Documents, in each case whether existing on the date hereof or hereafter pledged or assigned to Lender.

          "Collateral Assignment of Interest Rate Cap Agreement" shall mean, individually and collectively, as the context shall require, those certain Collateral Assignments of Interest Rate Cap Agreement (Seventh Mezzanine Loan), dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Collateral Assignment of Lease Guaranty" shall mean, individually and collectively as the context requires, (a) that certain Collateral Assignment of Lease Guaranty made by Master Tenant to Mortgage Borrower and Maryland Owner and (b) that certain Collateral Assignment of Lease Guaranty made by Mortgage Borrower and Maryland Owner to Mortgage Lender.

          "Collateral Entities" shall have the meaning set forth in Section 5.1.8(a) hereof.

          "Column" shall mean Column Financial, Inc., a Delaware corporation, and its successors and assigns.

          "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

          "Condemnation Proceeds" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Contractual Obligations" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

          "Control" shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct and cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word "Control", including "Controlled," "Controlling" or "Controlled by."

          "Cooperation Agreement" shall mean that certain Cooperation Agreement of even date herewith by and among Mortgage Lender, Mortgage Borrower, Maryland Owner, each Mezzanine Lender and each Mezzanine Borrower.

          "Corporate Loan Lender" shall mean the lenders party to the Corporate Loan Agreement.

          "Corporate Loan" shall mean that certain term and revolving loan financing made by Corporate Loan Lender to Manor Care and HCR Healthcare, LLC, pursuant to the terms of the Corporate Loan Agreement and the other Corporate Loan Documents.

          "Corporate Loan Agreement" shall mean that certain Credit Agreement, dated as of the date hereof, by and among JPMorgan, as administrative and collateral agent, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners and Manor Care and HCR Healthcare, LLC, and, as the same may be amended, restated, replaced, supplemented, refinanced, extended or otherwise modified from time to time.

          "Corporate Loan Documents" shall mean, collectively, the Corporate Loan Agreement and any and all other documents governing, evidencing or securing the Corporate Loan, in each case as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Corporate Services Agreement" shall mean, collectively, (i) that certain Corporate Services Agreement, of even date herewith, among HMS and all of the Operators other than the Oklahoma Operators (as defined in Section 11.1 hereof), and (ii) that certain Corporate Services Agreement, of even date herewith, among HMS and each of the Oklahoma Operators.

          "Counterparty" shall mean, with respect to each Interest Rate Cap Agreement, JPMorgan Chase Bank, N.A., Credit Suisse International and BofA or any substitute Acceptable Counterparty, and with respect to any Replacement Interest Rate Cap Agreement, any substitute Acceptable Counterparty.

          "Covered Disclosure Information" shall have the meaning set forth in Section 9.2(b) hereof.

          "CS" shall mean Credit Suisse Securities (USA) LLC, a Delaware limited liability company, and its successors and assigns.

          "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon (including any interest that would accrue on the outstanding principal amount of the Loan through and including the end of any applicable Interest Period, even if such Interest Period extends beyond any prepayment date) and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement and the other Loan Documents.

          "Debt Service" shall mean, with respect to any particular period of time, scheduled interest payments due under this Agreement and the Note.

          "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which:

    (a)
    the numerator is the Net Cash Flow (excluding interest on credit accounts) for such period as set forth in the financial statements required hereunder; and

    (b)
    the denominator is the Aggregate Debt Service due and payable for such period; provided, however, that for purposes of the calculation of the Debt Service Coverage Ratio, Aggregate Debt Service shall be calculated using a LIBOR Interest Rate in which LIBOR is equal to the Strike Price.

          "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

          "Default Rate" shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) three percent (3%) above the Applicable Interest Rate.

          "Designated Mezzanine Lender" shall mean, individually and collectively, as the context shall require (i) any holder of a Mezzanine Loan or any portion thereof, the original principal balance of which was $200,000,000.00 or more, provided, however, that if any Mezzanine Loan having an original principal balance of $200,000,000.00 or more is split and severed into two or more Mezzanine Loans all of which had an original principal balance of less than $200,000,000.00, the holders of such split and severed Mezzanine Loans having an aggregate original principal balance of $200,000,000.00 or more, acting jointly, shall be deemed to collectively constitute a Designated Mezzanine Lender, and (ii) any holder of both a Mezzanine Loan and a portion of the Mortgage Loan or a participation therein, the aggregate original principal balance of which was $200,000,000.00 or more.

          "Determination Date" shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

          "Disclosure Document" shall mean a prospectus, prospectus supplement, private placement memorandum or similar offering memorandum or offering circular, term sheet if any, or such other information customarily required by Lender used to offer Securities in connection with a Securitization.

          "Disregarded Entities" shall have the meaning set forth in Section 5.1.10 hereof.

          "Eligible Account" shall mean an account separate and identifiable from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

          "Eligible Institution" shall mean a depository institution or trust company, the short-term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

          "Embargoed Person" shall have the meaning set forth in Section 4.1.35 hereof.

          "Enforcement Action" shall mean any (i) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against any of the Properties, the Collateral, the Borrower, the Senior Mezzanine Borrower, the Mortgage Borrower or Maryland Owner, including, without limitation, the taking of possession or control of any portion thereof, (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by the Properties and/or the Collateral (other than giving of notices of default and statements of overdue amounts) or (iii) exercise of any right or remedy available to Lender under the Loan Documents, Senior Mezzanine Lender under the Senior Mezzanine Loan Documents or Mortgage Lender under the Mortgage Loan Agreement, at law, in equity or otherwise with respect to the Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner and/or the Collateral or Properties, as applicable.

          "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement (Seventh Mezzanine Loan), dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Equity Capital" shall mean the equity capital of Guarantor, excluding retained earnings and letters of credit issued to Guarantor on the Closing Date, whether in the form of preferred equity on terms reasonably acceptable to Lender or common equity or, in the case of members of Guarantor's management or Persons under their control, rollover equity.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

          "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

          "Exchange Act Filing" shall have the meaning set forth in Section 9.1(b) hereof.

          "Excluded Taxes" shall have the meaning set forth in Section 2.2.9.

          "Facility", with respect to each Individual Property, shall have the meaning set forth in the granting clause of the Mortgage encumbering such Individual Property.

          "Fee Borrower" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Fifth Mezzanine Borrower" shall have the meaning set forth in the Recitals hereof.

          "Fifth Mezzanine Debt Service" shall mean, with respect to any particular period of time, scheduled interest payments due under the Fifth Mezzanine Note.

          "Fifth Mezzanine Deposit Account" shall have the meaning set forth in the Fifth Mezzanine Loan Agreement.

          "Fifth Mezzanine Lender" shall have the meaning set forth in the Recitals hereof.

          "Fifth Mezzanine Loan" shall have the meaning set forth in the Recitals hereof.

          "Fifth Mezzanine Loan Agreement" shall have the meaning set forth in the Recitals hereof.

          "Fifth Mezzanine Loan Documents" shall mean the "Loan Documents" under and as defined in the Fifth Mezzanine Loan Agreement.

          "Fifth Mezzanine Note" shall have the meaning set forth in the Recitals hereof.

          "Fifth Mezzanine Noteholders" shall have the meaning set forth in the Recitals hereof.

          "Fifth Mezzanine Release Amount" shall mean the "Release Amount" under and as defined in the Fifth Mezzanine Loan Agreement.

          "First Mezzanine Borrower" shall have the meaning set forth in the Recitals hereof.

          "First Mezzanine Debt Service" shall mean, with respect to any particular period of time, scheduled interest payments due under the First Mezzanine Note.

          "First Mezzanine Deposit Account" shall have the meaning set forth in the First Mezzanine Loan Agreement.

          "First Mezzanine Lender" shall have the meaning set forth in the Recitals hereof.

          "First Mezzanine Loan" shall have the meaning set forth in the Recitals hereof.

          "First Mezzanine Loan Agreement" shall have the meaning set forth in the Recitals hereof.

          "First Mezzanine Loan Documents" shall mean the "Loan Documents" under and as defined in the First Mezzanine Loan Agreement.

          "First Mezzanine Note" shall have the meaning set forth in the Recitals hereof.

          "First Mezzanine Noteholders" shall have the meaning set forth in the Recitals hereof.

          "First Mezzanine Release Amount" shall mean the "Release Amount" under and as defined in the First Mezzanine Loan Agreement.

          "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

          "Fitch" shall mean Fitch, Inc.

          "Fourth Mezzanine Borrower" shall have the meaning set forth in the Recitals hereof.

          "Fourth Mezzanine Debt Service" shall mean, with respect to any particular period of time, scheduled interest payments due under the Fourth Mezzanine Note.

          "Fourth Mezzanine Deposit Account" shall have the meaning set forth in the Fourth Mezzanine Loan Agreement.

          "Fourth Mezzanine Lender" shall have the meaning set forth in the Recitals hereof.

          "Fourth Mezzanine Loan" shall have the meaning set forth in the Recitals hereof.

          "Fourth Mezzanine Loan Agreement" shall have the meaning set forth in the Recitals hereof.

          "Fourth Mezzanine Loan Documents" shall mean the "Loan Documents" under and as defined in the Fourth Mezzanine Loan Agreement.

          "Fourth Mezzanine Note" shall have the meaning set forth in the Recitals hereof.

          "Fourth Mezzanine Noteholders" shall have the meaning set forth in the Recitals hereof.

          "Fourth Mezzanine Release Amount" shall mean the "Release Amount" under and as defined in the Fourth Mezzanine Loan Agreement.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report, consistently applied with such changes and modifications as Lender may reasonably approve.

          "General Taxes" shall have the meaning set forth in Section 2.2.9.

          "Government Account" shall mean any account payable by any Government Payor under the Medicare or Medicaid programs, any similar or implementing state statutes and the rules and regulations promulgated pursuant to any thereof.

          "Government Payor" shall mean the Centers for Medicare & Medicaid Services and any other federal or state governmental authority or any other governmental Person responsible for making payment of any Government Account.

          "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over the Properties, the Senior Mezzanine Collateral, the Collateral, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Guarantor, Master Tenant or Operator.

          "Gross Income from Operations" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Ground Lease" shall mean, individually and collectively, as the context requires, those certain ground leases described on Schedule II hereto (as such schedule may be modified from time to time to include ground leases for Substitute Properties and to exclude ground leases for Substituted Properties).

          "Guarantor" shall mean HCR ManorCare, Inc., a Delaware corporation.

          "Guaranty" shall mean that certain Guaranty (Seventh Mezzanine Loan), dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Health Care Authorities" shall mean any Governmental Authority or fiscal intermediary of the Facilities having jurisdiction over the ownership, operation, use or occupancy of any Individual Property as a skilled nursing facility, assisted living facility, long term acute care facility or other health care facility.

          "Health Care Licenses" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Health Care Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, standards, policies, judgments, decrees and injunctions or agreements, in each case regulating the establishment, construction, ownership, operation, use or occupancy of such Individual Property or any part thereof as a skilled nursing facility or assisted living facility, and all material permits, licenses and authorizations and regulations relating thereto, including all material rules, orders, regulations and decrees of and agreements with Health Care Authorities as pertaining to such Individual Property.

          "HMS" shall have the meaning set forth in Section 5.1.34 hereof.

          "IA Borrower" shall have the meaning set forth in the Recitals hereto.

          "IB Borrower" shall have the meaning set forth in the Recitals hereto.

          "Improvements" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

          "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability in respect of borrowed money of such Person (including indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens.

          "Indemnification Agreement" shall have the meaning set forth in Section 9.2(b) hereof.

          "Indemnified Liabilities" shall have the meaning set forth in Section 10.13(b) hereof.

          "Indemnified Persons" shall have the meaning set forth in Section 9.2(b) hereof.

          "Indemnifying Person" shall mean each of Borrower and Guarantor.

          "Indemnity Guaranty" shall mean that certain Indemnity Guaranty Agreement, dated as of the date hereof, from Maryland Owner to Mortgage Lender securing the full and prompt payment and performance of the obligations and liabilities of Maryland Borrower under the Mortgage Note and the other Mortgage Loan Documents, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Independent Director" or "Independent Manager" (Borrower) shall mean a natural person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director or Independent Manager of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner), officer, trustee, employee, partner, member (with the exception of serving as a special member), attorney or counsel of the Principal, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner or any Affiliate of any of them; (b) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities with the Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, or any Affiliate of any of them; (c) a Person or other entity controlling or under common control with any Person excluded from serving as Independent Director or Independent Manager under the foregoing subparagraphs (a) or (b); or (d) a member of the immediate family by blood or marriage of any Person excluded from serving as Independent Director or Independent Manager under the foregoing subparagraphs (a) or (b). As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner or other applicable Person if such individual is an independent director or independent manager provided by a nationally-recognized company that provides professional independent directors or independent managers (a "Professional Independent Director" or "Professional Independent Manager") and that also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director or independent manager of a "special purpose entity" affiliated with Borrower shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Principal, or Maryland Owner if such individual is either (i) a Professional Independent Director or Professional Independent Manager or (ii) the fees that such individual earns from serving as independent director or manager of affiliates of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Principal or Maryland Owner in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for such year. Notwithstanding the immediately preceding sentence, an Independent Director or Independent Manager may not simultaneously serve as Independent Director or Independent Manager of Borrower, Principal, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner and independent director or independent manager of a special purpose entity that owns a direct or indirect equity interest in the Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner (other than Principal) or a direct or indirect equity interest of any co-borrower of the (1) Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner, (2) Operator or (3) Master Tenant.

          "Independent Director" or "Independent Manager" (Master Tenant) shall have the meaning set forth in the Mortgage Loan Agreement.

          "Independent Director" or "Independent Manager" (Operator) shall have the meaning set forth in the Mortgage Loan Agreement.

          "Individual Leasehold Property" shall mean, with respect to each Leasehold Borrower, each parcel of real property, the Improvements thereon and all personal property leased by such Leasehold Borrower pursuant to the related Ground Lease and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements (as more particularly described in the Granting Clauses of the applicable Mortgage and referred to therein as the "Property") and as set forth on Schedule I. For the avoidance of doubt, the term "Individual Leasehold Property" shall (a) exclude (i) any Release Property which is an Individual Leasehold Property from and after the date the same has been released pursuant to Section 2.6.1 hereof and (ii) any Substituted Property which is an Individual Leasehold Property from and after the substitution thereof in accordance with Section 2.5 hereof, and (b) include any Substitute Property which is an Individual Leasehold Property from and after the substitution thereof in accordance with Section 2.5 hereof.

          "Individual Property" shall mean, with respect to each Mortgage Borrower (other than Maryland Borrower) and Maryland Owner, each parcel of real property, the Improvements thereon and all personal property owned by such Mortgage Borrower or Maryland Owner and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements (as more particularly described in the Granting Clauses of the applicable Mortgage and referred to therein as the "Property") and as set forth on Schedule I. For the avoidance of doubt, the term "Individual Property" shall (a) exclude (i) any Release Property from and after the same has been released pursuant to Section 2.6.1 hereof and (ii) any Substituted Property from and after the substitution thereof in accordance with Section 2.5 hereof and (b) include (i) any Substitute Property from and after the substitution thereof in accordance with Section 2.5 hereof and (ii) each Individual Leasehold Property.

          "Individual Property Threshold Amount" shall mean, with respect to any Individual Property, the greater of (i) Five Million Dollars ($5,000,000.00) and (ii) five percent (5%) of the Allocated Loan Amount (as defined in the Mortgage Loan Agreement) of such Individual Property.

          "Insolvency Opinion" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Richards, Layton & Finger, P.A. in connection with the Loan.

          "Insurance Premiums" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Insurance Proceeds" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Interest Period" shall mean, with respect to any Payment Date, the period commencing on the ninth (9th) day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and terminating on (and including) the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, however, each Interest Period shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

          "Interest Rate Cap Agreement" shall mean, as applicable, one or more Interest Rate Cap Agreements (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty, or a Replacement Interest Rate Cap Agreement.

          "JPMorgan" shall mean JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, and its successors and assigns.

          "Late Payment Charge" shall have the meaning set forth in Section 2.3.3 hereof.

          "Lease" shall mean any lease (including the Master Lease and the Operating Lease, but excluding each Ground Lease), rental agreement, occupancy agreement, residency agreement, sublease or subsublease, letting, license, concession or other agreement of whatever form, including service, consulting and administrative agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and (a) every modification, amendment, extension, renewal, replacement or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

          "Lease Guaranty" shall mean that certain Joint and Several Cross-Default Guaranty, dated as of the date hereof, made by each Operator in favor of Master Tenant.

          "Leasehold Borrower" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Leasehold Properties" shall mean, collectively, each and every Individual Leasehold Property.

          "Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities or Health Care Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof, but excluding in each case all Health Care Requirements and the requirements of applicable Environmental Laws (as such term is defined in the Environmental Indemnity).

          "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns; provided, however, that "Lender" shall be deemed to include each Noteholder for purposes of (a) the following sections of this Agreement: Sections 2.2.4(e) and (g), Section 2.2.5, Section 2.2.9, Section 10.13, and (b) any other provisions of this Agreement and of any other Loan Documents which provide for indemnification of Lender.

          "Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit reasonably acceptable to Lender (either (a) an evergreen letter of credit, (b) one which does not expire until at least three hundred sixty-five days (365) after the issuance thereof or (c) one which does not expire until at least ten (10) Business Days after the Maturity Date or such earlier date that such letter of credit is no longer required under the terms of the Loan Documents) in favor of Lender and entitling Lender to draw thereon based upon a statement purportedly executed by or on behalf of Lender that it has the right to draw thereon (either in whole or in part) in New York, New York or such other place as shall be reasonably acceptable to Lender, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution and Borrower shall have failed to deliver to Lender a substitute Letter of Credit within ten (10) days after such bank shall have ceased to be an Eligible Institution, Lender shall have the right immediately to draw upon the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof. Each such Letter of Credit must be obtained by a Person, on behalf of Borrower, other than any Special Purpose Entity which is an Affiliate of Borrower, and neither Borrower nor any Special Purpose Entity which is an Affiliate of Borrower shall have or be permitted to have any liability or other obligations under any reimbursement agreement with respect to any such Letter of Credit or otherwise in connection with reimbursement to the issuing bank for draws on such Letter of Credit.

          "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

          "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S.

  dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for amounts of not less than the outstanding amount of the Loan. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than the outstanding amount of the Loan. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent, which determination shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Agreement, LIBOR for the period commencing on the Closing Date and ending on January 8, 2008 shall be equal to 4.897%.

          "LIBOR Interest Rate" shall mean with respect to each Interest Period the quotient of (i) LIBOR applicable to the Interest Period divided by (ii) a percentage equal to 100% minus the Reserve Requirements applicable to the Interest Period.

          "LIBOR Loan" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the LIBOR Interest Rate.

          "Licenses" shall have the meaning set forth in Section 4.1.22 hereof.

          "Lien" shall mean, with respect to each Individual Property, the Senior Mezzanine Collateral or the Collateral, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting the applicable Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner or such Individual Property, the Senior Mezzanine Collateral or the Collateral (as the case may be), any portion thereof, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Limited Cure Default" shall have the meaning set forth in Section 8.1(c) hereof.

          "Limited Cure Release" shall have the meaning set forth in Section 8.1(c) hereof.

          "Limited Cure Release Amount" shall have the meaning set forth in Section 8.1(c) hereof.

          "Liquidation Event" shall have the meaning set forth in Section 2.4.2(a) hereof.

          "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

          "Loan Documents" shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Collateral Assignment of Interest Rate Cap Agreement, the Subordinations of South Carolina Management Agreement, the O&M Agreement, if any, the Guaranty, the Cash Management Agreement, the Cooperation Agreement, the Assignment of Title Insurance Proceeds and any and all other documents executed and/or delivered in connection with the Loan.

          "Loan Release Payments" shall have the meaning set forth in Section 2.6.1(e) hereof.

          "Lockout Release Date" shall have the meaning set forth in Section 2.4.1 hereof.

          "London Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England or New York, New York are not open for business.

          "Low DSCR General Reserve Account" shall have the meaning set forth in Section 7.1.1.

          "Low DSCR General Reserve Funds" shall have the meaning set forth in the Cash Management Agreement.

          "Low DSCR Interest Floor Reserve Account" shall have the meaning set forth in Section 7.1.1.

          "Low DSCR Interest Floor Reserve Funds" shall have the meaning set forth in the Cash Management Agreement.

          "Low DSCR Reserve Funds" shall mean, collectively, Low DSCR Interest Floor Reserve Funds and Low DSCR General Reserve Funds.

          "Mandatory Prepayment Date" shall have the meaning set forth in Section 2.4.4 hereof.

          "Manor Care" shall have the meaning set forth in the definition of "Merger Agreement".

          "Maryland Borrower" shall mean HCR ManorCare Maryland Properties II, LLC, a Delaware limited liability company.

          "Maryland Owner" shall have the meaning set forth in the Recitals hereto.

          "Maryland Properties" shall mean each of those certain Individual Properties located in the State of Maryland as listed on Schedule IV attached hereto.

          "Master Lease" shall mean that certain Master Lease of even date herewith by and between Mortgage Borrower (other than Maryland Borrower) and Maryland Owner, as landlord, and Master Tenant, as tenant.

          "Master Tenant" shall mean HCR III Healthcare, LLC, a Delaware limited liability company.

          "Material Adverse Effect" shall mean any material adverse effect upon (a) the business, operations, assets or financial condition of (i) Borrower, (ii) any Senior Mezzanine Borrower (with respect to First Mezzanine Borrower, taken as a whole), (iii) Mortgage Borrower and Maryland Owner (taken as a whole), (iv) Guarantor, (v) Master Tenant, (vi) Operator (taken as a whole), (vii) the Properties (taken as a whole) or the Facilities (taken as a whole), (viii) the Senior Mezzanine Collateral with respect to any one Senior Mezzanine Loan or (ix) the Collateral; (b) the ability of Borrower or Guarantor to perform, in all material respects, its respective material obligations under the Loan Documents (taken as a whole) to which it is a party; (c) the ability of any Senior Mezzanine Borrower (with respect to First Mezzanine Borrower, taken as a whole) to perform in all material respects, its respective obligations under the Senior Mezzanine Loan Documents to which it is a party, (d) the ability of Mortgage Borrower (taken as a whole) and Maryland Owner or Guarantor to perform in all material respects, its respective obligations under the Mortgage Loan Documents to which it is a party; (e) the ability of Master Tenant or Operator (taken as a whole) to perform, in all material respects, its respective material obligations under the Leases (taken as a whole); (f) the enforceability or validity of (i) the Master Lease, (ii) the Operating Lease (taken as a whole), (iii) the Loan Documents (taken as a whole) or the perfection and priority of the Liens created under the Loan Documents (taken as a whole), (iv) the Senior Mezzanine Loan Documents for any one Senior Mezzanine Loan (taken as a whole) or the perfection and priority of the Liens created under the Senior Mezzanine Loan Documents for any one Senior Mezzanine Loan (taken as a whole) or (v) the Mortgage Loan Documents (taken as a whole) or the perfection and priority of the Liens created under the Mortgage Loan Documents (taken as a whole); or (g) (i) the material rights, interests and remedies of Lender under the Loan Documents (taken as a whole), (ii) the material rights, interests and remedies of Lender under the Senior Mezzanine Loan Documents with respect to any one Senior Mezzanine Loan (taken as a whole) or (iii) the material rights, interests and remedies of Mortgage Lender under the Mortgage Loan Documents (taken as a whole).

          "Maturity Date" shall mean January 9, 2013, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

          "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

          "Medicaid" shall mean Title XIX of the Social Security Act, which was enacted in 1965 to provide a cooperative federal-state program for low income and medically indigent persons, which is partially funded by the federal government and administered by the states.

          "Medicare" shall mean Title XVIII of the Social Security Act, which was enacted in 1965 to provide a federally funded and administered health program for the aged and certain disabled persons.

          "Merger" shall mean that certain merger transaction effectuated substantially in accordance with the Merger Agreement, pursuant to which Mergerco shall be merged with and into Manor Care, with Manor Care being the surviving entity.

          "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of July 2, 2007, by and between MCHCR-CP Merger Sub Inc., a Delaware corporation ("Mergerco"), and Manor Care, Inc., a Delaware corporation ("Manor Care"), and the disclosure schedules and exhibits attached thereto and made a part thereof as same may have been amended pursuant to amendments disclosed to Lender.

          "Mergerco" shall have the meaning set forth in the definition of "Merger Agreement".

          "Mezzanine Borrower" shall mean, individually and collectively as the context may require, (a) First Mezzanine Borrower, (b) Second Mezzanine Borrower, (c) Third Mezzanine Borrower, (d) Fourth Mezzanine Borrower, (e) Fifth Mezzanine Borrower, (f) Sixth Mezzanine Borrower and (g) Borrower.

          "Mezzanine Entities" shall have the meaning set forth in Section 5.2.10(e) hereof.

          "Mezzanine Lender" shall mean, individually and collectively as the context may require (a) First Mezzanine Lender, (b) Second Mezzanine Lender, (c) Third Mezzanine Lender, (d) Fourth Mezzanine Lender, (e) Fifth Mezzanine Lender, (f) Sixth Mezzanine Lender and (g) Lender.

          "Mezzanine Loan" shall mean, individually and collectively as the context may require (a) the First Mezzanine Loan, (b) the Second Mezzanine Loan, (c) the Third Mezzanine Loan, (d) the Fourth Mezzanine Loan, (e) the Fifth Mezzanine Loan, (f) the Sixth Mezzanine Loan and (g) the Loan.

          "Mezzanine Loan Agreement" shall mean, individually and collectively as the context may require, (a) the First Mezzanine Loan Agreement, (b) the Second Mezzanine Loan Agreement, (c) the Third Mezzanine Loan Agreement, (d) the Fourth Mezzanine Loan Agreement, (e) the Fifth Mezzanine Loan Agreement, (f) the Sixth Mezzanine Loan Agreement and (g) this Agreement.

          "MILA" shall have the meaning set forth in paragraph (a) of the definition of "Special Purpose Entity (Operator)".

          "Minimum Counterparty Rating" shall mean, with respect to a Counterparty, that (a) the long-term unsecured debt obligations or counterparty rating of such Counterparty are rated at least "A-" by S&P and (b) the long-term unsecured debt obligations or counterparty rating of such Counterparty are rated at least "A1" by Moody's.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall mean (a) with respect to each Individual Property other than an Individual Leasehold Property or a Maryland Property, that certain Mortgage (or Deed of Trust or Deed to Secure Debt) and Security Agreement, dated as of November 6, 2007 and effective as of the date hereof, executed and delivered by Mortgage Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, (b) with respect to each Individual Leasehold Property, that certain Leasehold Mortgage (or Deed of Trust or Deed to Secure Debt) and Security Agreement, dated as of November 6, 2007 and effective as of the date hereof, executed and delivered by Mortgage Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (c) with respect to each Maryland Property, that certain Indemnity Deed of Trust and Security Agreement, dated as of November 6, 2007 and effective as of the date hereof, executed and delivered by Maryland Owner as security for, inter alia, the obligations and liabilities of Maryland Owner under the Indemnity Guaranty, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Mortgage Borrower" shall mean the "Borrower" under and as defined in the Mortgage Loan Agreement.

          "Mortgage Cash Management Account" shall mean the "Cash Management Account" under and as defined in the Mortgage Cash Management Agreement.

          "Mortgage Cash Management Agreement" shall mean that certain Cash Management Agreement, dated as of the date hereof, among Mortgage Borrower, Maryland Owner and Mortgage Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Mortgage Debt" shall mean the "Debt" as defined in the Mortgage Loan Agreement.

          "Mortgage Debt Service" shall mean, with respect to any particular period of time, scheduled interest payments due under the Mortgage Note.

          "Mortgage Lender" shall have the meaning set forth in the Recitals hereto, together with its successors and assigns.

          "Mortgage Loan" shall have the meaning set forth in the Recitals hereto.

          "Mortgage Loan Agreement" shall have the meaning set forth in the Recitals hereto.

          "Mortgage Loan Documents" shall mean, collectively, the Mortgage Note, the Mortgage Loan Agreement, the Mortgage, the Assignment of Leases and Rents, the Mortgage Cash Management Agreement, and any and all other documents defined as "Loan Documents" in the Mortgage Loan Agreement, as amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Mortgage Loan Event of Default" shall mean an "Event of Default" under and as defined in the Mortgage Loan Agreement.

          "Mortgage Loan Reserve Funds" shall mean the "Reserve Funds" as defined in the Mortgage Loan Agreement.

          "Mortgage Note" shall have the meaning set forth in the Recitals hereto.

          "Mortgage Noteholders" shall have the meaning set forth in the Recitals hereto.

          "Mortgage Release Amount" shall mean "Release Amount" under, as defined in, and subject to adjustment in accordance with, the Mortgage Loan Agreement.

          "Mortgage Sub-accounts" shall have the meaning set forth in the Mortgage Cash Management Agreement.

          "Net Cash Flow" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Net Cash Flow Schedule" shall mean a schedule reconciling Net Operating Income to Net Cash Flow, which schedule shall itemize all material adjustments to Net Operating Income to arrive at Net Cash Flow, accompanied by an Officer's Certificate stating that such items fairly and correctly reflect in all material respects the matters set forth therein.

          "Net Liquidation Proceeds After Debt Service" shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower or Maryland Owner in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (a) Lender's, Mortgage Lender's and/or Senior Mezzanine Lender's reasonable costs incurred in connection with the recovery thereof, (b) the costs incurred by Mortgage Borrower or Maryland Owner in connection with a Restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (c) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender or pursuant to the applicable Senior Mezzanine Loan Documents to Senior Mezzanine Lender, (d) (i) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with realization thereon following an Mortgage Loan Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including attorneys' fees and brokerage commissions), and (ii) in the case of a foreclosure sale, disposition or Transfer of the Senior Mezzanine Collateral in connection with realization thereon following a Senior Mezzanine Loan Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including attorneys' fees and brokerage commissions), (e) (i) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, and (ii) in the case of a foreclosure sale, such costs and expenses incurred by Senior Mezzanine Lender under the applicable Senior Mezzanine Loan Documents as the applicable Senior Mezzanine Lender shall be entitled to receive reimbursement for under the terms of the applicable Senior Mezzanine Loan Documents, (f) in the case of a refinancing of the Mortgage Loan and/or any Senior Mezzanine Loan, such costs and expenses (including attorneys' fees) of such refinancing as shall be reasonably approved by Mortgage Lender and/or Senior Mezzanine Lender, as the case may be, (g) the amount of any prepayments required pursuant to the Mortgage Loan Documents, any of the Senior Mezzanine Loan Documents, and/or the Loan Documents, in connection with any such Liquidation Event and (h) all amounts which are required to be paid to each Other Mezzanine Borrower or Other Mezzanine Lender pursuant to the terms and provisions of the Mortgage Loan Agreement, the Loan Agreement and each Other Mezzanine Loan Agreement that require ratable allocation of any such amounts among the Mortgage Loan and each Mezzanine Loan.

          "Net Operating Income" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Net Proceeds" shall have the meaning set forth in the Mortgage Loan Agreement.

          "New Lease" shall have the meaning set forth in Section 5.1.22 hereof.

          "Non-Excluded Taxes" shall have the meaning set forth in Section 2.2.9 hereof.

          "Non-Exempt Lender" shall have the meaning set forth in Section 2.2.9.

          "Non-Material Lease" shall mean (a) any Lease to a third-party tenant with respect to an Individual Property, which Lease (i) has a term which does not exceed five (5) years, and (ii) is for a portion of the Facility located on such Individual Property which does not exceed 5,000 square feet, and (b) any Lease to a third party tenant with respect to an Individual Property, which Lease (i) has a term not to exceed five (5) years, (ii) is for an unimproved portion of such Individual Property which in any case constitutes less than ten percent (10%) of the land constituting such Individual Property and such land is in a portion of such Individual Property that is immaterial to the use, operation or maintenance of such Individual Property as a skilled nursing facility or as an assisted living facility, as applicable, (iv) does not cause the Facility or such Individual Property to fail to be in compliance with all material Legal Requirements, and (v) restricts the use of the land demised thereunder to uses which comply with all material Legal Requirements.

          "Note" shall mean that certain Promissory Note of even date herewith in the stated principal amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) made by Borrower in favor of each of JPMorgan, Column and BofA, as the same may be amended, severed, split, extended, consolidated, restated, replaced, supplemented or otherwise modified from time to time.

          "Noteholder" shall mean each holder of the Note, including any assignee or successor to a holder of the Note; as of the Closing Date, the Noteholders are JPMorgan, Column and BofA.

          "O&M Agreement" shall mean, with respect to each Individual Property for which Lender shall reasonably so require, that certain Operations and Maintenance Agreement (Seventh Mezzanine Loan), dated as of the date hereof, between Borrower and Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower, which is signed on behalf of Borrower by an authorized representative or officer of Borrower (in such capacity).

          "Operating Cash Flow Coverage Ratio" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Operating Expenses" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Operating Lease" shall mean, individually and collectively, as the context requires, each of those certain subleases of even date herewith entered into by each Operator, as subtenant thereunder, in each case with Master Tenant, as sublandlord.

          "Operator" shall mean, individually and collectively as the context requires, the entities set forth on Schedule III, together with their respective permitted successors and permitted assigns, each of which entities is the operator of the Individual Property set forth opposite such entity's name on Schedule III pursuant to an Operating Lease. For the avoidance of doubt, the term "Operator" shall include any Substitute Property Operator from and after a substitution in accordance with Section 2.5 hereof.

          "Other Borrower Collateral" shall have the meaning set forth in Section 11.2.1 hereof.

          "Other Borrowers" shall have the meaning set forth in Section 11.1 hereof.

          "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

          "Other Mezzanine Borrower" shall mean, individually or collectively, as the context may require, (a) the First Mezzanine Borrower, (b) the Second Mezzanine Borrower, (c) the Third Mezzanine Borrower, (d) the Fourth Mezzanine Borrower, (e) the Fifth Mezzanine Borrower and (f) the Sixth Mezzanine Borrower.

          "Other Mezzanine Debt Service" shall mean, with respect to any particular period of time, the sum of (a) the First Mezzanine Debt Service, (b) the Second Mezzanine Debt Service, (c) the Third Mezzanine Debt Service, (d) the Fourth Mezzanine Debt Service, (e) the Fifth Mezzanine Debt Service and (f) the Sixth Mezzanine Debt Service.

          "Other Mezzanine Loan" shall mean, individually or collectively, as the context may require, (a) the First Mezzanine Loan, (b) the Second Mezzanine Loan, (c) the Third Mezzanine Loan, (d) the Fourth Mezzanine Loan, (e) the Fifth Mezzanine Loan and (f) the Sixth Mezzanine Loan.

          "Other Mezzanine Loan Agreement" shall mean, individually or collectively, as the context may require, (a) the First Mezzanine Loan Agreement, (b) the Second Mezzanine Loan Agreement, (c) the Third Mezzanine Loan Agreement, (d) the Fourth Mezzanine Loan Agreement, (e) the Fifth Mezzanine Loan Agreement and (f) the Sixth Mezzanine Loan Agreement.

          "Other Mezzanine Loan Documents" shall mean, individually or collectively, as the context may require, (a) the First Mezzanine Loan Documents, (b) the Second Mezzanine Loan Documents, (c) the Third Mezzanine Loan Documents, (d) the Fourth Mezzanine Loan Documents, (e) the Fifth Mezzanine Loan Documents and (f) the Sixth Mezzanine Loan Documents.

          "Other Mezzanine Release Amount" shall mean, with respect to any Individual Property, the sum of (a) the First Mezzanine Release Amount applicable to such Individual Property, (b) the Second Mezzanine Release Amount applicable to such Individual Property, (c) the Third Mezzanine Release Amount applicable to such Individual Property, (d) the Fourth Mezzanine Release Amount applicable to such Individual Property, (e) the Fifth Mezzanine Release Amount applicable to such Individual Property and (f) the Sixth Mezzanine Release Amount applicable to such Individual Property.

          "Other Taxes" shall have the meaning set forth in Section 2.2.9.

          "Payment Date" shall mean the ninth (9th) day of each calendar month during the term of the Loan.

          "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Mortgage Loan Documents, the Senior Mezzanine Loan Documents and the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens for which the underlying obligations have been satisfied and which are not taken as exceptions to the Title Insurance Policies, (d) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (e) the Master Lease, (f) the Operating Lease, and (g) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion.

          "Permitted Investments" shall have the meaning set forth in the Cash Management Agreement.

          "Permitted Release" shall mean the release of a Release Property which is not a Limited Cure Release, an Affected Property Release or an Unlicensed Facility Release and which is effectuated in accordance with the applicable provisions of Section 2.6 hereof; provided that the Allocated Loan Amount for such Release Property, when taken together with the Allocated Loan Amounts in respect of all Release Properties previously released pursuant to Permitted Releases, Limited Cure Releases, Affected Property Releases and Unlicensed Facility Releases does not exceed, in the aggregate, the Permitted Release Threshold.

          "Permitted Release Amount" shall mean, with respect to a Permitted Release, if the Allocated Loan Amount for the Release Property being released pursuant to such Permitted Release, when aggregated with the Allocated Loan Amounts for any Release Property(ies) previously released pursuant to a Permitted Release, a Limited Cure Release, an Unlicensed Facility Release or an Affected Property Release, or concurrently being released pursuant to a Permitted Release, a Limited Cure Release, an Unlicensed Facility Release or an Affected Property Release, (a) is less than or equal to fifteen percent (15%) of the original principal amount of the Loan, 100% of the Allocated Loan Amount of such Release Property, (b) is greater than fifteen percent (15%) but less than or equal to thirty percent (30%) of the original principal amount of the Loan, 110% of the Allocated Loan Amount of such Release Property, and (c) is greater than thirty percent (30%) of the original principal amount of the Loan but less than or equal to the Permitted Release Threshold, 115% of the Allocated Loan Amount of such Release Property.

          "Permitted Release Threshold" shall mean seventy percent (70%) of the original principal amount of the Loan.

          "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Personal Property" shall have the meaning set forth in the granting clauses of the Mortgage with respect to each Individual Property.

          "Physical Condition Report" shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its reasonable discretion.

          "Pledge" shall mean a voluntary or involuntary transfer, encumbrance, pledge, mortgage, hypothecation, encumbrance, financing of, grant of a security interest in or other collateral assignment of a legal or beneficial interest.

          "Pledge Agreement" shall have the meaning set forth in the Recitals hereto.

          "Policies" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Pre-Approved Accounting Firm" shall mean any of (a) Deloitte & Touche LLP, (b) KPMG LLP, (c) PricewaterhouseCoopers LLP and (d) Ernst & Young LLP.

          "Prescribed Laws" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), as amended, (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., (d) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq. and (e) all other material Legal Requirements relating to money laundering or terrorism.

          "Prime Rate" shall mean the annual rate of interest publicly announced by JPMorgan in New York, New York, as its base rate, as such rate shall change from time to time. If JPMorgan ceases to announce a base rate, the Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate." If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-thousandth of one percent (0.001%). If The Wall Street Journal ceases to publish the "Prime Rate," Lender shall select an equivalent publication that publishes such "Prime Rate," and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall reasonably select a comparable interest rate index.

          "Prime Rate Loan" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

          "Prime Rate Spread" shall mean the difference (expressed as the number of basis points) between (a) the LIBOR Interest Rate plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

          "Principal" shall mean the Special Purpose Entity corporation or limited liability company, if any, which is (a) the managing member of Borrower, in the event that Borrower is a limited liability company, or (b) a general partner of Borrower, in the event that Borrower is a limited partnership.

          "Prior Owner" shall mean each and every Person (i) which has ever previously owned, directly or indirectly, a fee or leasehold interest in any one or more of the Individual Properties, or (ii) which is an Affiliate of any Person described in clause (i) above.

          "Property" or "Properties" shall mean, collectively, each and every Individual Property set forth on Schedule I. For the avoidance of doubt, the term "Property" shall (a) exclude (i) any Release Property from and after the same has been released pursuant to Section 2.6.1 hereof and (ii) any Substituted Property from and after the substitution thereof in accordance with Section 2.5 hereof and (b) include each Substitute Property from and after the substitution thereof in accordance with Section 2.5 hereof.

          "Property Uncross" shall have the meaning set forth in Section 9.8 hereof.

          "Provided Information" shall mean any and all financial and other information provided at any time by, or on behalf of, and at the direction of, any Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, any Principal or Guarantor, or any Affiliate of any of the foregoing, with respect to the Collateral, the Senior Mezzanine Collateral, the Properties, Borrower, Senior Mezzanine Borrower, Maryland Owner, Mortgage Borrower, Master Tenant, Operator, Principal and/or Guarantor.

          "Public Information" shall have the meaning set forth in Section 10.25 hereof.

          "Qualified Operator" shall mean, with respect to each Individual Property, (a) the Operator of such Individual Property as of the Closing Date, (b) HCR Healthcare, LLC or any direct or indirect subsidiary thereof or (c) an operator possessing experience in operating and managing health care properties similar in size, scope, use and value as such Individual Property or such Substitute Property, as the case may be, which operator, in the case of clauses (a), (b) and (c) above, is a Special Purpose Entity (Operator), is licensed, as applicable, to operate such Individual Property or Substitute Property, as the case may be, and shall otherwise be reasonably acceptable to Mortgage Lender and each Designated Mezzanine Lender.

          "Qualified Transferee" shall mean a Transferee which is:

              (i)  a pension fund, pension trust, pension account, private equity fund or opportunity fund that immediately prior to such transfer either (A) has total real estate assets with a market value of at least $2,000,000,000 or (B) at the time of such proposed transfer, satisfies the Alternative Transferee Standard;

             (ii)  a pension fund advisor, private equity fund or opportunity fund acting on behalf of one or more pension funds that in the aggregate, satisfies the requirements of clause (i) of this definition;

            (iii)  an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (i) with a net worth, determined as of a date no more than six (6) months prior to the date of the proposed transfer, of at least $2,000,000,000, and (ii) who, either (A) immediately prior to such proposed transfer, controls, directly and/or indirectly, real estate assets with a market value of at least $2,000,000,000 (exclusive of the Property), or (B) at the time of such proposed transfer, satisfies the Alternative Transferee Standard;

            (iv)  an association organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (i) with a combined capital surplus of at least $2,000,000,000, and (ii) who, either (A) immediately prior to such transfer, controls, directly or indirectly, real estate assets with a market value of at least $2,000,000,000 (exclusive of the Property), or (B) at the time of such transfer, satisfies the Alternative Transferee Standard;

             (v)  a real estate investment trust or commercial credit corporation (i) with a net worth, determined as of a date no more than six (6) months prior to the date of the proposed transfer, of at least $2,000,000,000, and (ii) who, either (A) immediately prior to such proposed transfer, controls, directly and/or indirectly, real estate assets with a market value of at least $2,000,000,000 (exclusive of the Property), or (B) at the time of such proposed transfer, satisfies the Alternative Transferee Standard;

            (vi)  an investment bank, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (i) with a combined capital surplus of at least $2,000,000,000, and (ii) who, either (A) immediately prior to such transfer, controls, directly or indirectly, real estate assets with a market value of at least $2,000,000,000 (exclusive of the Property) or (B) at the time of such proposed transfer, satisfies the Alternative Transferee Standard;

           (vii)  any Person that is wholly owned (directly or indirectly) by a Person described in clauses (i) through (vi) above; or

          (viii)  any Person reasonably approved by each Designated Mezzanine Lender.

          "Quarterly CapEx Budget" shall have the meaning set forth in Section 5.1.11(f) hereof.

          "ratably" shall mean, with respect to the Mortgage Lender and each Mezzanine Lender, its respective share of any payment or amount, including but not limited to, disbursements of Net Proceeds, measured as a fraction (a) the numerator of which shall be the outstanding principal amount of the Mortgage Loan or the applicable Mezzanine Loan and (b) the denominator of which shall be the aggregate of the outstanding principal amount of the Mortgage Loan and each Mezzanine Loan, in each case as of any date of determination.

          "Rating Agencies" shall mean each of S&P, Moody's and Fitch, or any other nationally recognized statistical rating agency that has been approved by Lender.

          "Registrar" shall have the meaning set forth in Section 10.24 hereof.

          "Registered Loan" shall have the meaning set forth in Section 10.24 hereof.

          "Regulation AB" shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

          "REIT" means a "real estate investment trust", as such term in defined in Section 856 of the Code.

          "REIT Lender" shall mean any Lender that is a REIT or is an Affiliate of a REIT.

          "REIT Representations and Covenants" shall mean those certain representations and covenants contained in Section 5.1.8 hereof.

          "Related Loan" shall mean a loan made to an Affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan.

          "Related Property" shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is "related", within the meaning of the definition of Significant Obligor, to one or more of the Individual Properties.

          "Release Amount" shall mean (a) with respect to a Release Property pursuant to a Permitted Release, the applicable Permitted Release Amount, (b) with respect to a Release Property pursuant to a Limited Cure Release, the Limited Cure Release Amount, (c) with respect to a Release Property pursuant to an Affected Property Release, the Affected Property Release Amount, and (d) with respect to a Release Property pursuant to an Unlicensed Facility Release, the Unlicensed Facility Release Amount.

          "Release Property" shall have the meaning set forth in Section 2.6.1 hereof.

          "Remaining Costs" shall have the meaning set forth in Section 5.1.23 hereof.

          "Rent Instruction" shall mean that certain obligation contained in the Master Lease with respect to payments of Rent under the Master Lease directly into the Cash Management Account.

          "Rents" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Reorganization Documents" shall mean, collectively, the following instruments being entered into on or about the date hereof among Borrower, Manor Care or their respective Affiliates: (i) the MILA, (ii) contribution agreements, pursuant to which the Properties were contributed to Borrower and Maryland Owner and certain other entities that were merged with and into Borrower, (iii) merger agreements, merging certain Affiliates of Manor Care with and into Manor Care or Affiliates of Manor Care, (iv) the Master Loan Proceeds Distribution Agreement, pursuant to which Borrower and Maryland Owner will distribute the proceeds of the Loan, (v) the Purchase and Novation Agreements among Manor Care and certain of its Affiliates, (vi) the Receivables Purchase Agreement between Manor Care and certain of its Affiliates, (vii) contribution agreements pursuant to which operating assets or equity interests in certain Affiliates of Manor Care were contributed to Affiliates of Manor Care, and (viii) various deeds and assignments of leases entered into in connection with the contribution agreements referred to in (ii) above.

          "Replacement Interest Rate Cap Agreement" shall mean an interest rate cap agreement from an Acceptable Counterparty delivered by Borrower pursuant to Section 2.2.8(c) or Section 2.4.4 hereof, all of the material terms of which interest rate cap agreement shall be substantially similar to those of the then-effective Interest Rate Cap Agreement, except that (a) the notional amount thereof shall be equal to the outstanding principal amount of the Loan on (i) in the case of an interest rate cap agreement delivered pursuant to Section 2.2.8 hereof, the Cap Replacement

  Delivery Date or (ii) in the case of an interest rate cap agreement delivered pursuant to Section 2.4.4 hereof, the first day following the Mandatory Prepayment Date; (b) the effective date thereof shall be (i) in the case of an interest rate cap agreement delivered pursuant to Section 2.2.8 hereof, the Cap Replacement Delivery Date or (ii) in the case of an interest rate cap agreement delivered pursuant to Section 2.4.4 hereof, the first day following the Mandatory Prepayment Date; and (c) the expiration date thereof shall be the last day of the Interest Period corresponding to the Maturity Date; provided, however, that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a "Replacement Interest Rate Cap Agreement" shall be delivered to Lender and shall otherwise be reasonably acceptable to Lender.

          "Replacement Reserve Account" shall have the meaning set forth in Section 7.3.1 hereof.

          "Replacement Reserve Funds" shall have the meaning set forth in Section 7.3.1 hereof.

          "Replacement Reserve Deposit" shall have the meaning set forth in Section 7.3.1 hereof.

          "Replacements" shall have the meaning set forth in Section 7.3.1 hereof.

          "Required Annual Replacement Expenditure" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Required Opinion" shall have the meaning set forth in Section 5.1.34 hereof.

          "Required Repairs" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Requisite Operators" shall have the meaning specified in Section 9.3(b).

          "Reserve Accounts" shall mean, collectively, (a) the Tax and Insurance Reserve Account, (b) the Replacement Reserve Account, (c) the Low DSCR Interest Floor Reserve Account, (d) the Low DSCR General Reserve Account and (e) any other reserve account established pursuant to the Loan Documents.

          "Reserve Funds" shall mean, collectively, (a) the Tax and Insurance Funds, (b) the Replacement Reserve Funds, (c) the Low DSCR Reserve Funds and (d) any other reserve fund established pursuant to the Loan Documents.

          "Reserve Requirements" shall mean with respect to any Interest Period, the maximum rate of all reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other schedule changes in reserve requirements during the Interest Period) which are imposed under Regulation D on eurocurrency liabilities (or against any other category of liabilities which includes deposits by reference to which LIBOR is determined or against any category of extensions of credit or other assets which includes loans by a non-United States office of a depository institution to United States residents or loans which charge interest at a rate determined by reference to such deposits) during the Interest Period and which are applicable to member banks of the Federal Reserve System with deposits exceeding one billion dollars, but without benefit or credit of proration, exemptions or offsets that might otherwise be available from time to time under Regulation D. The determination of the Reserve Requirements shall be based on the assumption that Lender funded 100% of the Loan in the interbank eurodollar market. In the event of any change in the rate of such Reserve Requirements under Regulation D during the Interest Period, or any variation in such requirements based upon amounts or kinds of assets or liabilities, or other factors, including, without limitation, the imposition of Reserve Requirements, or differing Reserve Requirements, on one or more but not all of the holders of the Loan or any participation therein, Lender may use any reasonable averaging and/or attribution methods which it deems necessary for determining the rate of such Reserve Requirements which shall be used in the computation of the Reserve Requirements. Lender's computation of same shall be final absent manifest error.

          "Restoration" shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

          "Restoration Threshold" shall mean, with respect to any Individual Property, an amount equal to the greater of (i) Five Million Dollars ($5,000,000.00) and (ii) five percent (5%) of the Allocated Loan Amount (as defined in the Mortgage Loan Agreement) of such Individual Property.

          "Restricted Party" shall mean, collectively (a) Manor Care, each Other Mezzanine Borrower, Borrower, Mortgage Borrower, Maryland Owner, Principal, Guarantor, Master Tenant or any Operator and (b) any shareholder, partner, member (other than the springing member or special member), direct or indirect legal or beneficial owner of any of the foregoing.

          "Sale" shall mean a voluntary or involuntary sale, conveyance, assignment or other Transfer of a legal or beneficial interest in the Property, other than a Pledge.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

          "Second Mezzanine Borrower" shall have the meaning set forth in the Recitals hereof.

          "Second Mezzanine Debt Service" shall mean, with respect to any particular period of time, scheduled interest payments due under the Second Mezzanine Note.

          "Second Mezzanine Deposit Account" shall have the meaning set forth in the Second Mezzanine Loan Agreement.

          "Second Mezzanine Lender" shall have the meaning set forth in the Recitals hereof.

          "Second Mezzanine Loan" shall have the meaning set forth in the Recitals hereof.

          "Second Mezzanine Loan Agreement" shall have the meaning set forth in the Recitals hereof.

          "Second Mezzanine Loan Documents" shall mean the "Loan Documents" under and as defined in the Second Mezzanine Loan Agreement.

          "Second Mezzanine Note" shall have the meaning set forth in the Recitals hereof.

          "Second Mezzanine Noteholders" shall have the meaning set forth in the Recitals hereof.

          "Second Mezzanine Release Amount" shall mean the "Release Amount" under and as defined in the Second Mezzanine Loan Agreement.

          "Section 2.2.9 Certificate" shall have the meaning set forth in Section 2.2.9.

          "Securities" shall have the meaning set forth in Section 9.1 hereof.

          "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

          "Securitization" shall have the meaning set forth in Section 9.1 hereof.

          "Senior Mezzanine Borrower" shall mean, individually or collectively, as the context may require, First Mezzanine Borrower, Second Mezzanine Borrower, Third Mezzanine Borrower, Fourth Mezzanine Borrower, Fifth Mezzanine Borrower and/or Sixth Mezzanine Borrower.

          "Senior Mezzanine Collateral" shall mean, individually or collectively, as the context may require, the "Collateral" under and as defined in the First Mezzanine Loan Agreement, the Second Mezzanine Loan Agreement, the Third Mezzanine Loan Agreement, the Fourth Mezzanine Loan Agreement, the Fifth Mezzanine Loan Agreement and/or the Sixth Mezzanine Loan Agreement.

          "Senior Mezzanine Deposit Account" shall mean, individually or collectively, as the context may require, the First Mezzanine Deposit Account, the Second Mezzanine Deposit Account, the Third Mezzanine Deposit Account, the Fourth Mezzanine Deposit Account, the Fifth Mezzanine Deposit Account and/or the Sixth Mezzanine Deposit Account.

          "Senior Mezzanine Lender" shall mean, individually or collectively, as the context may require, First Mezzanine Lender, Second Mezzanine Lender, Third Mezzanine Lender, the Fourth Mezzanine Lender, the Fifth Mezzanine Lender and/or the Sixth Mezzanine Lender.

          "Senior Mezzanine Loan" shall mean, individually or collectively, as the context may require, the First Mezzanine Loan, the Second Mezzanine Loan, the Third Mezzanine Loan, the Fourth Mezzanine Loan, the Fifth Mezzanine Loan and/or the Sixth Mezzanine Loan.

          "Senior Mezzanine Loan Agreement" shall mean, individually or collectively, as the context may require, the First Mezzanine Loan Agreement, the Second Mezzanine Loan Agreement, the Third Mezzanine Loan Agreement, the Fourth Mezzanine Loan Agreement, the Fifth Mezzanine Loan Agreement and/or the Sixth Mezzanine Loan Agreement.

          "Senior Mezzanine Loan Documents" shall mean, individually or collectively, as the context may require, the "Loan Documents" under and as defined in the First Mezzanine Loan Agreement, the Second Mezzanine Loan Agreement, the Third Mezzanine Loan Agreement, the Fourth Mezzanine Loan Agreement, the Fifth Mezzanine Loan Agreement and/or the Sixth Mezzanine Loan Agreement.

          "Senior Mezzanine Loan Event of Default" shall mean, individually or collectively, as the context may require, an "Event of Default" under and as defined in the First Mezzanine Loan Agreement, the Second Mezzanine Loan Agreement, the Third Mezzanine Loan Agreement, the Fourth Mezzanine Loan Agreement, the Fifth Mezzanine Loan Agreement and/or the Sixth mezzanine Loan Agreement.

          "Servicer" shall have the meaning set forth in Section 9.4 hereof.

          "Servicing Agreement" shall have the meaning set forth in Section 9.4 hereof.

          "Seventh Mezzanine Deposit Account" shall have the meaning set forth in the Cash Management Agreement.

          "Seventh Mezzanine Sub-accounts" shall have the meaning set forth in the Cash Management Agreement.

          "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c) hereof.

          "Significant Obligor" shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

          "Sixth Mezzanine Borrower" shall have the meaning set forth in the Recitals hereof.

          "Sixth Mezzanine Borrower Company Agreement" shall mean, individually and collectively, the limited liability company agreements of each entity making up Sixth Mezzanine Borrower.

          "Sixth Mezzanine Debt Service" shall mean, with respect to any particular period of time, scheduled interest payments due under the Sixth Mezzanine Note.

          "Sixth Mezzanine Deposit Account" shall have the meaning set forth in the Sixth Mezzanine Loan Agreement.

          "Sixth Mezzanine Lender" shall have the meaning set forth in the Recitals hereof.

          "Sixth Mezzanine Loan" shall have the meaning set forth in the Recitals hereof.

          "Sixth Mezzanine Loan Agreement" shall have the meaning set forth in the Recitals hereof.

          "Sixth Mezzanine Loan Documents" shall mean the "Loan Documents" under and as defined in the Sixth Mezzanine Loan Agreement.

          "Sixth Mezzanine Note" shall have the meaning set forth in the Recitals hereof.

          "Sixth Mezzanine Noteholders" shall have the meaning set forth in the Recitals hereof.

          "Sixth Mezzanine Release Amount" shall mean the "Release Amount" under and as defined in the Sixth Mezzanine Loan Agreement.

          "Social Security Act" shall mean 42 U.S.C. 401 et seq., as enacted in 1935, and amended, restated or otherwise supplemented thereafter from time to time and all rules and regulations promulgated thereunder.

          "Solvency Certificate" shall mean that certain solvency certificate dated the date hereof delivered by Manor Care in connection with the Merger and the Loan.

          "South Carolina Mortgage Borrower" shall mean, individually and collectively as the context requires, each Mortgage Borrower owning South Carolina Property.

          "South Carolina Conditions" shall mean (a) that all material approvals and consents have been obtained from all applicable Governmental Authorities and Health Care Authorities to increase the rent under each Operating Lease of a South Carolina Property to an amount equal to the aggregate of the rent then payable under each such Operating Lease and the management fee and all other compensation then payable (including escalations thereof) under the South Carolina Management Agreement applicable to such South Carolina Property, and to amend each such Operating Lease to be on substantially the same terms and conditions as the Operating Leases affecting the Properties located outside of South Carolina, (b) each Operating Lease of a South Carolina Property has been amended as contemplated by clause (a) above, (c) the Master Lease has been amended, if necessary, to increase the rent payable thereunder by an amount equal to the aggregate increase in the rent payable under the Operating Leases for the South Carolina Properties pursuant to clause (b) above, and (d) South Carolina Operators and Master Tenant have provided Lender upon request with estoppel certificates reasonably acceptable to Lender confirming such rent increases and amendments, together with copies of such documents.

          "South Carolina Management Agreement" shall mean, collectively and individually as the context shall require, those certain Management Agreements, each dated as of the Closing Date, entered into with respect to each Individual Property that is located in the State of South Carolina, between the South Carolina Operator that is the Operator of the applicable Individual Property and Master Tenant.

          "South Carolina Operator" shall mean, individually and collectively as the context requires, each Operator that is the Operator of a South Carolina Property.

          "South Carolina Property" shall mean, individually and collectively as the context shall require, an Individual Property that is located in the State of South Carolina as listed on Schedule V attached hereto. "South Carolina Property" shall not include any Substitute Property located in the State of South Carolina.

          "Special Purpose Entity" shall mean (a) with respect to any Borrower, Special Purpose Entity (Borrower), (b) with respect to any Operator, Special Purpose Entity (Operator), (c) with respect to the Master Tenant, Special Purpose Entity (Master Tenant), and (d) with respect to any Person other than Borrower, Operator and Master Tenant, the definition of "Special Purpose Entity (Borrower)" shall apply mutatis mutandis.

          "Special Purpose Entity (Borrower)" shall mean a limited liability company which, except to the extent required by the Loan Documents, at all times since its formation, and on and after the date hereof until the Debt is paid in full:

            (a)   is organized solely for the purpose of (i) acquiring, owning, holding, managing and otherwise dealing with its limited liability interest, the Sixth Mezzanine Borrower, and engaging in such actions and exercising such authority as are consistent with being the sole member of such Persons, (ii) entering into and performing its obligations under the Loan Documents (including, without limitation, borrowing money thereunder and incurring the obligations thereunder) and the Corporate Services Agreement to which it is a party dated as of the date hereof by and among itself, HCR Manor Care Services, Inc. and certain other of its Affiliates, (iii) selling, transferring, servicing, conveying, disposing of, pledging, assigning, borrowing money against, financing, refinancing or otherwise dealing with the Collateral to the extent permitted under the Loan Documents; and (iv) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, including entering into interest rate cap agreements;

            (b)   is not engaged and will not engage, directly or indirectly, in any business other than those activities required or permitted to be performed under the Loan Documents, including pursuant to this definition of "Special Purpose Entity" and Subsection (a) above, as applicable;

            (c)   does not have and will not have any assets other than those (i) equity interests of the Sixth Mezzanine Borrower, the Collateral, cash, cash equivalents and investment grade securities and (ii) incidental personal property necessary for the ownership or operation of the Collateral;

            (d)   to the fullest extent permitted by law, has not engaged, and will not engage in, any dissolution, liquidation, consolidation, merger, sale or transfer of all or substantially all of its assets, except as permitted by the Loan Documents;

            (e)   if such entity is a limited liability company with only one member, is a limited liability company organized in the State of Delaware that has (i) as its only member a non-managing member, (ii) at least two (2) Independent Directors (Borrower) and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the directors and the Independent Directors (Borrower) unless two Independent Directors (Borrower) shall have participated in such vote and (iii) at least two (2) springing members, each of which shall be either an individual or a "special purpose corporation" whose stock is one hundred percent (100%) owned by the sole member of such entity, either one of whom will become the non-managing member of such entity upon the dissolution of the existing non-managing member;

            (f)    has articles of organization, a certificate of formation and/or an operating agreement which provide that such entity will not: (A) dissolve, merge, liquidate, consolidate; (B) sell all or substantially all of its assets except as permitted pursuant to the Loan Documents; (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (D) without the affirmative vote of two Independent Directors (Borrower) and of all other directors of the corporation (that is the managing or co-managing member of such entity), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial ownership interest;

            (g)   is maintaining and will maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require its member to make any additional capital contributions;

            (h)   intentionally omitted;

            (i)    has maintained and will maintain its bank accounts, books and records separate from any other Person;

            (j)    except as contemplated or permitted by the Loan Documents, has not commingled and will not commingle its assets with those of any other Person;

            (k)   has conducted and will conduct its business only in its own name;

            (l)    has maintained and will maintain its financial statements, showing its assets and liabilities separate and apart from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other Person; provided, however, that that each of the Borrower's assets may be included in a consolidated financial statement of any of their Affiliates provided that (i) to the extent consistent with GAAP, any such consolidated financial statements contain a note indicating that each of the Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on each of the Borrower's own separate balance sheet;

            (m)  except to the extent permitted by the Loan Documents, has paid and will pay its own liabilities and expenses, including the salaries of its own employees, if any, out of its own funds and has maintained and will maintain a number of employees, if any, that Borrower believes to be reasonably sufficient to conduct its business in light of its contemplated business purpose;

            (n)   has observed and will observe all limited liability company formalities necessary to maintain its separate existence;

            (o)   has and will have no Indebtedness other than (i) the Loan, (ii) liabilities incurred by Borrower in the ordinary course of business relating to the ownership of the Collateral and the routine administration of Borrower and Sixth Mezzanine Borrower, in amounts not to exceed, $100,000, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note, and which amounts are normal and reasonable under the circumstances, and (iv) such other liabilities as are expressly permitted pursuant to this Agreement;

            (p)   except as contemplated or permitted by the Loan Documents, has not and will not guarantee or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person;

            (q)   except as contemplated or permitted by the Loan Documents, has not and will not acquire obligations or securities of its members or any other Affiliate, except for the Collateral;

            (r)   has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including for shared office space and services performed by any employee of an Affiliate;

            (s)   except as contemplated or permitted by the Loan Documents, has not pledged and will not pledge its assets to secure the obligations of any other Person;

            (t)    has held itself out and will hold itself out to the public and all other Persons and identify itself as a legal entity separate from its member and any other Person and not as a division or department of any other Person;

            (u)   shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person (other than the Sixth Mezzanine Borrower), except that the Borrower may invest in those investments permitted under the Loan Documents and may make any advance required or permitted to be made pursuant to any provisions of the Loan Documents and permit the same to remain outstanding in accordance with such provisions;

            (v)   has filed and shall file its own tax returns, separate from those of any other Person except (i) to the extent that it is treated as a "disregarded entity" for tax purposes and is not required to file tax returns under applicable law or (ii) to the extent required by applicable law, and pay any taxes so required to be paid under applicable law from its own funds;

            (w)  except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents and properly reflected on its books and records, and except transactions permitted by the Loan Documents, not enter into any transaction with any of its Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's-length transaction;

            (x)   has not and will not have any obligation to, and will not, indemnify its officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

            (y)   does not and will not have any of its obligations guaranteed by any Affiliate, except as contemplated by the Loan Documents;

            (z)   if such entity is a Delaware limited liability company, it shall have its own board of directors or board of managers, and shall cause such board to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other limited liability company formalities;

            (aa) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct;

            (bb) except for the Senior Mezzanine Borrowers, Mortgage Borrowers (other than Maryland Borrower) and Maryland Owner, as applicable, has not and will not form, acquire, or hold any subsidiary or own any equity interest in any other entity;

            (cc) has used and shall use separate stationery, invoices and checks bearing its own name;

            (dd) except as contemplated or permitted by the Loan Documents, shall not buy or hold evidence of indebtedness issued by any other Person (other than cash, cash equivalents, certificates of deposit, interests in bank accounts or investment-grade securities);

            (ee) with respect to all capital contributions and distributions, has duly authorized the receipt or making of such capital contributions and distributions and has duly recorded such action in its books and records, in accordance with applicable organizational documents and applicable law; and

            (ff)  cause its directors, officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing

          "Special Purpose Entity (Master Tenant)" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Special Purpose Entity (Operator)" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Spread" shall mean four percent (4.0%) per annum.

          "Spread Maintenance Premium" shall mean, with respect to each repayment of any of the outstanding principal amount of the Loan prior to the Lockout Release Date, an amount equal to the product of (i) the principal amount of the Loan to be prepaid, (ii) the Spread, (iii) the number of days from and including the date of prepayment (1) through and including the Mandatory Prepayment Date, unless Borrower satisfies the terms and provisions of Section 2.4.4 hereof and is not required to prepay the Debt on the Mandatory Prepayment Date, in which case (2) through and including the Maturity Date, and (iv) 1/360.

          "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

          "Strike Price" shall mean five and one quarter percent (5.25%).

          "Subordinations of South Carolina Management Agreement" shall mean, individually and collectively as the context shall require, those certain Subordinations of Management Agreement, dated as of the date hereof, made by the South Carolina Operators in favor of Lender and consented to by Master Tenant and the South Carolina Mortgage Borrowers.

          "Substitute Property" shall have the meaning set forth in Section 2.5 hereof.

          "Substitute Property Borrower" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Substitute Property Lien Documents" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Substitute Property Operator" shall have the meaning set forth in the Mortgage Loan Agreement.

          "Substituted Property" shall have the meaning set forth in Section 2.5 hereof.

          "Substitution Effective Date" shall have the meaning set forth in Section 2.5 hereof.

          "Survey" shall mean, with respect to each Individual Property, the survey of such Individual Property reviewed and reasonably approved by Lender prior to the Closing Date and containing a certification to Lender customary for loan transactions similar to the Loan.

          "Tax and Insurance Reserve Account" shall have the meaning set forth in Section 7.2 hereof.

          "Tax and Insurance Reserve Funds" shall have the meaning set forth in Section 7.2 hereof.

          "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

          "Third Mezzanine Borrower" shall have the meaning set forth in the Recitals hereof.

          "Third Mezzanine Debt Service" shall mean, with respect to any particular period of time, scheduled interest payments due under the Third Mezzanine Note.

          "Third Mezzanine Deposit Account" shall have the meaning set forth in the Third Mezzanine Loan Agreement.

          "Third Mezzanine Lender" shall have the meaning set forth in the Recitals hereof.

          "Third Mezzanine Loan" shall have the meaning set forth in the Recitals hereof.

          "Third Mezzanine Loan Agreement" shall have the meaning set forth in the Recitals hereof.

          "Third Mezzanine Loan Documents" shall mean the "Loan Documents" under and as defined in the Third Mezzanine Loan Agreement.

          "Third Mezzanine Note" shall have the meaning set forth in the Recitals hereof.

          "Third Mezzanine Noteholders" shall have the meaning set forth in the Recitals hereof.

          "Third Mezzanine Release Amount" shall mean the "Release Amount" under and as defined in the Third Mezzanine Loan Agreement.

          "Threshold Amount" shall have the meaning set forth in Section 5.1.23(a) hereof.

          "Title Insurance Policies" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in a form customary for loan transactions similar to the Mortgage Loan (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Mortgage Lender), issued with respect to such Individual Property with endorsements customary in the jurisdiction where such Individual Property is located and insuring the lien of the Mortgage encumbering such Individual Property.

          "Transfer" shall have the meaning set forth in Section 5.2.10(b) hereof.

          "Transferee" shall have the meaning set forth in Section 5.2.10(e)(ii) hereof.

          "Trigger Event" shall mean that on any date of determination, the Debt Service Coverage Ratio for the prior calendar quarter was less than 1.10:1.0.

          "Trigger Period" shall mean a period commencing on the day after the last day of a calendar quarter with respect to which a Trigger Event has occurred and ending on the date on which Borrower establishes in accordance with Section 7.1.2 that the Debt Service Coverage Ratio for the calendar quarter occurring immediately prior to the calendar quarter in which such date occurs has been greater than or equal to 1.10:1.0.

          "True-Lease Opinion" shall mean that certain true lease opinion letter dated the date hereof delivered by Latham & Watkins LLP in connection with the Loan.

          "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the applicable State in which an Individual Property is located.

          "UCC Title Insurance Policy" shall mean, with respect to the Collateral pledged under the Pledge Agreement, a UCC title insurance policy in the form acceptable to Lender issued with respect to such Collateral and insuring the lien of the Pledge Agreement encumbering such Collateral.

          "Unlicensed Facility Release" shall have the meaning set forth in Section 5.1.33 hereof.

          "Unlicensed Facility Release Amount" shall have the meaning set forth in Section 5.1.33 hereof.

          "U.S. Obligations" shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

          "Veterans Administration" shall mean the United States Department of Veterans Affairs.

        Section 1.2.    Principles of Construction.    All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. With respect to cross-references contained herein to the Mortgage Loan Documents or the Other Mezzanine Loan Documents or any Mortgage Loan Document or any Other Mezzanine Loan Document (including with respect to any cross-references to defined terms therein), unless otherwise specifically provided herein, such cross-references shall be with respect to the Mortgage Loan Documents or the Other Mezzanine Loan Documents or such Mortgage Loan Document or such Other Mezzanine Loan Document, as the case may be, in existence as of the date hereof, and no modification or amendment to such cross-referenced sections of the Mortgage Loan Documents or the Other Mezzanine Loan Documents or any Mortgage Loan Document or any Other Mezzanine Loan Document shall be binding upon Lender or Borrower unless Lender and Borrower shall have expressly agreed in writing to be bound by such modification or amendment. Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing provisions of the Mortgage Loan Agreement shall be effective notwithstanding the termination of the Mortgage Loan Agreement by payment in full of the Mortgage Loan or otherwise. The words "Borrower shall cause Mortgage Borrower to," "Borrower shall cause Mortgage Borrower not to," "Borrower shall cause Maryland Owner to," or "Borrower shall cause Maryland Owner not to," (or words of similar meaning) shall mean Borrower shall cause each Senior Mezzanine Borrower to cause Mortgage Borrower and/or Maryland Owner, as applicable, so to act or not so to act, as applicable. The words "Borrower shall cause Operator to" or "Borrower shall not permit Operator to" or "Borrower shall cause Master Tenant to" (or words of similar meaning) shall mean Borrower shall cause Senior Mezzanine Borrower to cause Mortgage Borrower and Maryland Owner to cause Master Tenant to cause Operator, as the case may be, to so act or not to so act, as applicable.

        II.    GENERAL TERMS

        Section 2.1.    Loan Commitment; Disbursement to Borrower.

        2.1.1.    Agreement to Lend and Borrow.    Subject to and upon the terms and conditions set forth herein, the Noteholders hereby agree to make, and Borrower hereby agrees to accept, the Loan on the Closing Date.

        2.1.2.    Single Disbursement to Borrower.    The principal amount of the Loan shall be advanced to Borrower in one advance on the Closing Date. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

        2.1.3.    The Note and Loan Documents.    The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

        2.1.4.    Use of Proceeds.    Borrower shall use the proceeds of the Loan solely to (a) make an equity contribution to Mortgage Borrower and Maryland Owner through Senior Mezzanine Borrower in order to cause Mortgage Borrower and Maryland Owner to use such amounts for any use permitted pursuant to Section 2.1.4 of the Mortgage Loan Agreement, (b) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender and (c) distribute the balance, if any, at Borrower's option in whole or in part to Borrower's members.

        Section 2.2.    Interest Rate.

        2.2.1.    Intentionally Omitted.

        2.2.2.    Interest Rate.    Interest on the principal balance of the Note outstanding from time to time shall accrue from the Closing Date up to but (except in the case of an acceleration thereof) excluding the Maturity Date (including all interest that would accrue on the outstanding principal balance of the Loan through the end of the Interest Period during which the Maturity Date occurs in the event of an acceleration thereof even if such period extends beyond the Maturity Date) at the Applicable Interest Rate or the Default Rate as provided herein, if applicable. Interest on the outstanding principal balance of the Loan existing on the commencement of an Interest Period shall accrue for the entire Interest Period and shall be owed by Borrower for the entire Interest Period regardless of whether any principal portion of the Loan is repaid prior to the expiration of such Interest Period.

        2.2.3.    Interest Calculation.    Interest on the outstanding principal balance of the Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

        2.2.4.    Determination of Interest Rate.    (a) Subject to the terms and conditions of this Section 2.2.4, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Note at the LIBOR Interest Rate plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be presumptively correct, absent manifest error.

        (b)   In the event that Lender shall have determined (which determination shall be presumptively correct, absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least two (2) Business Days prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Prime Rate Loan.

        (c)   If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be shall be presumptively correct absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan from and after the first day of the next succeeding Interest Period.

        (d)   Intentionally Omitted.

        (e)   If any requirement of law or any change therein or in the interpretation or application thereof shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith until such time as such change or interpretation ceases to exist and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees to promptly pay Lender, within ten (10) Business Days following written demand, any additional amounts necessary to compensate Lender for any reasonable costs actually incurred by Lender in making any conversion in accordance with this Agreement, including any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be presumptively correct absent manifest error; provided, however, within ten (10) Business Days after Borrower's written request, Lender shall furnish Borrower with a statement of such additional amounts, specifying same in reasonable detail, which statement shall be presumptively correct, absent manifest error.

        (f)    In the event that any change in any material requirement of law or in the interpretation or application thereof, or material compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority (as used in this Section 2.2.4(f), a "change or issuance"):

            (i)  shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

           (ii)  shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material (other than, for the avoidance of doubt, as a consequence of the imposition or change in rate of a General Tax); or

          (iii)  shall hereafter impose on Lender any other condition (other than, for the avoidance of doubt, the imposition or change in rate of a General Tax) and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount payable hereunder;

then, in any such case, Borrower shall promptly pay Lender, within ten (10) Business Days after demand and receipt of a reasonably detailed invoice, any additional amounts necessary to compensate Lender for such additional cost or reduced amount payable (including, for the avoidance of doubt, any General Taxes arising from or with respect to any such additional amounts) which Lender deems to be material as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.4(f), Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be presumptively correct in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents, provided that such amount owed was incurred, or relates to any change or issuance that occurred, at the time the Debt was outstanding. Notwithstanding anything to the contrary in this Section 2.2.4, Borrower shall not be required to compensate Lender pursuant to this Section 2.2.4 for any amounts incurred more than ninety (90) days prior to the date that Lender notifies Borrower of Lender's intention to claim compensation therefor.

        (g)   Borrower agrees to indemnify and defend Lender and to hold Lender harmless from and against any loss or expense which Lender sustains or actually incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from the LIBOR Interest Rate plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the LIBOR Interest Rate plus the Spread on a date other than the first day of an Interest Period, including such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "Breakage Costs"), provided, however, Borrower shall not be obligated to indemnify Lender for any cost or expense arising from Lender's willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents, provided that such amount owed was incurred at the time the Debt was outstanding.

        2.2.5.    Additional Costs.    Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.4, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not cause Lender to suffer any economic, legal or regulatory disadvantage as determined by Lender in its reasonable discretion.

        2.2.6.    Default Rate.    In the event that, and for so long as, any Event of Default shall be continuing, the outstanding principal balance of the Note and, to the extent permitted by law, all accrued and unpaid interest in respect of the Note and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such Event of Default shall have occurred after giving effect to any applicable notice and grace periods; provided, however, that any amounts expended by Lender due to a Default for which Borrower is obligated under the Loan Documents to reimburse Lender shall accrue interest at the Default Rate calculated from the date expended without regard to any grace or cure periods contained herein.

        2.2.7.    Usury Savings.    This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

        2.2.8.    Interest Rate Cap Agreement.    (a) On or prior to the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price equal to or less than the Strike Price. The Interest Rate Cap Agreement (i) shall be with an Acceptable Counterparty, (ii) shall direct such Acceptable Counterparty to deposit directly into the Seventh Mezzanine Deposit Account all amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, (iii) shall be for the period from the Closing Date through the Mandatory Prepayment Date and

(iv) shall have an initial notional amount equal to the principal balance of the Loan. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Seventh Mezzanine Deposit Account). Lender hereby accepts the Interest Rate Cap Agreement that is the subject of the Collateral Assignment of Interest Rate Cap Agreement and agrees it complies with the requirements of this Section 2.2.8.

        (b)   Borrower shall comply with all of its obligations under the material terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower shall be deposited directly into the Seventh Mezzanine Deposit Account or into such other account as specified by Lender.

        (c)   In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below the Minimum Counterparty Rating, Borrower, upon reasonable notice of such downgrade, withdrawal or qualification, shall replace the Interest Rate Cap Agreement (such date of replacement, which date shall in no event be later than the Cap Replacement Delivery Deadline, the "Cap Replacement Delivery Date") with a Replacement Interest Rate Cap Agreement (and shall deliver to Lender one or more legal opinions issued by counsel (which counsel may be in-house counsel for the counterparty) to the Counterparty (and any guarantor thereof) which are in form and substance substantially similar to the opinions delivered to Lender on the Closing Date or are otherwise reasonably acceptable to Lender) not later than ten (10) Business Days after the occurrence of such downgrade, withdrawal or qualification (such date, the "Cap Replacement Delivery Deadline").

        (d)   In connection with any release pursuant to and in accordance with Section 2.6 hereof or in connection with any application by Lender of Net Liquidation Proceeds After Debt Service to the Debt in accordance with Section 2.4.2 hereof, in the event that the notional amount of the Interest Rate Cap Agreement or any Replacement Interest Rate Cap Agreement, as applicable, exceeds the outstanding principal balance of the Loan (after giving effect to the release and the application of the Loan Release Payments as provided in Section 2.6 hereof or of the application of Net Proceeds), Borrower shall have the right, at its sole cost and expense, to cause the notional amount of such Interest Rate Cap Agreement or Replacement Cap Agreement, as applicable, to be reduced to an amount not less than such outstanding principal balance provided that (i) no Event of Default shall be continuing, (ii) Borrower shall have delivered to Lender the documentation to effect such reduction not less than ten (10) Business Days prior to the effective date of such reduction and (iii) such reduction does not result in the notional amount of such Interest Rate Cap Agreement or Replacement Cap Agreement, as applicable, being reduced below the outstanding principal balance of the Loan. Upon the modification of the Interest Rate Cap Agreement or delivery of such Replacement Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty (upon which Lender, its successors and assigns and the Rating Agencies may rely) which is in form and substance substantially similar to the opinions delivered to Lender on the Closing Date or is otherwise reasonably acceptable to Lender.

        2.2.9.    Taxes.    (a) Any and all payments by the Borrower under or in respect of this Agreement or any other Loan Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future income, franchise, sales, use or other taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, "General Taxes"), unless required by law. If the Borrower shall be required under any requirement of law to deduct or withhold any General Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to the Lender

(including for all purposes of this Section 2.2.9 any assignee, successor or participant), (i) Borrower shall make all such deductions and withholdings in respect of General Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of General Taxes to the relevant taxation authority or other Governmental Authority in accordance with any requirement of law, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.2.9) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term "Non-Excluded Taxes" shall mean General Taxes other than, in the case of a Lender, General Taxes that are imposed on its net income, net profits or capital (and franchise taxes imposed in lieu thereof), or branch profits taxes that are imposed, by the jurisdiction under the laws of which such Lender is organized or of its applicable lending office, or any political subdivision thereof, unless such General Taxes are imposed as a result of such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents but only if the Lender would not have been subject to such General Taxes in the jurisdiction generally had the Lender not entered into this Agreement or any other Loan Document (in which case such General Taxes will be treated as Non-Excluded Taxes).

        (b)   In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Loan Document (collectively, "Other Taxes").

        (c)   Borrower hereby agrees to indemnify Lender for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of General Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.2.9 imposed on or paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Borrower provided for in this Section 2.2.9(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Borrower under the indemnity set forth in this Section 2.2.9(c) shall be paid within ten (10) days from the date on which Lender makes written demand therefor.

        (d)   Within thirty (30) days after the date of any payment of General Taxes, Borrower (or any Person making such payment on behalf of Borrower) shall furnish to Lender for its own account a certified copy of the original official receipt or such other evidence that is reasonably satisfactory to Lender evidencing payment thereof. For purposes of subsection (e) of this Section 2.2.9, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

        (e)   Each Lender (including for avoidance of doubt any assignee, successor or participant) (a "Non-Exempt Lender") shall deliver or cause to be delivered to Borrower, but only if it is legally able to do so, the following properly completed and duly executed documents:

            (i)  in the case of a Lender that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed if Lender is able to claim the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

           (ii)  in the case of a Lender that is an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Schedule 2.2.9 (a "Section 2.2.9 Certificate") or (y) a complete and executed U.S.

  Internal Revenue Service Form W-9 certifying that such Person is exempt from backup withholding (or any successor forms thereto); or

          (iii)  in the case of a Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 certifying that such Person is exempt from backup withholding (or any successor forms thereto), including all appropriate attachments; or

          (iv)  in the case of a Lender that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 2.2.9 Certificate; or

           (v)  in the case of a Lender that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 2.2.9 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (i), (ii), (iii), (iv), (vi), (vii) and/or this clause (v) with respect to each such beneficial owner if such beneficial owner were Lender, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Borrower, provided, however, that Lender shall be provided an opportunity to establish such compliance as reasonable; or

          (vi)  in the case of a Lender that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 2.2.9(e) with respect to its beneficial owner if such beneficial owner were the Lender; or

         (vii)  in the case of a Lender that (A) is not a United States person and (B) is acting in the capacity as an "intermediary" (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 2.2.9 Certificate, and (y) if the intermediary is a "non-qualified intermediary" (as defined in U.S. Treasury Regulations), from each person upon whose behalf the "non-qualified intermediary" is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) with respect to each such person if each such person were Lender.

        If the forms referred to in clause (i)(x) above in this Section 2.2.9(e) that are provided by a Lender at the time such Lender first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as General Taxes other than "Non-Excluded Taxes" ("Excluded Taxes") and shall not qualify as Non-Excluded Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Lender transferor was entitled to indemnification or additional amounts under this Section 2.2.9, then the Lender assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Lender transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Lender assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes. In addition, a Lender shall, subject to Section 2.2.9(f), upon written notice from Borrower promptly deliver such new forms as are required by the relevant Governmental Authority to claim exemption from, or reduction in the rate of, U.S. federal withholding tax upon the obsolescence or invalidity of any form previously delivered by such Lender, but only if such Lender is legally able to do so.

        (f)    For any period with respect to which a Lender has failed to provide Borrower with the appropriate form, certificate or other document described in subsection (e) of this Section 2.2.9 (other than if such failure is due to a change in any requirement of law (including any applicable law, treaty, governmental rule, regulation, guideline or order), or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided and it is legally inadvisable or otherwise commercially disadvantageous for such Lender to deliver such form, certificate or other document), such Lender shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 2.2.9 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as such Lender shall reasonably request, to assist such Lender in recovering such Non-Excluded Taxes.

        (g)   If a Lender receives a tax refund that is solely attributable to any Non-Excluded Taxes as to which such Lender has received additional amounts pursuant to Section 2.2.9(a) or indemnification pursuant to Section 2.2.9(c), such Lender will pay to the Borrower the amount that, in such Lender's sole discretion, is solely attributable to such Non-Excluded Taxes, net of all out-of-pocket expenses of such Lender, and without interest; provided that (i) such Borrower, upon the request of such Lender, as the case may be, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority and (ii) in no event is any Lender required to arrange its Tax affairs to claim any refund. This paragraph shall not under any circumstances require such Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. Notwithstanding anything contained herein to the contrary, in no event will any Lender be required to pay any amount to the Borrower the payment of which would place such Lender in a less favorable net after-Tax position than such Lender would have been in if the additional amounts or indemnification giving rise to such refund of Taxes had never been paid and the refund never been received.

        (h)   The obligations of Borrower under this Section 2.2.9 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

        Section 2.3.    Loan Payment.

        2.3.1.    Payments Generally.    (a) Borrower shall pay to Lender (i) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Note from the Closing Date up to and including (A) the eighth day of the calendar month in which the Closing Date occurs or (B) if the Closing Date occurs subsequent to the eighth day of the calendar month in which the Closing Date occurs, the eighth day of the calendar month of the first month subsequent to the month in which the Closing Date occurs, and (ii) on February 9, 2008 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender of interest accruing on the Note during the entire Interest Period ending on such Payment Date.

        (b)   For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

        2.3.2.    Payment on Maturity Date.    Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents, including all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if, in the event of an acceleration of the Loan, such Interest Period extends beyond the Maturity Date).

        2.3.3.    Late Payment Charge.    If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3.0%) of such unpaid sum or the maximum amount permitted by applicable law (such amount, the "Late Payment Charge") in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such Late Payment Charge shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.

        2.3.4.    Method and Place of Payment.    Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

        Section 2.4.    Prepayments.

        2.4.1.    Voluntary Prepayments.    The outstanding principal amount of the Loan may be prepaid in whole or in part only as expressly provided herein, and may not otherwise be prepaid. On any date occurring after the Closing Date, upon not less than ten (10) Business Days' prior notice to Lender, Borrower may prepay the Loan (a) in whole or (b) in part, solely with respect to this clause (b), pursuant to (i) a Permitted Release in accordance with Section 2.6 hereof (but only to the extent that such prepayment (together with all prior prepayments made pursuant to Permitted Releases, Affected Property Releases and Limited Cure Releases) does not exceed the Permitted Release Threshold), (ii) pursuant to a Limited Cure Release in accordance with Section 8.1(c) hereof or (iii) pursuant to an Affected Property Release in accordance with Section 6.4(d) of the Mortgage Loan Agreement; provided that (A) no Event of Default shall be continuing (other than the Event of Default which is to be cured pursuant to a Limited Cure Release); provided, however, that solely in connection with a prepayment in whole of the Loan, the absence of an Event of Default shall not be a precondition thereto so long as such prepayment complies with all other applicable provisions hereof and (B) any prepayment in whole pursuant to clause (a) hereof or any prepayment pursuant to clause (b) hereof pursuant to a Permitted Release or a Limited Cure Release which occurs prior to the Payment Date occurring in January, 2009 (the "Lockout Release Date") shall include the Spread Maintenance Premium. If a prepayment under this Section 2.4.1(a) is made (I) on a Payment Date, then Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Loan then being prepaid accrued through the end of the Interest Period ending immediately prior to such Payment Date or (II) on a day other than a Payment Date, then Borrower shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Loan then being prepaid which would have accrued through the end of the Interest Period then in effect, notwithstanding that such Interest Period extends beyond the date of such prepayment. Additionally, in connection with any voluntary prepayment pursuant to this Section 2.4.1, the Mortgage Loan and each

Other Mezzanine Loan shall be simultaneously prepaid ratably, or if such prepayment is in connection with the release of a Release Property in accordance with Section 2.6 hereof, in an amount equal to the Mortgage Release Amount and the Other Mezzanine Release Amount applicable to such Release Property. Borrower acknowledges and agrees that in connection with any prepayment under the Mortgage Loan or any Other Mezzanine Loan, the Loan shall be simultaneously prepaid as provided in the Mortgage Loan Agreement or the applicable Other Mezzanine Loan Agreement. Borrower shall have the right, by notice to Lender, to revoke any notice of prepayment given pursuant to this Section 2.4.1, provided that (i) such notice is given not later than the date that is one (1) Business Day prior to the date originally designated as the date of prepayment and (ii) Borrower shall within ten (10) Business Days after demand pay to Lender all reasonable costs and expenses incurred by Lender in connection with the proposed prepayment and/or the revocation thereof, including, without limitation, reasonable attorneys' fees and disbursements.

        2.4.2.    Liquidation Events.    (a) Subject to the provisions of Section 2.4.1 hereof, in the event of (i) any Casualty to all or any portion of the Properties, (ii) any Condemnation of all or any portion of the Properties, (iii) a Transfer of all or any portion of the Properties or any of the Senior Mezzanine Collateral, (iv) any refinancing of the Properties or equity interests in Mortgage Borrower and Maryland Owner or the Mortgage Loan or of any of the Senior Mezzanine Collateral or of any Senior Mezzanine Loan in accordance with the terms hereof, the Mortgage Loan Agreement and the applicable Senior Mezzanine Loan Agreement, or (v) the receipt by Mortgage Borrower of any excess proceeds realized under its owner's title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect (each, a "Liquidation Event"), Borrower shall authorize Lender to apply one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service to the outstanding principal balance of the Note, together with, in the event that such Net Liquidation Proceeds After Debt Service are received on or before a Payment Date, interest that would have accrued on such prepaid amounts through and including the end of the Interest Period in which such Payment Date occurs. Other than during the continuance of an Event of Default, no prepayment premium or fee shall be due in connection with any prepayment made pursuant to clauses (i) or (ii) of this Section 2.4.2. The Allocated Loan Amount for the Individual Property with respect to which such Net Liquidation Proceeds After Debt Service were paid shall be reduced in an amount equal to such prepayment. Notwithstanding anything to the contrary contained in this Section 2.4.2(a), Net Liquidation Proceeds After Debt Service paid or received with respect to any of the events described in clauses (i), (ii) or (iv) above shall be the result of a ratable application of the proceeds from any such Liquidation Event (net of all amounts permitted or required to be deducted therefrom in accordance with the definition of "Net Liquidation Proceeds After Debt Service") to the Mortgage Loan and each Mezzanine Loan, while Net Liquidation Proceeds After Debt Service paid with respect to any Liquidation Event described in clause (iii) or (v) or otherwise following a foreclosure sale or other disposition of the Property in connection with realization thereon following a Mortgage Loan Event of Default, shall be the result of the sequential application of such proceeds (net of all amounts permitted or required to be deducted therefrom in accordance with the definition of "Net Liquidation Proceeds After Debt Service") to the Mortgage Loan and each Mezzanine Loan. Any Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid as directed by Borrower.

        (b)   Borrower shall reasonably promptly notify Lender of any Liquidation Event once Borrower has knowledge of such event; provided, however, that Borrower's obligation to so notify Lender with respect to a Casualty shall only be with respect to a Casualty, the Net Proceeds of which would reasonably be expected to exceed $500,000. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of the Property or the Senior Mezzanine Collateral on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of the Property or the Mortgage Loan or of any Senior Mezzanine Collateral or any Senior Mezzanine Loan, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 2.4.2 shall not be construed to contravene in any manner the restrictions and other provisions (including, without limitation, any provision relating to the application of proceeds thereof) regarding refinancing of the Mortgage Loan, any Senior Mezzanine Loan, Transfer of the Property or any Senior Mezzanine Collateral, substitution or release of any Individual Property or the application of Net Liquidation Proceeds After Debt Service set forth in this Agreement, the other Loan Documents, the applicable Senior Mezzanine Loan Documents or the Mortgage Loan Documents.

        2.4.3.    Prepayments After Event of Default.    If, on or prior to the Lockout Release Date, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds) during the continuance of an Event of Default, such tender or recovery shall (a) include interest accruing through and including the end of the Interest Period in which such payment occurs and (b) be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 and Borrower shall pay, in addition to the Debt, an amount equal to the Spread Maintenance Premium.

        2.4.4.    Mandatory Prepayment.    On the first (1st) Payment Date occurring after the fourth (4th) anniversary of the Closing Date (the "Mandatory Prepayment Date"), Borrower shall be required to prepay in whole the Debt, unless Borrower shall have satisfied each of the following terms and conditions on or prior to the Mandatory Prepayment Date:

        (a)   no Event of Default shall be continuing on the Mandatory Prepayment Date;

        (b)   if the Interest Rate Cap Agreement is scheduled to mature on or prior to the Mandatory Prepayment Date, Borrower shall obtain and deliver to Lender not later than the first day following the Mandatory Prepayment Date (provided that the form of such Replacement Interest Rate Cap shall have been delivered to Lender not later than ten (10) Business Days prior to the first day following the Mandatory Prepayment Date), one or more Replacement Interest Rate Cap Agreements at the Strike Price from an Acceptable Counterparty, which Replacement Interest Rate Cap Agreements shall be effective commencing on the first day following the Mandatory Prepayment Date and shall have a maturity date not earlier than the Maturity Date;

        (c)   the Debt Service Coverage Ratio for the trailing twelve (12) full calendar months as of the date immediately preceding the Mandatory Prepayment Date shall not be less than 1.45:1.00, provided that Borrower shall have the right on the Mandatory Prepayment Date to repay a portion of the Loan on a pro rata basis with the Mortgage Loan and each Other Mezzanine Loan based on the respective original principal amounts of the Loan, the Mortgage Loan and each Other Mezzanine Loan in an amount necessary to cause the foregoing Debt Service Coverage Ratio requirement to be satisfied;

        (d)   Borrower shall have delivered to Lender as of the Mandatory Prepayment Date an Officer's Certificate in form reasonably acceptable to Lender certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer's Certificate to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time or are no longer true and correct as a result of factual circumstances or events that have occurred subsequently, provided such circumstances and events that have occurred subsequently do not constitute a Default or an Event of Default that is continuing;

        (e)   (i) Each of Mortgage Borrower and Maryland Owner, First Mezzanine Borrower, Second Mezzanine Borrower and Third Mezzanine Borrower shall have contemporaneously extended the term of the Mortgage Loan, the First Mezzanine Loan, the Second Mezzanine Loan and the Third Mezzanine Loan, respectively, and (ii) each of the Fourth Mezzanine Borrower, the Fifth Mezzanine Borrower and the Sixth Mezzanine Borrower shall have satisfied the conditions set forth in Section 2.4.4 of the Fourth Mezzanine Loan Agreement, the Fifth Mezzanine Loan Agreement and the Sixth Mezzanine Loan Agreement, respectively, such that they are not required to repay their respective Mezzanine Loan; and

        (f)    Borrower shall have paid to Lender all reasonable costs incurred by Lender in connection with the requirements set forth in this Section 2.4.4 (including reasonable attorneys' fees) excluding any Spread Maintenance Premium, prepayment penalty or breakage fees which might otherwise be due.

        Section 2.5.    Substitution of Properties.    Borrower may cause Mortgage Borrower and Maryland Owner to obtain the release of one or more Individual Properties from the Lien of the Mortgage thereon and the release of Mortgage Borrower's and/or Maryland Owner's obligations under the Mortgage Loan Documents with respect to such Individual Property (other than those expressly stated to survive) (each such Individual Property, a "Substituted Property"), by substituting therefor one or more properties (such properties, individually and collectively as the context requires, "Substitute Property"), upon the satisfaction of each of the following conditions:

        (a)   After giving effect to the proposed substitution, no Event of Default shall be continuing;

        (b)   Lender shall have received at least thirty (30) days' prior notice requesting the substitution and identifying the Substitute Property and the Substituted Property;

        (c)   All conditions to the substitution set forth in Section 2.5 of the Mortgage Loan Agreement and each Senior Mezzanine Loan Agreement shall have been satisfied and Lender shall have received evidence that all such conditions shall have been satisfied; provided that such evidence shall in all cases consist of the identical evidence or documentation provided to Mortgage Lender and each Senior Mezzanine Lender in satisfaction of such conditions;

        (d)   Lender shall have received an Officer's Certificate stating that (i) no Event of Default shall have occurred and be continuing, (ii) each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects with respect to the Substitute Property Borrower and the Substitute Property as of the applicable Substitution Effective Date (on a pro forma basis giving effect to the proposed substitution) and (iii) that all of the conditions of this Section 2.5 shall have been satisfied or waived;

        (e)   Lender shall have received such certified organizational documents, good standing certificates, qualifications to do business, resolutions and consents for the Substitute Property Borrower and the Substitute Property Operator in connection with the substitution as are requested by Mortgage Lender pursuant to Section 2.5(o) of the Mortgage Loan Agreement;

        (f)    Lender shall have received such lien, credit, bankruptcy, litigation and judgment searches with respect to the Substitute Property, the Substitute Property Borrower, the Substitute Property Operator, any former owner and/or operator of the Substitute Property and any direct or indirect owner thereof as are provided to Mortgage Lender pursuant to Section 2.5(w) of the Mortgage Loan Agreement;

        (g)   Lender shall have received a mezzanine loan or similar endorsement (to the extent available, and if not available, a form of "comfort letter" in substantially the form delivered at closing, if available) to each owner's Title Insurance Policy insuring such Substitute Property as of the Substitution Effective Date. Lender also shall have received copies of paid receipts or a closing statement showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid or will be paid at closing of the purchase of the Substitute Property;

        (h)   Lender shall have received from Borrower a copy of each document, agreement, financial statement, amendment, instrument, report, appraisal, opinion, survey, study or other communication delivered by Mortgage Borrower to Mortgage Lender in connection with such Substitution pursuant to Section 2.5 of the Mortgage Loan Agreement;

        (i)    Intentionally omitted;

        (j)    Lender shall have received the following opinions of Borrower's counsel: (i) copies of First Mezzanine Borrower's counsel's opinion as to the perfection and enforceability of the pledge of the ownership interests in the Substitute Property Borrower, (ii) copies of an opinion or opinions of counsel admitted in New York and Delaware opining as to such matters with respect to the Substitute Property Borrower and the documents and instruments delivered with respect to the substitution and with such qualifications and assumptions as the opinions with respect to the Property delivered at the closing of the Mortgage Loan, which opinions and the counsel issuing the same would be acceptable to a prudent lender originating commercial mortgage loans for securitization similar to the Mortgage Loan, (iii) copies of so-called "Special Delaware" opinions with respect to the Substitute Property Borrower and the Substitute Property Operator issued by counsel admitted to practice in Delaware and with such qualifications and assumptions as the "Special Delaware" opinions with respect to Mortgage Borrower, Maryland Owner and Operator delivered at the closing of the Mortgage Loan, which opinions and counsel issuing the same shall otherwise be acceptable to the Rating Agencies, (iv) copies of an opinion of counsel with respect to such health care regulatory matters as are required by the Rating Agencies with respect to the Mortgage Loan, (v) copies of an opinion of counsel which would be acceptable to a prudent lender originating commercial mortgage loans for securitizations similar to the Mortgage Loan, and if after a Securitization of the Mortgage Loan, acceptable to the Rating Agencies, opining that subjecting the Substitute Property to the Lien of the related Substitute Property Lien Documents and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Mortgage Lender to enforce its remedies under all of the Mortgage Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder, (vi) if required by the Rating Agencies under the Mortgage Loan, an Additional True-Lease Opinion of counsel acceptable to the Rating Agencies under the Mortgage Loan, (vii) copies of an opinion of counsel acceptable to the Rating Agencies under the Mortgage Loan that the substitution does not constitute a "significant modification" of the Mortgage Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust and (viii) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein (it being agreed that any opinions contemplated by this paragraph which cover the same matters as opinions delivered on the Closing Date shall be of similar form and substance as those delivered on the Closing Date);

        (k)   Lender shall have received with respect to the Substitute Property Borrower and the Substitute Property, as applicable, (i) annual operating statements for the three (3) years immediately prior to the Substitution Effective Date, (ii) financial statements for the most current completed Fiscal Year in accordance with the requirements of Section 5.1.11 hereof, (iii) a current operating statement and (iv) an Officer's Certificate certifying that each of the foregoing presents fairly the financial condition and the results of operations of the Substitute Property Borrower and the Substitute Property and that there has been no material adverse change in the financial condition of the Substitute Property;

        (l)    Following the substitution of a Substituted Property in exchange for a Substitute Property in accordance with this Section 2.5, Lender shall adjust (if applicable) the amounts thereafter required to be deposited by Borrower into the Reserve Funds to reflect amounts required solely for the remaining Individual Properties and the Substitute Property after giving effect to such substitution, unless such deposits have been made by Mortgage Borrower and Maryland Owner or any Senior Mezzanine Borrower pursuant to the Mortgage Loan Documents or the applicable Senior Mezzanine Loan Documents, in which case the making of such deposits shall be waived hereunder;

        (m)  Borrower shall have caused to be paid or reimbursed Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the release and substitution and Borrower shall have caused to be paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have caused to be paid all costs and expenses and fees of the Rating Agencies incurred by Mortgage Borrower and Maryland Owner in connection with the substitution; and

        (n)   such substitution shall not result in any breach of or noncompliance with any applicable REIT Representations and Covenants.

        Upon satisfaction or waiver of the foregoing conditions precedent, the Allocated Loan Amount of the Substitute Property shall be equal to the Allocated Loan Amount of the Substituted Property (and, if there is more than one Substitute Property, the Allocated Loan Amount of the Substituted Property shall be allocable to each such Substitute Property on a pro rata basis according to the Appraised Value thereof) (such date, the "Substitution Effective Date").

        Section 2.6.    Release of Collateral.    No repayment or prepayment of all or any portion of the Note (other than repayment in full of the Debt in accordance with the terms hereof) shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Pledge Agreement in the Collateral, or any portion thereof.

        2.6.1.    Release of Individual Property.    After the Closing Date, Borrower may cause or permit Mortgage Borrower and Maryland Owner to obtain the release of an Individual Property from the Lien of the Mortgage thereon (each such Individual Property, a "Release Property") and the release of Mortgage Borrower's obligations under the Mortgage Loan Documents (and, if applicable, the release of the Maryland Owner from the Indemnity Guaranty) with respect to such Release Property, upon the satisfaction of each of the following conditions:

        (a)   Such release is either (i) a Permitted Release, (ii) a Limited Cure Release effectuated in accordance with Section 8.1(c) hereof, (iii) an Affected Property Release effectuated in accordance with Section 6.4(d) of the Mortgage Loan Agreement or (iv) an Unlicensed Facility Release in accordance with Section 5.1.28 hereof;

        (b)   After giving effect to the proposed release, no Event of Default shall be continuing;

        (c)   (i) In the case of a Limited Cure Release, Borrower shall have paid to Lender the applicable Limited Cure Release Amount and the Spread Maintenance Premium, if applicable; provided, however, that such Limited Cure Release, when aggregated with all prior Permitted Releases, Limited Cure Releases, Unlicensed Facility Releases and Affected Property Releases and all concurrent Permitted Releases, Limited Cure Releases, Unlicensed Facility Releases and Affected Property Releases shall not exceed the Permitted Release Threshold; and (ii) in the case of an Unlicensed Facility Release, Borrower shall have paid to Lender the applicable Unlicensed Facility Release Amount; provided, however, that such Unlicensed Facility Release, when aggregated with all prior Permitted Releases, Limited Cure Releases, Unlicensed Facility Releases and Affected Property Releases and all concurrent Permitted Releases, Limited Cure Releases, Unlicensed Facility Releases and Affected Property Releases, shall not exceed the Permitted Release Threshold;

        (d)   In the case of an Affected Property Release, Borrower shall have paid to Lender the applicable Affected Property Release Amount; provided, that Borrower shall receive a credit against such Affected Property Release Amount in the amount of the Net Liquidation Proceeds After Debt Service held by Lender corresponding to the Individual Property to which such Affected Property Release relates;

        (e)   In the case of a Permitted Release, Borrower shall have paid to Lender (i) the applicable Permitted Release Amount and (ii) the Spread Maintenance Premium, if applicable; provided, that such Permitted Release, when aggregated with all prior Permitted Releases, Limited Cure Releases, Unlicensed Facility Releases and Affected Property Releases and all concurrent Permitted Releases, Limited Cure Releases, Unlicensed Facility Releases and Affected Property Releases, shall not exceed the Permitted Release Threshold (the Release Amounts paid by Borrower pursuant to subsections (c), and (d) above and this subsection (e) are collectively the "Loan Release Payments");

        (f)    Intentionally omitted;

        (g)   Either (i) the Release Property shall be conveyed or (ii) the ownership interests in the Mortgage Borrower or Maryland Owner owning such Release Property shall be Transferred (but not Pledged), in either case, to a Person other than a Borrower, Mortgage Borrower, Maryland Owner, an Other Mezzanine Borrower, Master Tenant or an Operator;

        (h)   The Release Amount paid to Lender in connection with any such release shall be applied to reduce the Allocated Loan Amount of the Release Property to zero, but shall not be applied to reduce the Allocated Loan Amounts of any Individual Properties remaining subject to the Lien of a Mortgage immediately following such release;

        (i)    Concurrently with the payment of the Loan Release Payments, Mortgage Borrower shall make a partial prepayment of the Mortgage Loan equal to the Mortgage Release Amount applicable to such Release Property and each Other Mezzanine Borrower shall make a partial prepayment of its respective Other Mezzanine Loan equal to the Other Mezzanine Release Amount applicable to such Release Property, together in each case with any related interest, costs and expenses and all other amounts payable under the Mortgage Loan Documents or related Other Mezzanine Loan Documents in connection with such prepayment, including, to the extent such prepayment is made on a date other than a Payment Date, interest which would have accrued on the outstanding principal balance of the Mortgage Loan or such Mezzanine Loan to the next Payment Date;

        (j)    (i) Mortgage Borrower and Maryland Owner shall have satisfied all of the terms and conditions contained in Section 2.6.1 and 2.6.2 of the Mortgage Loan Agreement required for the release of any such Individual Property and (ii) each Senior Mezzanine Borrower shall have satisfied all of the terms and conditions contained in Section 2.6.1 and 2.6.2 of the applicable Senior Mezzanine Loan Agreement required for the release of any such Individual Property.

        (k)   Borrower shall have caused to be paid or reimbursed Lender for all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with any release effectuated pursuant to this Section 2.6.1, and Borrower shall have caused to be paid all reasonable third-party costs and expenses incurred in connection with any such release, including but not limited to, any charges incurred in connection with the release of any Liens.

        (l)    such release shall not result in any breach of or noncompliance with any applicable REIT Representations and Covenants.

        2.6.2.    Release on Payment.    Lender shall, upon the written request and at the sole cost and expense (including reasonable attorneys' fees and disbursements) of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Pledge Agreement on the Collateral. Upon request of Borrower and at Borrower's sole cost and expense (including reasonable attorneys' fees and disbursements), Lender agrees to cooperate to provide assignments without representation or warranty and without recourse in lieu of the aforementioned releases.

        2.6.3.    Release of Reserve Funds.    In connection with a release of a Release Property pursuant to this Section 2.6, Lender will cause a portion of the Reserve Funds (other than Low DSCR Reserve Funds) or a reduction to any Letters of Credit delivered to Lender in lieu of such Reserve Funds in accordance with Section 7.6 hereof by an amount, as determined by Lender in its reasonable discretion, equal to the undisbursed portion thereof allocable to such Release Property. Following the release of a

Release Property in accordance with Section 2.6.1, Lender shall adjust (if applicable) the amounts thereafter required to be deposited by Borrower into the Reserve Funds (other than the Low DSCR Reserve Funds) to reflect amounts required solely for the remaining Individual Properties after giving effect to such release.

        Section 2.7.    Cash Management.

        2.7.1.    Operator Accounts; Rent Instruction.    (a)    Borrower shall cause Mortgage Borrower and Maryland Owner to establish and maintain a segregated Eligible Account for the purpose of depositing all payments of Rents payable pursuant to the Master Lease, which Eligible Account shall be in the name of Borrower Agent under the Mortgage Loan Agreement.

        (b)   Borrower hereby represents and warrants that the Rent Instruction directs Master Tenant to deposit all Rents payable under the Master Lease directly into the Mortgage Cash Management Account.

        (c)   Borrower hereby covenants and agrees to cause Mortgage Borrower and Maryland Owner to deposit directly into the Mortgage Cash Management Account any payments of Rents in respect of the Master Lease received by Mortgage Borrower, notwithstanding Subsection (b) above, within one (1) Business Day of receipt.

        2.7.2.    Mortgage Cash Management Account.    (a)    Borrower shall cause Mortgage Borrower and Maryland Owner to establish and maintain the Mortgage Cash Management Account and the Mortgage Sub-accounts with Mortgage Lender in accordance with Section 2.7.3 of the Mortgage Loan Agreement for the benefit of Mortgage Lender, each of which Accounts shall be under the sole dominion and control of Mortgage Lender. Borrower shall not cause or permit Mortgage Borrower in any way to alter or modify the Mortgage Cash Management Account and will notify Lender of the account number thereof. Borrower shall direct or cause Mortgage Borrower and Maryland Owner to direct that all cash distributions from the Mortgage Cash Management Account to be paid to Mortgage Borrower in accordance with the Mortgage Cash Management Agreement (including the Net Liquidation Proceeds After Debt Service) be deposited into the First Mezzanine Deposit Account maintained in accordance with the Cash Management Agreement.

        (b)   All funds on deposit in the Accounts during the continuance of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

        2.7.3.    Senior Mezzanine Cash Management Account.    (a)    Borrower shall cause Senior Mezzanine Borrower to establish and maintain Senior Cash Management Accounts and the sub-accounts established thereunder as Eligible Accounts in accordance with Section 2.7.3 of the applicable Senior Mezzanine Loan Agreement for the benefit of the applicable Senior Mezzanine Lender, each of which Accounts shall be under the sole dominion and control of the applicable Senior Mezzanine Lender. Borrower shall not cause or permit Senior Mezzanine Borrower in any way to materially alter or modify the applicable Senior Mezzanine Deposit Account and will notify Lender of the account number thereof. Borrower shall direct or cause Senior Mezzanine Borrower to direct that all cash distributions from the applicable Senior Mezzanine Deposit Account be paid in accordance with the applicable Senior Mezzanine Deposit Agreement (including the Net Liquidation Proceeds After Debt Service) to the Seventh Mezzanine Deposit Account.

        (b)   The insufficiency of funds on deposit in the Senior Mezzanine Deposit Account shall not relieve Borrower from the obligation to make any payments, as and when due, pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever

        2.7.4.    Debt Service Account.    (a)    During the term of the Loan, Borrower shall establish and maintain a segregated Eligible Account (the "Seventh Mezzanine Deposit Account") for the benefit of

Lender, which Seventh Mezzanine Deposit Account shall be under the sole dominion and control of Lender. The Seventh Mezzanine Deposit Account shall be entitled "HCR VII Properties, LLC, for the benefit of JPMorgan Chase Bank, N.A., as Lender, pursuant to Loan Agreement (Seventh Mezzanine Loan) dated as of December 21, 2007—Seventh Mezzanine Deposit Account".

        (b)   All funds on deposit in the Accounts shall be applied as provided in Section 3(c) of the Cash Management Agreement.

        (c)   The insufficiency of funds on deposit in the Seventh Mezzanine Deposit Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

        (d)   Borrower hereby grants to Lender a first priority security interest in the Seventh Mezzanine Deposit Account and the Seventh Mezzanine Sub-accounts and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in such Accounts, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Seventh Mezzanine Deposit Account or the Seventh Mezzanine Sub-accounts. Lender shall have the sole right to make withdrawals from the Accounts and all costs and expenses for establishing and maintaining the Accounts shall be paid by Borrower.

        2.7.5.    Payments Received Under the Cash Management Agreement.    Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the payment of the monthly Debt Service and amounts due for the Reserve Funds and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Seventh Mezzanine Deposit Account established pursuant to the Cash Management Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

        III.    INTENTIONALLY OMITTED

        IV.    REPRESENTATIONS AND WARRANTIES

        Section 4.1.    Borrower Representations.    Borrower represents and warrants as of the Closing Date that:

        4.1.1.    Organization.    Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its property and assets and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except where the failure to be so qualified would not reasonably be expected to have, or does have, a Material Adverse Effect. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its property and assets and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership and management of the Collateral. The ownership interests of Borrower as of the Closing Date are as set forth on the organizational chart attached hereto as Schedule 4.1.1.

        4.1.2.    Proceedings.    Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        4.1.3.    No Conflicts.    The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower (to which it is a party) will not (a) conflict with, or result in a breach of any of the terms or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, except in each case as would not reasonably be expected to have, and does not have, a Material Adverse Effect, nor (b) will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority or Health Care Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any material consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority or Health Care Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

        4.1.4.    Litigation.    Except as specified on Schedule 4.1.4, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or Health Care Authority or other agency now pending or to Borrower's knowledge threatened in writing against or affecting Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, any Operator, Guarantor, the Collateral, any Senior Mezzanine Collateral or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, any Operator, Guarantor, the Collateral, any Senior Mezzanine Collateral or any Individual Property, would reasonably be expected to have, and do not have, a Material Adverse Effect.

        4.1.5.    Agreements.    Borrower is not a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have, or does have, a Material Adverse Effect. None of Mortgage Borrower, Maryland Owner or Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner, the Collateral, any Senior Mezzanine Collateral or any Individual Property is bound, except in each case as would not reasonably be expected to have, and does not have, a Material Adverse Effect. None of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, the Collateral, any Senior Mezzanine Collateral or the Properties, are otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Collateral, any Senior Mezzanine Collateral or the Properties as permitted pursuant to clause (s) of the definition of "Special Purpose Entity (Borrower)" set forth in Section 1.1 hereof and (b) obligations under the Loan Documents and the Mortgage Loan Documents.

        4.1.6.    Title.    Borrower is the record and beneficial owner of, and has good and marketable title to the Collateral, free and clear of any Liens whatsoever except the Liens created pursuant to the Loan Documents in favor of Lender. The Pledge Agreement, together with the delivery of the Collateral and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create a valid first priority Lien on the Collateral, all in accordance with the terms thereof. Borrower's delivery of the certificates evidencing the Pledged Securities (as such term is defined in the Pledge Agreement), as set forth in Section 12 of the Pledge Agreement, to Lender, and Lender's continued

possession thereof, shall create in favor of the Lender a valid perfected first priority security interest in the Pledged Securities and the proceeds thereof.

        4.1.7.    Solvency.    Borrower has (a) not entered into the Loan or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. The fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, nor believes that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against any of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner or any constituent Person, and none of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner nor any constituent Person has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner or any of its respective constituent Persons is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's, Senior Mezzanine Borrower's, Mortgage Borrower's or Maryland Owner's assets or properties, and none of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner has any knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

        4.1.8.    Full and Accurate Disclosure.    No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents when taken as a whole contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect. There is no material fact presently known to Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner which has not been disclosed to Lender which would reasonably be expected to have, or does have, a Material Adverse Effect.

        4.1.9.    No Plan Assets.    Borrower does not sponsor, nor is it obligated to contribute to, or is itself an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as amended by Section 3(42) of ERISA. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to, the exercise by Lender of any of its rights under the Loan Documents.

        4.1.10.    Compliance.    Except as may be specified in the Title Insurance Policies, the Surveys, the Physical Condition Reports, letters from the applicable municipality or other Governmental Authority or Health Care Authority, third party zoning reports or environmental reports and as would not reasonably be expected to have, and does not have, a Material Adverse Effect, (i) Borrower, Mortgage Borrower, Maryland Owner, the Collateral, the Senior Mezzanine Collateral and the Properties (including the use thereof) comply in all respects with all applicable Legal Requirements and Health

Care Requirements, including building and zoning ordinances and codes and (ii) none of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or Operator is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority or Health Care Authority. Each of Borrower, Senior Mezzanine Borrower, Mortgage Borrower and Maryland Owner is in compliance with Prescribed Laws. Notwithstanding the foregoing, Borrower hereby makes no representation set forth in the immediately preceding sentence with respect to (i) any Person owning a direct or indirect interest in Borrower which is publicly traded stock and (ii) any Person holding an interest in Carlyle or any Affiliate of Carlyle (whether directly or indirectly) which can be transferred without notification to or consent of Carlyle or any of its Affiliates which it directly or indirectly controls and of which Carlyle or any of its Affiliates which it directly or indirectly controls does not have knowledge. There has not been committed by Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or Operator, any act or omission affording the federal government or any other Governmental Authority or Health Care Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's, Senior Mezzanine Borrower's, Mortgage Borrower's or Maryland Owner's obligations under any of the Loan Documents and, to Borrower's, Senior Mezzanine Borrower's, Mortgage Borrower's and Maryland Owner's knowledge, there has not been committed by any other Person in occupancy of or involved with the operation or use of the Properties, any act or omission which would be reasonably likely to afford the federal government or any other Governmental Authority or Health Care Authority any such right of forfeiture. For purposes of the Section 4.1.10 only, Borrower's, Senior Mezzanine Borrower's, Mortgage Borrower's and Maryland Owner's knowledge shall be limited to the actual knowledge of the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer of Manor Care.

        4.1.11.    Financial Information.    To Borrower's knowledge, all financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender by or on behalf of, and at the direction of, Borrower and its Affiliates in connection with the Loan (a) are true and correct in all material respects, (b) accurately represent the financial condition or results of operation of the Collateral, the Senior Mezzanine Collateral and the Properties as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein.

        4.1.12.    Condemnation.    No Condemnation or other similar proceeding has been commenced or, to Borrower's knowledge, is threatened in writing with respect to all or any material portion of any Individual Property.

        4.1.13.    Federal Reserve Regulations.    No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

        4.1.14.    Mortgage Loan Representations.    All of the representations and warranties contained in the Mortgage Loan Documents are hereby incorporated into this Agreement and deemed made hereunder by Borrower and, as the context may require, on behalf of Mortgage Borrower and Maryland Owner, as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or to whether the related Mortgage Loan Document has been terminated, unless otherwise consented to in writing by Lender.

        4.1.15.    Not a Foreign Person.    Borrower is not a "foreign person" within the meaning of §1445(f)(3) of the Code.

        4.1.16.    Senior Mezzanine Loan Representations.    All of the representations and warranties contained in the Senior Mezzanine Loan Documents are hereby incorporated into this Agreement and deemed made hereunder by Borrower and, as the context may require, on behalf of each Senior Mezzanine Borrower, as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Senior Mezzanine Lender or to whether the related Senior Mezzanine Loan Document has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

        4.1.17.    Intentionally Omitted.

        4.1.18.    Enforceability.    The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Principal or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and Borrower, Principal and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

        4.1.19.    No Prior Assignment.    There are no prior assignments other than pursuant to the Loan Documents or the Mortgage Loan Documents of (a) the Master Lease or (b) the Operating Lease or any portion of the Rents due and payable or to become due and payable which are presently outstanding. There are no prior assignments of the Collateral which are presently outstanding except in accordance with the Loan Documents or the Mortgage Loan Documents.

        4.1.20.    Insurance.    Borrower has obtained and has delivered to Lender certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in the Mortgage Loan Agreement. To Borrower's knowledge, no claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy except as set forth on Schedule 4.1.20 or as would not reasonably be expected to have, and does not have, a Material Adverse Effect, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

        4.1.21.    Use of Properties.    Each Individual Property is used as a skilled nursing facility or as an assisted living facility (as set forth on Schedule I) and other appurtenant and related uses.

        4.1.22.    Intentionally Omitted.

        4.1.23.    No Contractual Obligations.    Other than as provided in or contemplated by the Loan Documents: (x) as of the date of this Agreement, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound, nor has incurred any Indebtedness other than as permitted pursuant to the definition of "Special Purpose Entity (Borrower)" herein; and (y) prior to the date of this Agreement, Borrower has not entered into any Contractual Obligation, or any agreement, instrument or undertaking by which it or its assets are bound or incurred any Indebtedness other than as permitted pursuant to the definition of "Special Purpose Entity (Borrower)" herein.

        4.1.24.    Affiliates.    Effective as of the consummation of the transactions contemplated by this Agreement, the sole member of Borrower is HCR Properties, LLC which owns one hundred percent (100%) of the outstanding limited liability company membership interests in Borrower. Borrower does not have any subsidiaries except as set forth in Schedule 4.1.1.

        4.1.25.    Intentionally Omitted.

        4.1.26.    Leases.    The Master Lease and Operating Lease (together with any certificates and notifications entered into in connection therewith) provided to Lender on the Closing Date are true, correct, accurate and complete copies of such documents and constitute the entire agreement between the parties thereto with respect to the subject matter therein and there are no written agreements modifying, amending, supplementing or restating such documents. Except as set forth on Schedule 4.1.26, to Borrower's knowledge, the Properties are not subject to any Leases other than the Master Lease, the Operating Lease, Non-Material Leases and residency agreements with residents of the Facilities, and each of the Master Lease and the Operating Lease is a "true lease" for all purposes of the Bankruptcy Code (including Section 365(d) and 502(b)(6) thereof) and applicable Legal Requirements, and none of the Master Lease or the Operating Lease or any Non-Material Lease constitutes a financing or conveys any interest in the Properties other than the leasehold interest therein demised thereby. Mortgage Borrower (other than Maryland Borrower) and Maryland Owner are the owners and lessors of landlord's interest in the Master Lease. Except as set forth on Schedule 4.1.26, to Borrower's knowledge, no Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Master Lease and the Operating Lease and except for the occupancy and related residency rights of residents at the Facilities and any Non-Material Lease. The Master Lease and each Operating Lease is in full force and effect and there are no events of default thereunder by (a) in the case of the Master Lease, either Mortgage Borrower (other than Maryland Borrower) and Maryland Owner or Master Tenant or (b) in the case of each Operating Lease, either the Master Tenant or the applicable Operator, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. No Rent under the Master Lease or any Operating Lease has been paid more than one (1) month in advance of its due date, and no Rents or charges under the Master Lease or any Operating Lease have been waived, released or otherwise discharged or compromised. There has been no prior Transfer of the Master Lease or any Operating Lease or of the Rents thereunder. Master Tenant has not assigned the Master Lease and has not sublet all or any portion of any Individual Property except pursuant to the Operating Lease. Neither Master Tenant, nor to Borrower's or Master Tenant's knowledge, any other Person, has a right or option pursuant to the Master Lease or otherwise to purchase all or any part of any Individual Property, except as expressly provided in the Master Lease upon the occurrence of a Casualty or Condemnation. No Operator has assigned its Operating Lease and, other than pursuant to a Non-Material Lease, sublet all or any portion of any Individual Property except to residents of the applicable Facility, and the Operators do not hold any Individual Property under assignment and no Person (except the Operator, its employees and residents of the applicable Facility and, in the case of any Non-Material Lease, the tenant thereunder) occupies any Individual Property. No Operator, nor to Borrower's knowledge any other Person, has a right or option pursuant to such Operating Lease or otherwise to purchase all or any part of any Individual Property, except as may be expressly provided in the Operating Lease upon the occurrence of a Casualty or Condemnation.

        4.1.27.    South Carolina Management Agreement.    Each South Carolina Management Agreement provided to Lender on the Closing Date are true, correct, accurate and complete copies of such documents and constitute the entire agreement between the parties thereto with respect to the subject matter thereof and there are no written agreements modifying, amending, supplementing or restating such documents. Master Tenant is the owner of the manager's interest under each South Carolina Management Agreement. Each South Carolina Management Agreement is in full force and effect and there are no events of default thereunder by Master Tenant or South Carolina Operator. No management fee or other charges under any South Carolina Management Agreement has been paid more than one (1) month in advance of its due date, and no management fees or other charges under any South Carolina Management Agreement have been waived, released or otherwise discharged or compromised. There has been no prior sale, encumbrance, pledge, assignment, hypothecation, grant of a security interest in or other transfer or disposition of the interest of Master Tenant or the applicable South Carolina Operator under any South Carolina Management Agreement.

        4.1.28.    Principal Place of Business; State of Organization.    Borrower's (a) principal place of business (or such other location where its books and records are located) as of the date hereof and (b) jurisdiction of organization as of the date hereof, is as set forth on Schedule 4.1.28 hereto.

        4.1.29.    Filing and Recording Taxes.    All transfer taxes, stock transfer stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the creation or transfer of the Collateral to Borrower have been paid. All material state, county and municipal recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements and applicable Health Care Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Pledge Agreement, have been paid or will be paid at Closing.

        4.1.30.    Special Purpose Entity/Separateness.    (a)    Borrower hereby represents and warrants that (i) Borrower is a Special Purpose Entity (Borrower), (ii) each of Mortgage Borrower and Maryland Owner is a Special Purpose Entity (as defined in the Mortgage Loan Agreement), (iii) Principal is a Special Purpose Entity, (iv) Master Tenant is a Special Purpose Entity, (v) Operator is a Special Purpose Entity and (vi) HCR IV Healthcare, LLC is in compliance with all provisions of its organizational documents, including all provisions relating to its status as a special purpose bankruptcy remote entity.

        (b)   The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains due and payable to Lender under this Agreement or any other Loan Document.

        (c)   All of the assumptions made in the Insolvency Opinion, including any exhibits attached thereto, are true and correct in all material respects and any assumptions made in any Additional Insolvency Opinion required to be delivered in connection with the Loan Documents, including any schedules and/or exhibits attached thereto, will have been and shall be true and correct in all material respects. Borrower has complied and will comply with, Principal has complied, Master Tenant has complied and Borrower will cause Master Tenant to comply with, Operator has complied and Borrower will cause Operator to comply with, each Senior Mezzanine Borrower has complied with, and Borrower will cause each Senior Mezzanine Borrower to comply with, and Mortgage Borrower has complied with, and Borrower will cause Mortgage Borrower to comply with, all of the material assumptions made with respect to such entity in the Insolvency Opinion. Borrower, Principal, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant and Operator will have complied and will comply with all of the material assumptions made with respect to such entity in any Additional Insolvency Opinion. Each entity other than Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant and Operator with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the material assumptions made with respect to it in any Additional Insolvency Opinion.

        (d)   All of the assumptions made in the Solvency Certificate, including any schedules and/or exhibits attached thereto, are true and correct in all material respects.

        (e)   Other than Carlyle Partners V MC, L.P., a Delaware limited partnership, no stockholder of Guarantor, and none of the equity holders in any stockholder of Guarantor, together with the affiliates of such equity holders who are also equity holders of any stockholder of Guarantor, holds more than a forty-nine percent (49%) direct or indirect interest in Borrower.

        4.1.31.    O&M Agreements.    The O&M Agreement required by Lender is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice or both would constitute a material default thereunder.

        4.1.32.    Illegal Activity.    No portion of any Individual Property, any Senior Mezzanine Collateral or of the Collateral has been or will be pursuant to the Closing hereunder purchased with proceeds of any illegal activity by Guarantor or any of its Affiliates.

        4.1.33.    No Change in Facts or Circumstances; Disclosure.    All information submitted by or on behalf of, and at the direction of, Borrower to Lender with respect to Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, Operator, Guarantor, any of the Collateral, any of the Senior Mezzanine Collateral or any Individual Property and in all financial statements, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that could reasonably be expected to have a Material Adverse Effect. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any material Provided Information or representation or warranty made herein to be materially misleading.

        4.1.34.    Investment Company Act.    Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

        4.1.35.    Embargoed Person.    At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, Operator and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including Prescribed Laws, and any Executive Orders or regulations promulgated thereunder, including, but not limited to, those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, Operator or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, Operator or Guarantor, as applicable, with the result that the investment in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, Operator or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, Operator or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, Operator or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Notwithstanding the foregoing, Borrower hereby makes no representation set forth in Section 4.1.35 with respect to (i) any Person owning a direct or indirect interest in Borrower which is publicly traded stock and (ii) any Person holding an interest in Carlyle or any Affiliate of Carlyle (whether directly or indirectly) which can be transferred without notification to or consent of Carlyle or any of its Affiliates which it directly or indirectly controls and of which Carlyle or any of its Affiliates which it directly or indirectly controls does not have knowledge.

        4.1.36.    Certain Financial Representations.    As of the Closing Date and the consummation of the Merger, Guarantor shall have received Equity Capital representing not less than nineteen percent (19%) of the pro forma capitalization of Guarantor.

        4.1.37.    Corporate Loan; Reorganization Documents.    The Corporate Loan has been made substantially in accordance with the terms and conditions of the Corporate Loan Documents. Borrower has caused to be delivered to Lender true and correct copies of the Corporate Loan Documents and the Reorganization Documents, and Borrower hereby represents and warrants to Lender that there are no other agreements (of any material nature) with respect to, directly or indirectly, the Corporate Loan or Reorganization Documents which have not been disclosed to Lender in writing.

        4.1.38.    Merger.    The Merger has been consummated substantially in accordance with the terms and conditions of the Merger Agreement.

        4.1.39.    Ground Lease.    Borrower hereby represents and warrants to Lender the following with respect to each Ground Lease except as set forth in Schedule 4.1.39 or as amended by estoppels delivered to Lender by the applicable ground lessors:

        (a)    Recording; Modification.    Each Ground Lease (or a memorandum thereof) has been duly recorded. Each Ground Lease permits the interest of Mortgage Borrower to be encumbered by a mortgage and/or the applicable ground lessor has approved and consented to the encumbrance of the applicable Individual Property by the Mortgage thereon. There have not been any amendments or modifications to the terms of the related Ground Lease since recordation of such Ground Lease (or a memorandum thereof), with the exception of written instruments which have been recorded or estoppels delivered in connection with the Loan. No Ground Lease may be terminated, surrendered or materially amended without the prior written consent of Mortgage Lender; provided that no ground lessor shall be prevented from exercising its remedies in accordance with the applicable Ground Lease if the obligations of the applicable Borrower under the applicable Ground Lease are not performed as provided in such Ground Lease.

        (b)    No Liens.    Except for the Permitted Encumbrances and other encumbrances of record, Mortgage Borrower's interest in no Ground Lease is subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the ground lessor's related fee interest.

        (c)    Ground Lease Assignable.    Mortgage Borrower's interest in each Ground Lease is assignable without the consent of the applicable ground lessor to Mortgage Lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure in connection with the foreclosure of the Lien of the Mortgage or transfer of Mortgage Borrower's leasehold estate by deed or assignment in lieu of foreclosure. Thereafter, each Ground Lease is further assignable by such transferee and its successors and assigns without the consent of the applicable ground lessor.

        (d)    Default.    As of the date hereof, each Ground Lease is in full force and effect and no default has occurred under any Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice or both, could result in a default under the terms of any Ground Lease.

        (e)    Notice.    Each Ground Lease requires the applicable ground lessor to give notice of any default by Mortgage Borrower to Lender prior to exercising its remedies thereunder.

        (f)    Cure.    Mortgage Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of Mortgage Borrower under each Ground Lease) to cure any default under any Ground Lease, which is curable after the receipt of notice of any default before the applicable ground lessor thereunder may terminate the Ground Lease.

        (g)    Term.    Each Ground Lease has a term which extends not less than ten (10) years beyond the Maturity Date.

        (h)    New Lease.    Each Ground Lease requires the applicable ground lessor to enter into a new lease upon termination of such Ground Lease for any reason, including rejection or disaffirmation of the Ground Lease in a bankruptcy proceeding.

        (i)    Insurance Proceeds.    Under the terms of each Ground Lease and the Mortgage, taken together, any related insurance and condemnation proceeds that are paid or awarded with respect to the leasehold interest will be applied either to the repair or restoration of all or part of the applicable Individual Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

        (j)    Subleasing.    No Ground Lease imposes any restrictions on subleasing.

        4.1.40.    Employment Contract.    Paul Ormond, Manor Care's Chief Executive Officer, has, in connection with the Merger, entered into an amendment to his existing employment contract with Manor Care, which employment contract (as amended) is in full force and effect.

        Section 4.2.    Health Care Representations    All of the representations and warranties contained in Section 4.2 of the Mortgage Loan Agreement are as of the date hereof true and correct.

        Section 4.3.    Survival of Representations.    Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1, Section 4.2 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

        V.    BORROWER COVENANTS

        Section 5.1.    Affirmative Covenants.    From the date hereof and until payment and performance in full of the Debt, Borrower hereby covenants and agrees with Lender that:

        5.1.1.    Existence; Compliance with Legal Requirements.    Borrower shall do or cause Mortgage Borrower, Maryland Owner, Master Tenant and Operator to do all things reasonably necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Prescribed Laws and to comply with all other material Legal Requirements of all Governmental Authorities and material Health Care Requirements and Environmental Laws applicable to Mortgage Borrower, Maryland Owner, Master Tenant, Operator and the Properties, in the case of all Legal Requirements other than Prescribed Laws and Healthcare Requirements, except as would not reasonably be expected to have, and does not have, a Material Adverse Effect. Borrower shall use commercially reasonable efforts to cause Mortgage Borrower, Maryland Owner, Master Tenant and the Operator to keep and maintain in full force and effect all Licenses and all Health Care Licenses necessary for the operation of the Facility on each Individual Property and as are otherwise necessary for the operation of each Individual Property as currently operated, except as would not reasonably be expected to have, and does not have, a Material Adverse Effect. There shall never be committed by Borrower and Borrower shall not permit Mortgage Borrower, Master Tenant, Operator or knowingly permit, and shall use commercially reasonable efforts to prevent, any other Person in occupancy of or involved with the operation or use of the Properties from committing any act or omission affording the federal government or any state or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Mortgage Borrower's or Maryland Owner's obligations under any of the Mortgage Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times cause to be taken all such actions as may be reasonably necessary to maintain, preserve and protect all franchises and trade names (except as provided in the Master Lease and the Operating Lease) used in or useful to its business and preserve all the remainder of Mortgage Borrower's and Maryland Owner's property used or useful in the conduct of its business and shall keep or shall cause Master Tenant and the Operator to keep the Properties in good working order and repair (reasonable wear and tear excepted), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages, in each case except as would not reasonably be expected to have, and does not have, a Material Adverse Effect. After prior notice to Lender (which notice shall not be required with respect to contests of Health Care Requirements which if not complied with would not reasonably be expected to have a Material Adverse Effect), Borrower, Senior Mezzanine Borrower or Mortgage Borrower and Maryland Owner, at their sole cost and expense, may contest or permit the Master Tenant or Operator to contest by appropriate proceedings promptly initiated and conducted in good faith and with due diligence and otherwise in accordance with any contract or agreement to which Mortgage Borrower or Maryland Owner is a party and in accordance with all material Legal Requirements, the validity of any Legal Requirement or Health Care Requirement, the applicability of any Legal Requirement or Health Care Requirement to Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner, Master Tenant or Operator, the Collateral, the Senior Mezzanine Collateral or any Individual Property or any alleged violation of any Legal Requirement; provided that (a) no Event of Default has occurred and is continuing; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower, any Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner is subject and shall not constitute an event of default thereunder and such proceeding shall be conducted in accordance with all applicable material Legal Requirements and all material Health Care Requirements; (c) no Individual Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof cause compliance in all material respects with any such Legal Requirement or any such Health Care Requirement determined to be valid or applicable or cure any violation of any Legal Requirement or Health Care Requirement; (e) such proceeding shall not exacerbate the enforcement of the contested Legal Requirement or Health Care Requirement, as the case may be, against Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, the Collateral, any Senior Mezzanine Collateral and any Individual Property; and (f) Borrower shall, or shall cause Master Tenant and Operator to, furnish such security as may be required in the proceeding, to insure compliance with such Legal Requirement or such Health Care Requirement, together with all interest and penalties payable in connection therewith.

        5.1.2.    Taxes and Other Charges.    (a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof before the same become delinquent; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then due and payable no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid; provided, however, Borrower is required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay (or cause the Master Tenant and/or the applicable Operator to promptly pay) for all utility services provided to the Properties. After prior notice to Lender, Borrower, at its sole cost and expense, may contest (or cause Mortgage Borrower and Maryland Owner to contest) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Event of Default has occurred and is continuing; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable material Legal Requirements; (c) no Collateral, Senior Mezzanine Collateral or Individual Property (nor any part thereof or interest therein)

will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (f) Borrower shall furnish such security as may be required in the proceeding to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being subordinated to any such related Lien.

        (b)   Notwithstanding anything to the contrary contained in this Section 5.1.2, Borrower's obligations under clause (a) of this Section 5.1.2 shall be waived so long as Mortgage Borrower and Maryland Owner are in material compliance with their material obligations under Section 5.1.2 of the Mortgage Loan Agreement.

        5.1.3.    Litigation.    Borrower shall give prompt notice to Lender (after Borrower receives notice thereof) of any litigation or governmental proceedings pending or to Borrower's knowledge, threatened in writing against Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Master Tenant, Guarantor or Operator which would reasonably be expected to have a Material Adverse Effect.

        5.1.4.    Access to Properties.    Upon prior notice to Borrower (except during the continuance of an Event of Default, in which event no prior notice shall be required), Lender and its agents shall have the right to enter and inspect the Property at all reasonable times and during regular business hours, and Borrower shall cause Master Tenant and Operator to permit such access by Lender (subject to the rights of tenants, subtenants and residents). All such inspections shall be at Borrower's expense, except that, unless an Event of Default is then continuing, any inspections in excess of one per calendar year shall be at Lender's expense.

        5.1.5.    Notice of Event of Default.    Borrower shall promptly advise Lender of any matter or occurrence which could reasonably be expected to have a Material Adverse Effect, or of the occurrence of any Event of Default of which Borrower has knowledge.

        5.1.6.    Cooperate in Legal Proceedings.    Lender has the right to appear in any material action or proceeding which could reasonably be expected to have, or does have, a material adverse effect, brought with respect to Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Guarantor, Master Tenant, Operator, the Collateral, the Senior Mezzanine Collateral or the Property, and Borrower shall cooperate with Lender in the defense of any action or proceeding brought with respect to the Property or the Collateral. Lender has the further right to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Collateral; provided that Lender shall notify Borrower at least ten (10) days prior to Lender instituting any such action that it intends to bring such action (unless (a) an Event of Default has occurred and is continuing or (b) the provision of such notice by Lender would materially prejudice Lender's rights or materially adversely affect Lender's interest in the Property or Lender's rights and remedies under the Loan Documents, in either of which events such notice shall not be required), and Lender shall endeavor to provide Borrower and its legal counsel reasonable periodic status as to any such action brought by Lender and, provided that no Event of Default is continuing, Lender shall endeavor to cooperate with Borrower and its legal counsel with respect to the defense by Lender of any such action. Borrower shall cooperate with Lender with respect to any proceedings before any court, board or other Governmental Authority or Health Care Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

        5.1.7.    Special Purpose Entity/Separateness.    Borrower hereby covenants that until payment in full of the Debt, (i) Borrower shall continue to be a Special Purpose Entity, (ii) Borrower shall cause each of Senior Mezzanine Borrower, Mortgage Borrower and Maryland Owner to continue to be a Special Purpose Entity (as defined in the Mortgage Loan Agreement), (iii) Principal shall continue to be a Special Purpose Entity, (iv) Master Tenant shall continue to be a Special Purpose Entity, (v) Operator shall continue to be a Special Purpose Entity and (vi) HCR IV Healthcare, LLC shall continue to be in compliance with all provisions of its organizational documents, including all provisions relating to its status as a special purpose bankruptcy remote entity. Borrower shall cause Mortgage Borrower and Maryland Owner to appoint the Independent Directors (Operator) of each Operator as contemplated by paragraphs (e) and (f) of the definition of "Special Purpose Entity (Operator)" within ten (10) days after the Closing Date and shall give Lender prompt notice thereof. Notwithstanding anything to the contrary contained herein, the fact that such Independent Directors (Operator) shall not have been appointed prior to such date shall not constitute a breach of representation or other default hereunder.

        5.1.8.    REIT Protection Covenants.    Notwithstanding anything to the contrary contained in this Agreement, at all times during which a REIT Lender holds an interest in the Loan:

        (a)   Each of the Senior Mezzanine Borrowers, Mortgage Borrowers and Maryland Owner (collectively, the "Collateral Entities") and the Borrower shall be entities whose separate existence from the ultimate owner of the Borrower is disregarded for Federal income tax purposes. Borrower shall not, and Borrower shall not permit any of the Collateral Entities to, elect or to take any other action that would cause such Person to be classified as either a partnership or an association taxable as a corporation for Federal income tax purposes;

        (b)   The Borrower shall not, directly or indirectly, own interests in any Persons, including through subsidiaries of the Borrower, other than the Collateral Entities;

        (c)   Intentionally omitted;

        (d)   Intentionally omitted;

        (e)   Intentionally omitted;

        (f)    The Master Lease, the Operating Lease, any New Lease and any Non-Material Lease shall satisfy the following requirements:

            (i)  Rents payable under each such Lease shall not be based in whole or in part on the income or profits of any Person;

           (ii)  As of the date any such Lease was or is entered into or modified, Rents payable under each such Lease shall be set at a fair market rental amount or formula, and the landlord under each such Lease shall have a reasonable expectation that the lessee under each such Lease will be able to make the payments required by each such Lease;

          (iii)  Intentionally omitted;

          (iv)  No services or amenities shall be provided to tenants under any such Lease, other than services that are both (1) customarily furnished or rendered by or on behalf of landlords in connection with the rental of real property of a similar class in the geographic areas in which the Property is located and (2) customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to rendered primarily for the convenience of the tenant); and

           (v)  Notwithstanding anything contained in the foregoing clauses (f)(i)-(iv) to the contrary, the requirements set forth in clauses (i)-(iv) above shall only apply to Non-Material Leases (including any Non-Material Leases that are New Leases) to the extent the Rents from all such Non-Material Leases, in the aggregate, exceed 4% of the sum of all subrents received by Master Tenant under the subleases under the Master Lease;

        (g)   Intentionally omitted;

        (h)   The Borrower shall not, in the aggregate, own (i) more than $100,000 of assets, other than the Collateral as of the Closing Date or any real properties acquired in the future, Improvements associated with such real properties, cash, bank time deposits, all amounts on deposit in the Accounts under the Cash Management Agreement and any Letters of Credit delivered to Lender in accordance with Article VII hereof, goodwill or receivables which arise in the ordinary course of its rental business (e.g., Rents paid pursuant to the Master Lease), and (ii) any stock, evidence of Indebtedness, or other "securities" as such term is defined in the Investment Company Act of 1940 (other than interests in the Collateral Entities);

        (i)    Each of the Collateral Entities shall not, in the aggregate, own (i) more than $100,000 of assets, other than the Collateral owned by such Collateral Entity as of the Closing Date (which, in the case of the Senior Mezzanine Borrowers constitutes an indirect interest in the Properties, and in the case of the Mortgage Borrowers (other than the Maryland Borrower) and Maryland Owner, constitutes its ownership interest in the Properties) or any real properties acquired in the future, Improvements associated with such real properties, cash, bank time deposits, all amounts on deposit in the Accounts under the Cash Management Agreement and any Letters of Credit delivered to Lender in accordance with Article VII hereof, goodwill or receivables which arise in the ordinary course of its rental business (e.g., Rents paid pursuant to the Master Lease), and (ii) any stock, evidence of Indebtedness, or other "securities" as such term is defined in the Investment Company Act of 1940; and

        (j)    The Borrower and the Collateral Entities shall not, in the aggregate, derive more than $100,000 of income in any calendar year other than from Rents, interest on bank time deposits, and from Permitted Investments.

        5.1.9.    Further Assurances.    Borrower shall, or shall cause Mortgage Borrower, Maryland Owner, Guarantor, Master Tenant and Operator to, at Borrower's sole cost and expense:

        (a)   furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument, in each case, which are required to be furnished by Borrower, Mortgage Borrower, Maryland Owner, Guarantor, Master Tenant and Operator pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith; and

        (b)   execute and deliver to Lender such documents, instruments, conveyances, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve, perfect and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require.

        5.1.10.    Disregarded Entities.    Each of Borrower, Mortgage Borrower, Maryland Owner and the Other Mezzanine Borrowers (as used in this Section 5.1.10, the "Disregarded Entities") shall be entities whose separate existence from the first corporation treated as such for Federal income tax purposes above the Disregarded Entities in the vertical chain of ownership of such entities is disregarded for Federal income tax purposes.

        5.1.11.    Financial Reporting.    (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the material financial affairs of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant and Operator and all items of income and expense in connection with the operation on an individual basis of the Properties and the Collateral. During a Trigger Period or during the continuance of an Event of Default, Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts (including, without limitation, Medicare and Medicaid cost reports) at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Lender to examine Borrower's, Senior Mezzanine Borrower's, Mortgage Borrower's, Maryland Owner's, Master Tenant's and Operator's accounting records with respect to the Properties (including, without limitation, Medicare and Medicaid cost reports), the Senior Mezzanine Collateral and the Collateral, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest. Borrower shall have the right to have a responsible officer present at any such inspection.

        (b)   Subject to the other provisions of this Section 5.1.11(b), Borrower will furnish or cause to be furnished to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, commencing with the Fiscal Year ending on December 31, 2008, a complete copy of Senior Mezzanine Borrower's, Mortgage Borrower's, Borrower's, Maryland Owner's, Master Tenant's and Operator's annual financial statements audited by a Pre-Approved Accounting Firm or other independent certified public accountant reasonably acceptable to Lender in accordance with GAAP covering the Properties for such Fiscal Year, containing statements of profit and loss for Mortgage Borrower, Maryland Owner, Master Tenant and Operator, a balance sheet for Mortgage Borrower, Master Tenant and Operator and a statement of cash flow for Mortgage Borrower, Maryland Owner, Master Tenant and Operator (collectively, the "Audited Financial Statements"). For the avoidance of doubt, it is agreed that for purposes of this Section 5.1.11 in no event shall it be required that Audited Financial Statements be furnished to Lender on an Individual Property by Individual Property basis, and the financial information and statements for each of the entities constituting Mortgage Borrower (and Maryland Owner shall be included therein) shall be prepared on a consolidated basis and the Audited Financial Statements for each entity constituting Operator shall be prepared on a consolidated basis, in each case together with a combining schedule containing the EBITDA of each Individual Property. Mortgage Borrower's, Maryland Owner's, Master Tenant's and Operator's annual financial statements shall be accompanied by (i) an opinion of a Pre-Approved Accounting Firm or other independent certified public accountant reasonably acceptable to Lender, and (ii) an Officer's Certificate (A) of Borrower certifying that as of the date thereof whether there exists an Event of Default under the Loan Documents, executed and delivered by, or applicable to, Borrower, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same and (B) of Master Tenant certifying that as of the date thereof whether there exists an event of default under the Master Lease, and if such event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. Notwithstanding anything to the contrary contained herein, as to financial statements as described above (or elsewhere in this Article V including in subparagraphs (c) and (d) below) which pertain to the actual operations of the Facilities as run by Master Tenant or Operator, Borrower may cause to be substituted statements or certificates prepared by Master Tenant or Operator, respectively, or their respective independent certified public accountant for such statements required to be provided by Borrower herein, which statements may be certified by Master Tenant or Operator, as applicable, in lieu of by Borrower and which statements may take the form of, contain such information as required by, and have such due dates as the statements required to be provided by Master Tenant under the Master Lease or Operator under the Operating Lease, as applicable.

        (c)   Borrower will furnish, or cause to be furnished, to Lender within forty-five (45) days after the end of each calendar quarter of each Fiscal Year, commencing with the calendar quarter ending on

March 31, 2008, the following items, accompanied by an Officer's Certificate stating that such items fairly and correctly reflect in all material respects of the financial condition and results of the operations of Mortgage Borrower, Maryland Owner, Master Tenant and Operator and the Properties on a combined basis, together with a combining schedule containing the EBITDA of each Individual Property and which items shall be subject to year end audit and any changes that may result therefrom: (i) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Account), and, upon Lender's reasonable request, other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar quarter, all in form reasonably satisfactory to Lender and in the form set forth on Schedule 5.1.11(c); (ii) a calculation reflecting the annual and quarterly Debt Service Coverage Ratio and annual and quarterly Operating Cash Flow Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such quarter and (iii) a Net Cash Flow Schedule.

        (d)   At Lender's request, Borrower will furnish, or cause to be furnished, prior to the last Securitization of the Mortgage Loan, to Lender within thirty (30) days after the end of each calendar month beginning with January 2008, monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Account), accompanied by an Officer's Certificate stating that such items are a true, correct, accurate, and complete compilation in all material respects of the financial condition and results of the operations of Mortgage Borrower, Maryland Owner, Master Tenant and Operator and the Properties on an individual and a combined basis, together with a combining schedule which details the EBITDA of each Individual Property and which items shall be subject to year-end audit and any changes that may result therefrom.

        (e)   The operating statements delivered pursuant to Section 5.1.11(d) shall be in substantially the same form as those delivered pursuant to Section 5.1.11(c).

        (f)    Commencing in calendar year 2008, during a Trigger Period, Borrower shall cause Mortgage Borrower and Maryland Owner to submit to Lender for Lender's approval, which approval shall not be unreasonably withheld (provided, that Lender shall only have such approval right to the extent it is maintaining the Low DSCR General Reserve Account), a quarterly budget for capital expenditures (the "Quarterly CapEx Budget") not later than thirty (30) days prior to the commencement of such calendar quarter in the form attached hereto as Schedule 5.1.11(f) (each Quarterly CapEx Budget approved by Lender (provided, that Lender shall only have such approval right to the extent it is maintaining the Low DSCR General Reserve Account), an "Approved Quarterly CapEx Budget"). In the event that Lender objects to a proposed Quarterly CapEx Budget submitted by Mortgage Borrower and Maryland Owner hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and shall deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly cause Mortgage Borrower and Maryland Owner to revise such Quarterly CapEx Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Quarterly CapEx Budget within ten (10) days after receipt thereof (and shall deliver to Borrower a reasonably detailed description of such objections), and Borrower shall cause Mortgage Borrower and Maryland Owner to promptly revise the same in accordance with the process described in this clause (f) until Lender shall approve the Quarterly CapEx Budget. During any period for which Lender has not approved a Quarterly CapEx Budget, Borrower shall not have the right to cause Mortgage Borrower and Maryland Owner to expend any Low DSCR General Reserve Funds for Capital Expenditures other than as necessary to comply with Legal Requirements and Health Care Requirements or to complete any alterations previously approved by Lender pursuant to Section 5.1.23 or to restore damage from any Casualty to the extent of any Net Proceeds Deficiency.

        (g)   Any reports, statements or other information required to be delivered under this Agreement shall, at Borrower's option, be delivered (i) in paper form (except for any financial reports, statements or information), (ii) on compact discs or digital video discs or (iii) in electronic form and prepared using a Microsoft Office product such as Word, Access or Excel for Windows (which files may be prepared using a spreadsheet program and saved as word processing files). The form of the reports, statements or other information required to be furnished by Master Tenant and Operator under the Master Lease and Operating Lease, respectively, shall be in such form specified above. At Lender's request, Borrower shall, and shall cause Mortgage Borrower and Maryland Owner to, reasonably cooperate, with Lender in helping Lender understand the reports, statements and other information delivered pursuant to this Agreement, including, without limitation, explanations thereof to enable Lender to effect compliance with laws, rules and regulations applicable to Lender.

        5.1.12.    Business and Operations.    Borrower will, and will cause Mortgage Borrower, Maryland Owner, Master Tenant and Operator to, continue to engage in the businesses presently conducted by it consistent with past practices as and to the extent the same are necessary for the ownership, maintenance, management, leasing and operation of the Properties. Each of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant and Operator will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties, except in each case as would not reasonably be expected to have, and does not have, a Material Adverse Effect.

        5.1.13.    Title to the Properties.    Borrower shall cause Mortgage Borrower and Maryland Owner to warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted under the Mortgage Loan Agreement (including Permitted Encumbrances thereunder) and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases, subject only to Liens permitted under the Mortgage Loan Agreement (including Permitted Encumbrances thereunder), in each case against the claims of all Persons whomsoever. Borrower shall cause Senior Mezzanine Borrower to warrant and defend (a) the title to the applicable Senior Mezzanine Collateral, subject only to Liens permitted under the applicable Senior Mezzanine Loan Agreement and (b) the validity and priority of the Liens of the Pledge Agreement (as defined in the applicable Senior Mezzanine Loan Agreement), in each case against the claims of all Persons whomsoever. Borrower shall warrant and defend (a) title to the Collateral, subject only to Liens permitted hereunder and (b) the validity and priority of the Liens of the Pledge Agreement, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Collateral, other than as permitted hereunder, is claimed by another Person.

        5.1.14.    Costs of Enforcement.    In the event (a) of the exercise by Lender of any or all of its rights or remedies under the Pledge Agreement or any other Loan Documents as and when permitted thereby or (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner or any of their respective constituent Persons or an assignment by Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner or any of their respective constituent Persons for the benefit of its creditors, Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner, their respective successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender, Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

        5.1.15.    Estoppel Statement.    (a) After request by Lender, Borrower shall, within ten (10) days, furnish Lender with an Officer's Certificate setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the Applicable Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification and (vii) such other factual matters that are reasonably requested by Lender.

        (b)   Borrower shall cause to be delivered to Lender, within ten (10) days of Lender's request, tenant estoppel certificates from Master Tenant in form and substance reasonably satisfactory to Lender.

        (c)   Borrower shall cause to be delivered to Lender, within ten (10) days of Lender's request, tenant estoppel certificates from each Operator in form and substance reasonably satisfactory to Lender.

        (d)   After request by Borrower, Lender shall, within ten (10) days, furnish Borrower with a certificate setting forth the items provided for in clauses (i) through (iv) of Section 5.1.15(a) and whether there is any outstanding notice of default given by Lender. After request by Borrower, Lender shall direct Mortgage Lender, to furnish Borrower, within ten (10) days of such request, a certificate setting forth the items provided for in clauses (i) through (iv) of Section 5.1.15(a) of the Mortgage Loan Agreement and whether there is any outstanding notice of default given by Mortgage Lender. After request by Borrower, Lender shall direct Senior Mezzanine Lender, to furnish Borrower, within ten (10) days of such request, a certificate setting forth the items provided for in clauses (i) through (iv) of Section 5.1.15 of the applicable Senior Mezzanine Loan Agreement and whether there is any outstanding notice of default given by the applicable Senior Mezzanine Lender.

        5.1.16.    Performance by Borrower.    Borrower shall observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to it, and shall pay when due all costs, fees and expenses as required thereunder. Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to it without the prior consent of Lender.

        5.1.17.    Loan Proceeds.    Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

        5.1.18.    Ground Lease.    (i) Borrower shall cause Mortgage Borrower, at its sole cost and expense, to promptly and timely perform and observe in all material respects all the material terms, covenants and conditions required to be performed and observed by Mortgage Borrower as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under each Ground Lease) and to timely perform, observe and be in compliance with the covenants set forth in Section 5.1.18 of the Mortgage Loan Agreement.

        5.1.19.    Required Repairs.    Borrower shall cause Mortgage Borrower and Maryland Owner to comply with the covenants set forth in Section 5.1.19 of the Mortgage Loan Agreement.

        5.1.20.    South Carolina Management Agreement.    Borrower shall cause each South Carolina Mortgage Borrower to comply with the covenant set forth in section 5.1.20 of the Mortgage Loan Agreement.

        5.1.21.    No Joint Assessment.    Borrower shall not cause or permit Mortgage Borrower or Maryland Owner to suffer or permit (except with respect to any of the Properties for which same exists as of the date hereof) or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property and which is not itself included among the Properties, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

        5.1.22.    Leases.    Borrower shall not execute (or permit Mortgage Borrower or Maryland Owner to execute) any Lease for all or any portion of any Individual Property (a "New Lease"), except for the Master Lease, the Operating Lease and any Non-Material Lease, without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall cause to be performed at all times promptly and faithfully in all material respects and subject to any grace and cure periods set forth therein, if any, all of the material covenants, conditions and agreements contained in the Master Lease, now or hereafter existing, on the part of the landlord and tenant thereunder to be kept and performed. Borrower shall not permit Mortgage Borrower or Maryland Owner to do or cause to be done or to be suffered to be done any act that would reasonably be expected to result in a default by Mortgage Borrower or Maryland Owner under the Master Lease, a default by Master Tenant under any Operating Lease or permit the Master Tenant or the Operator thereunder to withhold any payment of Rent and, shall not assign, sublet or otherwise Transfer, except for Permitted Encumbrances, or permit the assignment, sublet or other Transfer of, the Master Lease or the Operating Lease or any Rents thereunder or other payments. Borrower, at no cost or expense to Lender, shall cause to be performed and observed each and every material condition and covenant under the Master Lease to be performed or observed by the landlord thereunder and enforce (short of termination) the performance and observance by Master Tenant of each and every material condition and covenant under the Master Lease to be performed or observed by the tenant thereunder, and shall, through the exercise of its rights under the Master Lease, cause the Master Tenant to enforce (short of termination) the performance and observance by the Operator of each and every material covenant and condition under the Operating Lease to be performed by the tenant thereunder. Borrower shall not, without the prior written consent of Lender, permit the modification, amendment, supplement or restatement of the Master Lease or the Operating Lease (provided, however, that an Operating Lease may be terminated and/or surrendered and the Master Lease may be amended to reflect same solely in connection with a Permitted Release, Unlicensed Facility Release, Affected Property Release, Limited Cure Release or substitution of an Individual Property pursuant to Sections 2.6, 5.1.28, 6.4(d), 8.1(c) and 2.5 of the Mortgage Loan Agreement, respectively and pursuant to Sections 2.6, 5.1.33, 8.1(c) and 2.5 hereof), or permit the termination or surrender of the Master Lease or the Operating Lease, or permit the release or waiver of the Master Tenant or the Operator from the performance or observance of any material obligation or condition under the Leases (other than Non-Material Leases), and at all times during the term of the Loan, and each Operator shall guaranty the payment obligations of each other Operator under its respective Operating Lease. Except with respect to occupancy or residency agreements for residents at the Facilities and Non-Material Leases, Borrower shall not permit the prepayment of any rents under the Leases for more than one (1) month prior to the due date thereof. Notwithstanding the foregoing, Lender shall not unreasonably withhold its consent to any modification, amendment or waiver of any provision of an Operating Lease or the Master Lease as may be reasonably necessary to comply with the requirements of this Agreement, any other Loan Document or any Mortgage Loan Document, any Legal Requirement or Health Care Requirement, or that makes the provisions of the Operating Lease and/or the Master Lease consistent with the provisions of this Agreement, any other Loan Document or any Mortgage Loan Document. Notwithstanding anything contained in this Section 5.1.22 to the contrary, (a) Lender's consent to any material amendment, modification, supplement or restatement of the Master Lease shall also be conditioned on (1) the delivery by Borrower of an Additional Insolvency Opinion and an Additional True-Lease Opinion acceptable to Lender and (2) the satisfaction of the applicable REIT Representations and Covenants related to Leases, and (b) Lender's consent to (i) any New Lease other than Non-Material Leases,

(ii) any assignment of any Lease (or of any interest therein) or (iii) any material amendment, material modification, material supplement or material restatement of any Lease (other than Non-Material Leases) shall also be conditioned on (1) the delivery by Borrower of an Additional Insolvency Opinion and an Additional True-Lease Opinion acceptable to Lender and (2) the satisfaction of the applicable REIT Representations and Covenants related to Leases.

        5.1.23.    Alterations.    (a) Borrower shall obtain Lender's prior consent to any alterations to any Improvements, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations (i) that are permitted to be made by Operator under the Operating Lease without Borrower's consent (or if Borrower does not have any discretion to withhold such consent under the terms of the Operating Lease) and (ii) that could not reasonably be expected to have a Material Adverse Effect; provided that, in all cases, such alterations (A) do not adversely affect any structural component of any Improvements or any HVAC system or other building system such as electrical, plumbing and vertical transport contained in any Improvements and the aggregate cost thereof does not exceed, with respect to any Individual Property, the greater of (i) Five Million Dollars ($5,000,000.00) and (ii) five percent (5%) of the Allocated Loan Amount (as defined in the Mortgage Loan Agreement) for such Individual Property, or (B) are performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement, the Senior Mezzanine Loan Agreement and the Mortgage Loan Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property (other than such amounts already reserved pursuant to Article VI, and amounts to be paid or reimbursed by tenants under the Leases (other than the Master Lease or any Operating Lease) (the "Remaining Costs")) shall at any time exceed the Individual Property Threshold Amount, or in the event that the Remaining Costs do not exceed the Individual Property Threshold Amount but the Remaining Costs in respect of all alterations to the Improvements at the Property (in the aggregate and calculated including the Remaining Costs under such Individual Property (such amount, the "Aggregate Remaining Costs")) shall at any time exceed the Aggregate Property Threshold Amount (the Individual Property Threshold Amount or the Aggregate Property Threshold Amount, as applicable, the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following (the "Alteration Security"): (A) cash, (B) U.S. Obligations, or (C) other securities having a rating acceptable to Lender. Such security shall be in an amount equal to the excess of the Remaining Costs or the Aggregate Remaining Costs, as applicable, over the applicable Threshold Amount and, provided no Event of Default shall occurred and be continuing, Lender shall disburse, from time to time (but not more than once in any calendar month, a portion of such security consisting of cash to pay or reimburse Borrower, at Borrower's request, for the payment of costs and expenses incurred in respect of such alterations, as evidenced by an Officer's Certificate of Borrower. Provided no Event of Default shall be continuing, at such time as Lender shall have determined in its reasonable discretion that the remaining total unpaid amounts due and payable with respect to an alteration is less than the applicable Threshold Amount, Lender shall promptly return to Borrower any portion of the Alteration Security with respect to such alteration (if any) then remaining on deposit with Lender. Borrower shall be relieved of any obligation to deliver an Alteration Security in accordance with this Section 5.1.23(a) so long as Mortgage Borrower has complied with its identical obligations set forth in Section 5.1.23(a) of the Mortgage Loan Agreement, or alternatively, any Senior Mezzanine Borrower has complied with its identical obligations set forth in Section 5.1.23(a) of the applicable Senior Mezzanine Loan Agreement.

        (b)   With respect to any alteration proposed by Borrower which requires Lender's prior approval pursuant to Section 5.1.23(a), Borrower shall deliver to Lender detailed plans, specifications and a budget for the proposed alteration, together with all materials, financial statements and any other information (and in such detail) as reasonably requested by Lender in order to evaluate such proposed alteration. Any proposed alteration which is approved by Lender hereunder shall only extend to the proposed alteration as detailed in the plans and specifications and in the financial and other information with respect thereto delivered to Lender in accordance with this Section 5.1.23(b), subject to immaterial modifications, and Borrower shall be required to resubmit to Lender for its approval in accordance with this Section 5.1.23 any proposed alteration which does not satisfy the foregoing condition, which re-submittal shall indicate the changes from the plans and specifications and/or the financial or other information with respect to the proposed alteration delivered to Lender in connection with this Section 5.1.23.

        5.1.24.    Certain Further Covenants.    Borrower further covenants and agrees with Lender as follows:

        (a)   The operations conducted or to be conducted at each Facility shall at all times, at a minimum, be conducted in a manner consistent with material Health Care Requirements and, in connection therewith, Borrower covenants that:

            (i)  Intentionally Omitted;

           (ii)  each Facility will be operated in compliance with applicable material Legal Requirements and material Health Care Requirements relating thereto and all Health Care Licenses except as would not reasonably be expected to have, and does not have, a Material Adverse Effect, and except as provided in the next sentence, without reduction in the number of licensed beds or units or beds or units authorized for use in Medicare or Medicaid reimbursement programs, managed care company, insurance company, or other third-party payor reimbursement programs. In addition, for so long as (A) no Event of Default is continuing, and (B) the Operator is wholly owned and controlled by Manor Care and Manor Care's current management team or a management team with a substantially equivalent level of experience is in place, the restriction under this clause (ii) on reducing beds and units shall not apply except that, during the continuance of a Trigger Period, if clauses (A) and (B) above are satisfied, such restriction shall apply, provided, however, that Operator shall have the right to so reduce beds and units by an amount of not more than 5% of the aggregate number of beds or more than 5% of the aggregate number of units in all Facilities; and

          (iii)  the Facilities will be operated in a manner that will not result in a material reduction, suspension, denial or elimination of reimbursement for services from, or material recoupment by, Medicare or Medicaid, or any managed care company, insurance company, or other third-party payor except as would not reasonably be expected to have, and does not have, a Material Adverse Effect.

        (b)   Except as permitted under the Master Lease or Operating Lease or otherwise permitted hereunder, Borrower shall not permit Mortgage Borrower or Maryland Owner to (without Lender's prior written consent) assign or transfer, except to Master Tenant or Operator, or permit Master Tenant or any Operator to assign or transfer any of its interest in any Health Care Licenses or reimbursement contracts (including rights to payment thereunder), including any Medicare, Medicaid, managed care company, insurance company, or other material third-party payor agreements, pertaining to Mortgage Borrower, Maryland Owner, Master Tenant or Operator or any Facility, except in each case to a de minimis extent.

        (c)   Borrower shall or shall direct Master Tenant and Operator to (and shall enforce Master Tenant's or Operator's respective obligations under the Master Lease and Operating Lease to) (i) during the continuance of an Event of Default or a Trigger Period, furnish Lender, within thirty (30) days of the receipt by Borrower from Mortgage Borrower and Maryland Owner (or Master Tenant or Operator, as the case may be), of the annual Medicaid reimbursement rate sheets and the Medicare published rates, and any amendments thereto, and (ii) file all required Medicare or Medicaid cost reports on or prior to the date such reports are due.

        (d)   Borrower shall not permit Mortgage Borrower, Maryland Owner, Master Tenant, Operator or any Facility to, other than in the normal course of business, change the terms of any of the Medicare, Medicaid, or material third-party payor programs or its normal billing payment or reimbursement policies and related procedures, including the amount and timing of finance charges, fees and write-offs, in each case in any material respect.

        (e)   If, with respect to any Facility, Mortgage Borrower, Maryland Owner, Master Tenant or Operator shall receive a notice of the termination or decertification of any Medicare, Medicaid or third party payor contract or provider agreement, then Borrower shall promptly deliver (or cause Mortgage Borrower and Maryland Owner to deliver) to Lender a copy thereof and, with respect to such Facility, Borrower shall direct Master Tenant and Operator to (and shall enforce Master Tenant's and Operator's respective obligations under the Master Lease and Operating Lease to) furnish Lender, within ten (10) Business Days of receipt but at least five (5) days prior to the earliest date on which Mortgage Borrower and Maryland Owner (or Master Tenant and Operator, as the case may be) is required to take any action with respect thereto, a copy of any Medicare, Medicaid or other licensing or accreditation or ranking agency or entity survey, report, warning letter or notice and any statement of deficiencies that resulted in such termination or decertification and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey, report, warning letter or notice for Operator and any subsequent correspondence related thereto. In all events, Borrower shall direct Master Tenant and Operator to (and shall enforce Master Tenant's and Operator's respective obligations under the Master Lease and Operating Lease to) correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or of full participation in Medicare or Medicaid or a care program offered by an insurance company, managed care company or other third-party payor by the date required for cure by such agency or entity (plus extensions granted by such agency or entity).

        (f)    Borrower shall direct Master Tenant and Operator to (and shall enforce Master Tenant's and Operator's respective obligations under the Master Lease and Operating Lease to) furnish Lender, promptly after receipt thereof by Borrower (or Master Tenant or Operator, as the case may be), any other notices or charges issued relating to the non-compliance by Mortgage Borrower or Maryland Owner (or Master Tenant or Operator, as the case may be) with any Health Care Authority, insurance company, managed care company or other third-party payor Legal Requirements or Health Care Requirements, Health Care Licenses, certificates, authorizations or approvals which would reasonably be expected to, or do, have a Material Adverse Effect.

        (g)   Borrower shall furnish Lender, within ten (10) days of receipt by Mortgage Borrower or Maryland Owner, any and all notices (regardless of form) from any Health Care Authority that Mortgage Borrower's, Maryland Owner's, Master Tenant's or Operator's license, or Medicare or Medicaid certification by any Health Care Authority, is being revoked or suspended or to materially fine, materially penalize or impose remedies of a material nature upon Mortgage Borrower, Maryland Owner, Master Tenant or Operator.

        (h)   No Health Care License with respect to a Facility shall be (i) transferred to any location other than the applicable Facility except in each case to a de minimis extent or (ii) pledged as collateral security (other than any pledge as collateral security to Corporate Loan Lender which pledge is subject to the interests of (A) the landlord under the Operating Lease and (B) Mortgage Lender under the Mortgage Loan, including the Liens and security interests of the Mortgage Loan Documents). The preceding sentence shall not preclude a Facility from transferring a Health Care License to a replacement facility in accordance with Legal Requirements and Health Care Requirements and in doing so such Facility will meet any Loan Document requirements and Mortgage Loan Document requirements.

        (i)    Except as would not reasonably be expected to have, and does not have, a Material Adverse Effect, no Tenant, Operator or Facility shall take any action to rescind, withdraw, revoke, amend, modify, supplement or otherwise alter the nature, tenor or scope of any Health Care License or applicable provider payment program participation.

        Certain covenants contained in this Section 5.1.24 are subject to a Material Adverse Effect qualifier. If Borrower shall become aware of any material event, condition or omission that would have constituted a breach of any such covenant if same were not subject to a Material Adverse Effect qualifier, then Borrower shall cause Mortgage Borrower or Maryland Owner to commence promptly in the ordinary course of business and diligently pursue to completion the cure of such event, condition or omission in all material respects.

        5.1.25.    South Carolina Conditions.    Borrower shall use commercially reasonable efforts to cause to be satisfied the South Carolina Conditions within one (1) year of the Closing Date (as such period may be extended by Lender in its reasonable discretion so long as Borrower or Mortgage Borrower is diligently proceeding in good faith to so satisfy the South Carolina Conditions). Borrower shall cause Mortgage Borrower or Maryland Owner to in writing keep Lender apprised of the status of the efforts to satisfy the South Carolina Conditions.

        5.1.26.    Zoning Compliance.    Borrower shall cause Mortgage Borrower and Maryland Owner to (i) use commercially reasonable efforts to remedy all zoning and related matters and violations set forth on Schedule 5.1.26 as expeditiously as is commercially reasonable, and (ii) furnish Lender with reasonably satisfactory evidence of the foregoing, all in a commercially reasonable manner.

        5.1.27.    Replacements.    Borrower shall cause Mortgage Borrower and Maryland Owner to spend on Replacements with respect to each Facility, in each calendar year, an amount equal to $300 multiplied by the aggregate number of beds at the applicable Facility.

        5.1.28.    Mortgage Loan Reserve Funds.    (a) Borrower shall cause Mortgage Borrower to deposit and maintain each of the Mortgage Loan Reserve Funds in accordance with the terms of the Mortgage Loan Agreement as more particularly set forth in Article VII of the Mortgage Loan Agreement and to perform and comply with all the terms and provisions relating thereto. Borrower grants to Lender a first-priority perfected security interest in Borrower's interest in each of the Mortgage Loan Reserve Funds, if any, subject to the prior rights of Mortgage Lender, and any and all monies now or hereafter deposited in each Mortgage Loan Reserve Fund as additional security for payment of the Debt to the extent Borrower has an interest in same. Subject to the qualifications regarding Mortgage Lender's interest in the Mortgage Loan Reserve Funds, if any, until expended or applied in accordance with the Mortgage Loan Documents or the Loan Documents, Borrower's interest in the Mortgage Loan Reserve Funds, if any, shall constitute additional security for the Debt and, during the continuance of an Event of Default, Lender may, in addition to any and all other remedies available to Lender but subject to all prior rights of Mortgage Lender with respect thereto, apply any sums then present in any or all of the Mortgage Loan Reserve Funds to the payment of the Debt in any order in its sole discretion.

        (b)   Borrower shall cause Senior Mezzanine Borrower to deposit and maintain each of the Senior Mezzanine Loan Reserve Funds as more particularly set forth in Article VII of each Senior Mezzanine Loan Agreement and to perform and comply with all the terms and provisions relating thereto. Borrower grants to Lender a first-priority perfected security interest in Borrower's interest in each of the Senior Mezzanine Loan Reserve Funds, if any, subject to the prior rights of Senior Mezzanine Lender, and any and all monies now or hereafter deposited in each Senior Mezzanine Loan Reserve Fund as additional security for payment of the Debt to the extent Borrower has an interest in same. Subject to the qualifications regarding Senior Mezzanine Lender's interest in the Senior Mezzanine Loan Reserve Funds, if any, until expended or applied in accordance with the Senior Mezzanine Loan Documents or the Loan Documents, Borrower's interest in the Senior Mezzanine Loan Reserve Funds, if any, shall constitute additional security for the Debt and, during the continuance of an Event of

Default, Lender may, in addition to any and all other remedies available to Lender, but subject to all prior rights of Senior Mezzanine Lender, apply any sums then present in any or all of the Senior Mezzanine Loan Reserve Funds to the payment of the Debt in any order in its sole discretion.

        5.1.29.    Notices.    Borrower shall give notice to Lender as follows:

        (a)   of any event of default (taking into account all applicable notice, grace and cure periods) under any Contractual Obligation of Borrower, or, to the knowledge of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal or Guarantor that could reasonably be expected to have a Material Adverse Effect on Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, the ability of Borrower to perform under the Loan Documents, the ability of Senior Mezzanine Borrower to perform under the Senior Mezzanine Loan Documents, the ability of Mortgage Borrower and Maryland Owner to perform under the Mortgage Loan Documents, the rights and remedies of Lender under the Loan Documents, the rights and remedies of Senior Mezzanine Borrower under the Senior Mezzanine Loan Documents or the rights and remedies of Mortgage Borrower and Maryland Owner under the Mortgage Loan Documents;

        (b)   of any Senior Mezzanine Loan Event of Default or any Mortgage Loan Event of Default;

        (c)   of any requests (and provide Lender any documentation with respect to such request) by Mortgage Borrower for disbursements of (or increases in) any of the Mortgage Reserves or of a release of Net Proceeds; and

        (d)   of any notice sent by or to Mortgage Borrower or Maryland Owner under the Mortgage Cash Management Agreement, including, without limitation, each disbursement instruction.

        5.1.30.    Special Distributions.    On each date on which amounts are required to be disbursed to the Seventh Mezzanine Deposit Account pursuant to the terms of the Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, Borrower shall exercise its rights under the Sixth Mezzanine Borrower Company Agreement to cause Sixth Mezzanine Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed to the Seventh Mezzanine Deposit Account or otherwise paid to Lender on such date; provided, such distribution does not violate the provisions of the Mortgage Loan Agreement.

        5.1.31.    Curing.    Lender shall have the right, but shall not have the obligation, to exercise Borrower's rights, if any, under the Sixth Mezzanine Borrower Company Agreement (a) after prior notice, to cure an Event of Default under the Sixth Mezzanine Loan Agreement and (b) to satisfy any Liens, claims or judgments against the Property (except for Liens permitted by the Mortgage Loan Documents) or any Senior Mezzanine Collateral, in the case of either (a) or (b) unless Borrower, Senior Mezzanine Borrower or Mortgage Borrower shall be diligently pursuing remedies to cure to Lender's reasonable satisfaction. Borrower shall reimburse Lender on demand for any and all costs paid by Lender in connection with curing any such Senior Mezzanine Loan Event of Default or Mortgage Loan Event of Default or satisfying any such Liens, claims or judgments against any of the Senior Mezzanine Collateral or the Property.

        5.1.32.    Mortgage Borrower Covenants.    Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article V of the Mortgage Loan Agreement, regardless of whether the Mortgage Loan has been repaid and satisfied in full or otherwise terminated) unless otherwise consented to in writing by Lender; provided, that in no event shall a breach of this Section 5.1.32 provide Lender an independent right to declare an Event of Default hereunder prior to the time when Mortgage Lender would have the right to declare a Mortgage Loan Event of Default with regard to the breach or default under the Mortgage Loan Agreement which gave rise to such non-compliance under this Section 5.1.32.

        5.1.33.    Unlicensed Facilities.    In the event that (A)(i) any Health Care License reasonably necessary for the operation of the Facility in question shall not be issued to the Operator that is the tenant under the Operating Lease relating to such Facility, or (ii) any Health Care License referred to in clause (i) above shall be terminated or revoked or otherwise become ineffective pursuant to a final judgment or determination of any administrative or judicial reconsideration, appeal, challenge or other proceeding relating to the initial issuance of the applicable Health Care License, and (B) as a result thereof, the applicable Facility shall be closed or placed in a receivership or trusteeship or other similar mechanism (which is not subject to appeal) or on account thereof the applicable Operator is permanently prevented from receiving payments from patients, residents, any third party payor, Medicare or Medicaid with respect to such Facility, then Borrower shall, within ninety (90) days after the occurrence of the foregoing, make a prepayment of the Loan in an amount equal to the Allocated Loan Amount for such Individual Property (the "Unlicensed Facility Release Amount"), cause Mortgage Borrower and Maryland Owner to obtain the release of such Individual Property from the Lien of the Mortgage thereon in accordance with Section 2.6 of the Mortgage Loan Agreement (each such release, an "Unlicensed Facility Release") and comply with the applicable provisions of Section 2.6 hereof.

        5.1.34.    Supplemental Health Care Opinions.    Borrower shall, by no later than January 31, 2008, (i) deliver to Lender, with respect to each State in which an Individual Property is located, a legal opinion (the "Required Opinion") in form and substance and rendered by counsel reasonably acceptable to Lender, opining that the execution and delivery by HCR Manor Care Services, Inc. ("HMS"), and each Operator operating a Facility in such State of the Corporate Services Agreement, and the performance by HMS and each such Operator thereunder does not violate any Health Care Requirements, or (ii) comply with the provisions of the second sentence of this Section 5.1.34. In the event that Borrower shall fail not deliver to Lender any of such Required Opinion by January 31, 2008, then Borrower shall promptly cause to be amended such Corporate Services Agreement (with respect to each applicable State for which Lender has not received the Required Opinion) to provide that the compensation thereunder is not based upon a percentage of revenue, net revenue, earnings or similar compensation structure, but based upon a fixed dollar amount which is fair and reasonable pursuant to Health Care Requirements. If, subsequent to January 31, 2008, Borrower shall deliver a Required Opinion which was not previously delivered with respect to a State, then Borrower may cause Mortgage Borrower and Maryland Owner to amend the Corporate Services Agreement to provide for such compensation which is permissible pursuant to such Required Opinion.

        5.1.35.    Senior Mezzanine Borrower Covenants.    Borrower shall cause Senior Mezzanine Borrower to comply with all obligations with which Senior Mezzanine Borrower has covenanted to comply under the applicable Senior Mezzanine Loan Agreement and all other applicable Senior Mezzanine Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article V of the applicable Senior Mezzanine Loan Agreement, regardless of whether such Senior Mezzanine Loan has been repaid and satisfied in full or otherwise terminated) unless otherwise consented to in writing by Lender; provided, that in no event shall a breach of this Section 5.1.35 provide Lender an independent right to declare an Event of Default hereunder prior to the time when Senior Mezzanine Lender would have the right to declare a Senior Mezzanine Loan Event of Default with regard to the breach or default under the applicable Senior Mezzanine Loan Agreement which gave rise to such non-compliance under this Section 5.1.35.

        Section 5.2.    Negative Covenants.    Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

        5.2.1.    Operation of Properties.    (a) Borrower shall not, without Lender's prior consent: (i) permit to be surrendered, terminated or canceled the Master Lease or, unless in connection with a Permitted Release, Unlicensed Facility Release, Affected Property Release or Limited Cure Release of an Individual Property in accordance with Section 2.6, 5.1.28, 6.4(d) or 8.1(c) of the Mortgage Loan

Agreement and Section 2.6, 5.1.33 or 8.1(c) of this Agreement, or the substitution of an Individual Property in accordance with Section 2.5 of the Mortgage Loan Agreement and Section 2.5 of this Agreement, any of the Operating Leases; (ii) reduce or consent to the reduction of (or permit the reduction or the consent to the reduction) of the term of the Master Lease or any of the Operating Leases; (ii) permit the reduction or the consent to the reduction of the term of the Master Lease or any of the Operating Leases; (iii) permit to be decreased or the consent to the decrease of the amount of any rent or other charges payable under the Master Lease or, unless in connection with a Permitted Release, Unlicensed Facility Release, Affected Property Release or Limited Cure Release of an Individual Property in accordance with Section 2.6, 5.1.28, 6.4(d) or 8.1(c) of the Mortgage Loan Agreement and Section 2.6, 5.1.33 or 8.1(c) of this Agreement, or the substitution of an Individual Property in accordance with Section 2.5 of the Mortgage Loan Agreement and Section 2.5 of this Agreement, any of the Operating Leases; (iv) permit other than pursuant to the Corporate Loan, any Master Tenant or, Operator to, further Transfer, convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, whether or not for consideration) the Security Agreement (as defined in the Collateral Assignment of Security Agreement (as defined in the Mortgage Loan Agreement)) or the Collateral (as defined in the Collateral Assignment of Security Agreement (as defined in the Mortgage Loan Agreement)), or (v) otherwise permit to be modified, changed, supplemented, altered, amended, waived or released any of the material rights and remedies of Mortgage Borrower, Maryland Owner, Master Tenant or any Operator under any of the Leases (other than Non-Material Leases) other than any amendment of the Master Lease to release an Individual Property therefrom on account of a Permitted Release, Unlicensed Facility Release, Affected Property Release or Limited Cure Release of an Individual Property in accordance with Section 2.6, 5.1.28, 6.4(d) or 8.1(c) of the Mortgage Loan Agreement and Section 2.6, 5.1.33 or 8.1(c) of this Agreement (provided that Lender shall not unreasonably withhold its consent to any modification, change, supplement, alteration, amendment, waiver or release of the Operating Lease as may be reasonably necessary to comply with the requirements of this Agreement or any other Loan Document, Mortgage Loan Document or any Health Care Requirements).

        (b)   Borrower shall not permit to be entered into any agreement for the management of the Properties (or any portion thereof) without Lender's prior written consent (which consent of Lender shall not be unreasonably withheld).

        (c)   During the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Master Lease or any Operating Lease or any management agreement without, in each instance, the prior written consent of Lender, which consent may be withheld in Lender's sole discretion.

        (d)   Borrower shall not permit South Carolina Mortgage Borrower to, without Lender's prior consent: (i) surrender, terminate or cancel (or permit to be surrendered, terminated or canceled) any South Carolina Management Agreement; (ii) reduce or consent to the reduction of (or permit the reduction or the consent to the reduction of) the term of any South Carolina Management Agreement; (iii) decrease or consent to any decrease (or permit to be decreased or the consent to the decrease) of the amount of any management fees or other charges payable under any South Carolina Management Agreement; (iv) further convey, assign, sell, encumber, pledge, hypothecate, grant a security interest in, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, whether or not for consideration) its interest under any South Carolina Management Agreement or any portion thereof; or (v) otherwise modify, change, supplement, alter or amend, or waive or release (or permit to be modified, changed, supplemented, altered, amended, waived or released) in any material respect any of the rights and remedies of Master Tenant, or any South Carolina Operator, under any South Carolina Management Agreement (provided that Lender shall not unreasonably withhold its consent to any modification, change, supplement, alteration, amendment, waiver or release of any South Carolina Management Agreement as may be reasonably necessary to comply with the requirements of this Agreement or any other Loan Document or any Health Care Requirements).

        5.2.2.    Liens.    Borrower shall not cause or permit any Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner to create, incur, assume or suffer to exist any Lien on any portion of any Individual Property, any of the Senior Mezzanine Collateral or any of the Collateral or permit any such action to be taken, except:

        (a)   Permitted Encumbrances;

        (b)   Liens created by or permitted pursuant to the Loan Documents, the Senior Mezzanine Loan Documents or the Mortgage Loan Documents;

        (c)   Liens for Taxes or Other Charges not yet due and payable; and

        (d)   Solely as relates to the Personal Property, the Corporate Loan.

        5.2.3.    Dissolution.    Borrower shall not, nor shall it permit Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or Operator to, (a) engage in any dissolution, liquidation or consolidation or merger with or into any other Person, (b) engage in any business activity not related to (i) in the case of Borrower, ownership of the Collateral, (ii) in the case of Senior Mezzanine Borrower, ownership of the Senior Mezzanine Collateral, (iii) in the case of Mortgage Borrower or Maryland Owner, the ownership and operation of the Properties and (iv) in the case of Master Tenant and Operator, the leasing and operation of the Properties and guaranties of obligations under the Corporate Loan, (c) Transfer, lease or sell, in one transaction or any combination of transactions, its assets or all or substantially all of its properties or assets (except to the extent expressly permitted by the Loan Documents), (d) modify, amend, waive or terminate its organizational documents in any material respect or its qualification and good standing in any jurisdiction or (e) cause or permit the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of formation of the Principal in any material respect, in each case, without obtaining the prior consent of Lender.

        5.2.4.    Change in Business.    Borrower shall not permit, allow or otherwise cause Mortgage Borrower (other than Maryland Borrower) and Maryland Owner to enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business or activities incidental thereto or undertake or participate in activities other than the continuance of its present business consistent with past practices. Borrower shall not permit, allow or otherwise cause Senior Mezzanine Borrower to enter into any line of business other than the ownership and operation of the Senior Mezzanine Collateral, or make any change in the scope or nature of its business or activities incidental thereto or undertake or participate in activities other than the continuance of its present business. Borrower shall not enter into any line of business other than the ownership of the Collateral, or make any material change in the scope or nature of its business or activities incidental thereto or undertake or participate in activities other than the continuance of its present business. Borrower shall not permit Maryland Borrower to enter into any line of business other than its current line of business, or make any material change in the scope or nature of its business or activities incidental thereto or undertake or participate in activities other than the continuance of its present business consistent with past practices.

        5.2.5.    Debt Cancellation.    Borrower shall not, nor shall it permit Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or Operator to, cancel or otherwise forgive or release any claim or debt owed to it by any Person, except in the ordinary course of its business in accordance with past practices.

        5.2.6.    Zoning.    Borrower shall not initiate or consent to or permit Mortgage Borrower and Maryland Owner to initiate or consent to any zoning reclassification of all or any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of all or any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

        5.2.7.    Ground Lease.    (a) Borrower shall not permit any Leasehold Borrower, without Lender's prior written consent, to fail to exercise any option or right to renew or extend the term of the applicable Ground Lease in accordance with the terms of such Ground Lease, and shall give immediate notice to Lender thereof and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the Lien of the Mortgage on such extended or renewed lease term.

        (b)   Borrower shall not permit any Leasehold Borrower to waive, excuse, or in any way release or discharge the ground lessor under any Ground Lease of or from such ground lessor's material obligations, covenants and/or conditions under the related Ground Lease without the prior written consent of Lender.

        (c)   Borrower shall not permit any Leasehold Borrower to, without Lender's prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify, amend, supplement or restate, any Ground Lease. Consent to one change, modification, amendment, supplement or restatement shall not be deemed to be a waiver of the right to require consent to other, future or successive changes, modifications, amendments, supplements or restatements. Any acquisition of ground lessor's interest in any Ground Lease by Mortgage Borrower, Maryland Owner or any Affiliate thereof shall be accomplished by Mortgage Borrower or Maryland Owner in such a manner so as to avoid a merger of the interests of ground lessor and ground lessee in such Ground Lease, unless consent to such merger is granted by Lender.

        (d)   Borrower shall not permit any Leasehold Borrower to fail to pay any rent, additional rent or other charge payable under any Ground Lease as and when such rent or other charge is due (unless waived in writing by the ground lessor under such Ground Lease).

        (e)   Borrower shall not permit to occur any event of default (beyond any applicable notice, grace or cure periods) by any Leasehold Borrower, as tenant under the related Ground Lease, in the observance or performance of any term, covenant or condition of such Ground Lease on the part of such Leasehold Borrower, to be observed or performed (unless waived in writing by the ground lessor under such Ground Lease).

        5.2.8.    Principal Place of Business and Organization.    Borrower shall not (nor shall Borrower permit Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or any Operator) to change its principal place of business (or such other location where its books and records are located) set forth on Schedule 4.1.28, without, in each instance, first giving Lender ten (10) days' prior notice. Borrower shall not (nor shall Borrower permit Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant or any Operator) to change the place of its organization as set forth on Schedule 4.1.28, without, in each instance, the consent of Lender (which consent shall not be unreasonably withheld). Upon Lender's request, Borrower shall deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Collateral as a result of any such change of place of organization.

        5.2.9.    ERISA.    (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

        (b)   Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a "plan" within the meaning of Section 4975 of the Code that is subject to Section 4975 of the Code, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) the transactions by or with Borrower contemplated by this Agreement are not subject to any state statute similar to the provisions of Section 406 of ERISA or Section 4975 of the Code; and (iii) Borrower's assets constitute "plan assets" of any plan subject to Section 406 of ERISA or Section 4975 of the Code.

        5.2.10.    Transfers.    (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and that of its members and principals and (if Borrower is a trust) beneficial owners in owning the Collateral in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Debt and the performance of the obligations contained in the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Collateral.

        (b)   Without the prior consent of Lender and except to the extent otherwise set forth in this Section 5.2.10 or in connection with the release of a Release Property subject to and in accordance with, as applicable, Section 2.6 or Section 8.1(c) hereof (and, as applicable, Section 2.6, 6.4(d) or 8.1(c) of the Mortgage Loan Agreement), Borrower shall not, nor shall it permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, sublet, grant a security interest in, grant options with respect to, or otherwise transfer, exchange or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any of the Collateral, any of the Senior Mezzanine Collateral, any Individual Property or any part thereof or any legal or beneficial interest therein or, except as may be expressly permitted under and in accordance with Section 5.1.22 hereof, any Lease of any part thereof or any legal or beneficial interest therein, (ii) permit a Sale or, other than as contemplated by the Loan, the Other Mezzanine Loans or the Corporate Loan, a Pledge of an interest in any Restricted Party or (iii) except for Permitted Encumbrances, mortgage, hypothecate or otherwise encumber the leasehold interest in any Operating Lease (collectively, a "Transfer"), other than pursuant to Leases of space in the Improvements and Non-Material Leases to tenants in accordance with the provisions of Section 5.1.22.

        (c)   A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner agrees to sell the Collateral, any of the Senior Mezzanine Collateral or an Individual Property, as applicable, or any part thereof, for a price to be paid in installments; (ii) an agreement by Mortgage Borrower or Maryland Owner leasing all or a substantial part of an Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower's or Maryland Owner's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

        (d)   Notwithstanding the provisions of this Section 5.2.10, the following Transfers shall not be deemed to be a Transfer; provided that any such Transfer is a complete conveyance of the related interest and not a Pledge (other than as expressly set forth below), encumbrance or other Transfer of such interest

            (i)  the Transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the direct or indirect interests in a Restricted Party; provided, however, that (A) no such Transfers shall result in the change of control in the Restricted Party, and (B) as a condition to each such Transfer, (I) Lender shall receive not less than thirty (30) days' prior notice of such proposed Transfer and (II) at all times, Carlyle and/or one or more Affiliates of Carlyle shall continue to own, directly or indirectly, at least a fifty-one percent (51%) interest in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant and Operator;

           (ii)  the Pledge of any direct or indirect interests in any Operator, Master Tenant or any direct or indirect equity holder in the Operator and/or in HCR Properties, LLC in favor of Corporate Loan Lender as security for the Corporate Loan as same may have been refinanced subject to the provisions of Section 5.2.12, and any Transfer which occurs as the result of the exercise of remedies by Corporate Loan Lender in accordance with the Corporate Loan or the holders of any indebtedness used to refinance the Corporate Loan, subject to the provisions of Section 5.2.12; provided, however, that it shall be a condition to a Transfer to any Person pursuant to a foreclosure on such Pledge or other sale or assignment thereof that (A) Mortgage Borrower and Maryland Owner shall have obtained and delivered to Lender prior written confirmation from the applicable Rating Agencies that such Transfer shall not cause a downgrade, withdrawal or qualification of the ratings of any Securities or any class thereof issued upon the Securitization of the Mortgage Loan, (B) no Event of Default shall then be continuing, (C) none of Lender, Senior Mezzanine Lender or Mortgage Lender shall have commenced an Enforcement Action under the Loan Documents, the applicable Senior Mezzanine Loan Documents or the Mortgage Loan Documents, (D) no Bankruptcy Action shall have occurred with respect to Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner, (E) no event shall have occurred or would reasonably be expected to occur as a result thereof, which would be reasonably expected to have, or has, a Material Adverse Effect, and (F) the new Operator shall be a Qualified Operator approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed; and

          (iii)  any Transfer which occurs as the result of the exercise of remedies by Lender or any Other Mezzanine Lender in accordance with the Loan or any Other Mezzanine Loan.

        With respect to each of the Transfers set forth in clauses (i) through (iii) above, (A) if after giving effect to any such Transfer and all prior Transfers, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests of Borrower are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interests in Borrower as of the Closing Date, it shall be an additional condition to such Transfer that Lender receives an Additional Insolvency Opinion reasonably acceptable to Lender, (B) in the event that such Transfer renders an assumption in the True Lease Opinion untrue, it shall be an additional condition to such Transfer that Lender receives an Additional True Lease Opinion regarding such Transfer reasonably acceptable to Lender, and (C) if a Securitization of the Mortgage Loan shall have occurred, in the event that such Transfer (I) is of more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower or (II) results in a Person other than Carlyle controlling HCR Healthcare, LLC or any direct or indirect subsidiary thereof, it shall be an additional condition to such Transfer that (1) Borrower shall have caused Mortgage Borrower and Maryland Owner to have obtained and delivered to Lender prior written confirmation from the applicable Rating Agencies that such Transfer will not cause a downgrade, withdrawal or qualification of the then-current ratings of the Securities or any class thereof, and shall have obtained each Designated Mezzanine Lender's consent thereto, which consent shall not be unreasonably withheld, and, (2) if one or more Operators are replaced as a result of such Transfer, that each such replacement Operator shall be a Qualified Operator.

        Notwithstanding any provision hereof to the contrary, this Section 5.2.10 shall not prohibit or restrict (i) any Transfer of any interest in Guarantor or any Transfer of any interests in or assets of any Affiliate of Guarantor (other than any direct or indirect subsidiary of HCR Properties, LLC or HCR Healthcare, LLC), (ii) any Transfer of any equity interests in any Restricted Party (other than Borrower, Maryland Owner, Mezzanine Borrower, Master Tenant, or Operator), or (iii) any merger or consolidation of any Restricted Party (other than Borrower, Maryland Owner, Mezzanine Borrower, Master Tenant or Operator), so long as, after giving effect to such Transfer, merger or consolidation, (A) Carlyle and/or one or more Affiliates of Carlyle shall continue to have a Controlling Equity Interest in Guarantor, Manor Care, HCR Properties, LLC and HCR Healthcare, LLC, and (B) 100% of the equity interests of each of HCR VII Properties, LLC, HCR II Healthcare, LLC, Borrower, Maryland Owner, Mezzanine Borrower, Principal, Master Tenant and Operator are owned by HCR Properties, LLC or HCR Healthcare, LLC, and Guarantor controls Manor Care, HCR Properties, LLC and HCR Healthcare, LLC. For the purposes of this paragraph, a "Controlling Equity Interest" in Guarantor or a subsidiary of Guarantor means (1) if the equity securities of neither Guarantor nor any direct or indirect parent of Guarantor are traded on a national securities exchange, ownership, directly or indirectly, of at least fifty-one percent (51%) of the equity and voting interests of Guarantor (or such direct or indirect parent) or such subsidiary, as applicable, and (2) if the equity securities of either Guarantor or any direct or indirect parent of Guarantor are traded on a national securities exchange, ownership, directly or indirectly, of at least 30% of the equity and voting interests of Guarantor (or such direct or indirect parent) or such subsidiary, as applicable, and the possession of the power to direct and cause the direction of the voting rights associated with such interests, provided that no Person (other than Carlyle or an Affiliate of Carlyle) then holds a greater percentage of the equity or voting interests in Guarantor (or such direct or indirect parent) or such subsidiary, as applicable. For purposes of this paragraph "control" shall mean the direct or indirect power to direct and cause the direction of the management and policies of a Person whether through ownership of voting securities, beneficial interest, by contract or otherwise. For the avoidance of doubt, no prohibited Transfer of equity interests in any direct or indirect subsidiary of HCR Properties, LLC or HCR Healthcare, LLC shall be deemed to have occurred solely by virtue of a Transfer that is otherwise permitted hereunder of direct or indirect equity interests in HCR Properties, LLC or HCR Healthcare, LLC.

        Nothing contained herein shall be deemed to prohibit Corporate Loan Lender from syndicating or otherwise transferring its rights under the Corporate Loan. In addition, nothing contained herein shall be deemed to prohibit additional borrowings or the refinancing of all or a portion of the Corporate Loan (without increasing the principal amount thereof other than as permitted under Section 5.2.12); provided that, at Lender's request, Corporate Loan Lender, each Other Mezzanine Lender, Mortgage Lender and Lender shall have entered into an intercreditor agreement with Lender in form and substance reasonably acceptable to Lender, Mortgage Lender and each Other Mezzanine Lender prior to a Securitization, and, if a Securitization shall have occurred, acceptable to the Rating Agencies and reasonably acceptable to Mortgage Lender and each Designated Mezzanine Lender.

        Notwithstanding anything contained in this Section 5.2.10(d) to the contrary, a direct Transfer of any direct ownership interests in any Senior Mezzanine Borrower, any Mortgage Borrower or Maryland Owner shall not be permitted.

        (e)   No consent to any assumption of the Loan shall occur on or before the Payment Date occurring in December 2008. Thereafter, Lender shall not unreasonably withhold its consent to the one-time Transfer (provided that any such Transfer is a complete conveyance of the related interest and not a Pledge) of (i) all of the Properties or (ii) one hundred percent (100%) of the ownership interests in each Borrower (in a single transaction); provided that each of the following conditions are satisfied:

            (i)  (1) such sale has been approved or deemed approved under the Mortgage Loan Documents and all conditions set forth in the Mortgage Loan Documents relating thereto have been satisfied, without waiver or modification and (2) such sale has been approved or deemed approved under the Senior Mezzanine Loan Documents and all conditions set forth in the Senior Mezzanine Loan Documents relating thereto have been satisfied, without waiver or modification, and in each case Lender shall have received evidence that all such conditions shall have been satisfied; provided that such evidence shall in all cases consist of the identical evidence or documentation provided to Mortgage Lender or Senior Mezzanine Lender in satisfaction of such conditions;

           (ii)  no Event of Default shall be continuing;

          (iii)  the proposed transferee(s) or grantee(s) ("Transferee(s)") shall be (A) a reputable Person of good character, (B) either (I) a Qualified Transferee or (II) another creditworthy Person, with sufficient financial worth considering the obligations assumed and undertaken, and in either such case as evidenced by financial statements and other information reasonably requested by Lender, and (C) shall have an organizational structure reasonably acceptable to Lender;

          (iv)  the Transferee(s) shall have sufficient experience in the ownership and management of properties similar to the Properties, and such Transferee(s)' operating tenant or property manager, as the case may be, shall be a Qualified Operator unless the Qualified Operator is otherwise approved pursuant to this Section 5.2.10(e), and in each case, Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Transferee(s) without approving the substitution of the operating tenant or property manager); provided that, so long as the Master Lease and Operating Lease is in force and effect and the current Master Tenant and Operator shall continue to be the tenant thereunder, the condition with respect to the Master Tenant and Operator set forth in this clause (iii) shall be deemed to have been satisfied in all respects;

           (v)  the Transferee(s) shall have, if it (they) shall be the grantees of the real property portion of the Properties, executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender (which agreement shall contain in substance the provisions of Section 9.3 hereof) evidencing such Transferee's agreement to abide by and be bound by the terms of the Note, this Agreement and the other Loan Documents after the date of the assumption, together with such title insurance endorsements as may be requested by Lender;

          (vi)  the Transferee (i) shall assume (1)(A) the Mortgage Loan and the Mortgage Loan Documents and (B) all the agreements of Mortgage Borrower and Maryland Owner under the Mortgage Loan Documents and (2)(A) each Senior Mezzanine Loan and the Senior Mezzanine Loan Documents and (B) all the agreements of Senior Mezzanine Borrower under the Senior Mezzanine Loan Documents, (ii) shall be a bankruptcy-remote Single Purpose Entity, and (iii) shall otherwise have a legal and ownership structure that is (A) substantially the same as Mortgage Borrower and Maryland Owner or (B) at least as favorable to Lender, as determined by Lender in its reasonable discretion, as the legal and ownership structure of Mortgage Borrower and Maryland Owner

         (vii)  without limiting any other provisions of this Section 5.2.10, all of the entities which own interests in the Transferee similar to the interests in Mortgage Borrower and Maryland Owner owned by Borrower (the "Mezzanine Entities") (i) shall assume (a) each Senior Mezzanine Loan and all of the agreements of Senior Mezzanine Borrower under the Senior Mezzanine Loan Documents and (b) the Loan and all the agreements of Borrower under the Loan Documents (and without limiting the foregoing, all of the ownership interests in the Transferee, all payments thereon and all proceeds thereof shall be pledged to Lender on terms no less favorable than the pledge of the Collateral under the Pledge Agreement), (ii) shall each be a bankruptcy-remote Single Purpose Entity, (iii) shall otherwise have a legal and ownership structure that is (A) substantially the same as Borrower or (B) at least as favorable to Lender, as determined by Lender in its reasonable discretion, as the legal and ownership structure of Borrower. Borrower and each Mezzanine Entity shall enter into a pledge agreement and pledge its equity ownership in the entity directly owned by it and deliver to Lender a UCC Title Insurance Policy with respect thereto;

        (viii)  Borrower shall have delivered to Lender an Additional Insolvency Opinion and Additional True Lease Opinion reflecting the proposed Transfer reasonably satisfactory in form and substance to Lender;

          (ix)  Transferee(s) shall comply with the representations and covenants set forth in Section 5.2.9 hereof;

           (x)  There shall be no then-existing breach of any applicable REIT Representations and Covenants;

          (xi)  Lender shall have received (a) an assumption fee equal to 0.25% of the principal amount of the Debt on the date of such assumption and (b) the payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such assumption (including the cost of any third party reports and reasonable legal fees and disbursements);

         (xii)  prior to any release of the Guarantor, a substitute Person reasonably acceptable to each Designated Mezzanine Lender shall have executed and delivered a replacement guaranty and environmental indemnity covering the period from and after the effective date of the assumption and substantially in the form of the Guaranty and the Environmental Indemnity, whereupon Guarantor shall be released from its obligations under the Guaranty and Environmental Indemnity other than with respect to matters which first occurred or matters or events which first arose prior to the effective date of the assumption;

        (xiii)  Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender of any required approval or consent of any Health Care Authorities that have direct or indirect authority or oversight over Borrower, the Properties, or the operations conducted on the Properties to the change in the owner and operator of the Properties and each Facility operated thereon;

        (xiv)  Neither the Transferee nor any Affiliate of the Transferee, shall have, within the seven (7) years immediately preceding such Transfer, (A) been subject to any material, uncured event of default in connection with a loan financing which resulted in any material indebtedness held by Lender or any other secondary market or institutional lender of similar size and with similar operations as Lender or (B) the subject of a proceeding under the Bankruptcy Code; and none of the principals which Control or own a material direct or indirect equity interest in the Transferee shall have ever been convicted of, or plead guilty to or no contest with respect to, a felony involving moral turpitude.

        (f)    Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

        5.2.11.    Certain Agreements Relating to the Merger.    Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld), permit the modification, amendment, supplementing or restatement of the Reorganization Documents, except to the extent the same would not be reasonably expected to have, and does not have, a Material Adverse Effect.

        5.2.12.    Certain Financial Covenants.    Borrower shall not, and shall not permit Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator, Master Tenant or Guarantor to cause or permit the Corporate Loan to be modified, amended or restated to be increased to, or to be refinanced in an amount greater than, the sum of $900,000,000 plus an amount equal to the additional indebtedness for borrowed money which the borrower under the Corporate Loan is permitted to incur under the Corporate Loan Documents as in effect on the date hereof, including, without limitation, incremental amounts incurred under Section 2.27 of the Corporate Loan Agreement.

        5.2.13.    Limitations on Distributions.    Following the occurrence and during the occurrence of an Event of Default, Borrower shall not make any distributions to its partners or members, as applicable.

        5.2.14.    Other Limitations.    Prior to the payment in full of the Debt, neither Borrower nor any of its Affiliates shall, without the prior written consent of Lender (which may be furnished or withheld in its reasonable discretion), give its consent or approval to any of the following actions or items:

        (a)   except as permitted under the Loan Documents, the Senior Mezzanine Loan Documents or the Mortgage Loan Documents or otherwise permitted by Lender herein, (i) any refinance of the Mortgage Loan or any Senior Mezzanine Loan, (ii) any prepayment in full or in part of the Mortgage Loan or any Senior Mezzanine Loan, (iii) any Transfer of any or all of the Property or any Senior Mezzanine Collateral or any portion thereof, or (iv) any action in connection with or in furtherance of the foregoing;

        (b)   any material modification, amendment, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents or the Senior Mezzanine Loan Documents or the Master Lease not otherwise permitted hereunder, under the Senior Mezzanine Loan Documents or under the Mortgage Loan Documents;

        (c)   except as permitted under the Loan Documents, the Senior Mezzanine Loan Documents or the Mortgage Loan Documents or otherwise permitted by Lender herein, creating, incurring, assuming, or suffering to exist any additional Liens on any portion of the Property, except for Permitted Encumbrances;

        (d)   the distribution to the partners, members or shareholders of any Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner of property other than cash; and

        (e)   except as expressly permitted by the Mortgage Loan Documents, any determination to restore any Individual Property after a Casualty or Condemnation.

        5.2.15.    Contractual Obligations.    Other than the Loan Documents and other than as permitted under the definition of Special Purpose Entity (Borrower), the Borrower Company Agreement, the Sixth Mezzanine Borrower Company Agreement (and the initial equity interests in Borrower issued pursuant thereto), neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except in each case for such liabilities, not material in the aggregate, that are incidental to its activities as a regular member, of any Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner.

        5.2.16.    Limitation on Securities Issuances.    Borrower shall not, and shall not permit any of Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator or Master Tenant to, issue any membership interests or other securities other than those that have been issued as of the date hereof.

        5.2.17.    Refinancing.    Borrower shall not consent to or permit a refinancing of the Mortgage Loan or any Other Mezzanine Loan (other than in connection with the simultaneous refinancing of the Loan, the Mortgage Loan and each of the Other Mezzanine Loans in their entirety and in accordance with the terms and provisions of the Loan Documents, the Mortgage Loan Documents and the Other Mezzanine Loan Documents, respectively), unless it obtains the prior consent of Lender, which consent may be given or withheld by Lender in its sole discretion.

        VI.    INSURANCE; CASUALTY; CONDEMNATION

        Section 6.1.    Insurance.    (a) Borrower shall cause Mortgage Borrower to maintain at all times during the term of the Loan the Policies required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as an additional insured under each of the Policies described in Sections 6.1(a)(ii), (ix) and (xii) of the Mortgage Loan Agreement. In addition, Borrower shall cause Lender to be named as a named insured together with Mortgage Lender, as their interest may appear, under the Policies required under Sections 6.1(a)(i), (iv), (v), (vii) and (x) of the Mortgage Loan Agreement. Borrower shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Borrower shall provide Lender with evidence of all such insurance required hereunder on or before the date on which Mortgage Borrower is required to provide such evidence to Mortgage Lender.

        (b)   If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, after notice to Borrower, Mortgage Borrower and Maryland Owner to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender within ten (10) days of demand and shall bear interest at the Default Rate.

        Section 6.2.    Casualty.    If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall cause (with respect to a Casualty with respect to which the Net Proceeds would reasonably be expected to exceed $500,000) Mortgage Borrower and Maryland Owner to give reasonably prompt notice of such damage to Lender and shall, or shall cause Mortgage Borrower and Maryland Owner to reasonably promptly commence and diligently prosecute the completion of the Restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 of the Mortgage Loan Agreement; provided, however, in the event that Net Proceeds are not made available by Mortgage Lender for restoration (A) Borrower and Mortgage Borrower and Maryland Owner shall not be required to repair or restore the Individual Property as set forth above, provided that Borrower shall cause Mortgage Borrower and Maryland Owner to take, at its own expense, such steps as may be reasonably required to put and maintain the Improvements in a safe and secure condition; (B) Borrower or Mortgage Borrower and Maryland Owner may, at its or their own expense, make such alterations and repairs to the Improvements as Borrower and Mortgage Borrower and Maryland Owner may desire to restore the Improvements to a functioning skilled nursing facility or assisted living facility in compliance with all applicable material Legal Requirements and material Health Care Requirements; (C) Lender shall waive any defaults hereunder based on the physical condition of the Improvements unless and until Borrower or Mortgage Borrower and Maryland Owner shall restore the same as set forth in the foregoing clause (B); and (D) Borrower shall permit Mortgage Borrower and Maryland Owner to obtain a release of the Individual Property from the lien of the Mortgage subject to and in accordance with Section 2.6.1 hereof and Section 2.6.1 of the Mortgage Loan Agreement. Borrower shall pay or cause Mortgage Borrower and Maryland Owner to pay, all costs of such Restoration whether or not such costs are covered by insurance. Lender may after notice to Borrower, but shall not be obligated to, make proof of loss if not made reasonably promptly by Borrower or Mortgage Borrower and Maryland Owner. In the event of a Casualty where the loss does not exceed the Restoration Threshold, Mortgage Borrower and Maryland Owner may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable manner. In the event of a Casualty where the loss exceeds the Restoration Threshold (or if below the Restoration Threshold, if such adjustment is not carried out in a commercially reasonable manner) or if an Event of Default then exists, Mortgage Borrower and Maryland Owner may settle and adjust such claim only with the consent of Lender. In addition, Lender may participate in any such settlement or adjustment discussions with any insurance companies with respect to any Casualty in which the loss exceeds the Restoration Threshold and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. Notwithstanding anything contained herein to the contrary, if, following a Casualty, in the event that Net Proceeds therefor are not made available by Mortgage Lender for restoration of the affected Individual Property, and Mortgage Borrower and Maryland Owner have received a "Rejectable Offer", under and as defined in the Master Lease, from the Operator of the affected Individual Property, Mortgage Lender shall make such Net Proceeds available to Mortgage Borrower and Maryland Owner (in the event that such Rejectable Offer is not accepted, but the applicable Individual Property is to be released from the Mortgage Loan and the related Operating Lease is to be terminated), or, at Mortgage Borrower's and Maryland Owner's direction, to the applicable Operator (in the event that the Rejectable Offer is accepted and the affected Individual Property is to be sold to the related Operator).

        Section 6.3.    Condemnation.    Borrower shall reasonably promptly give Lender notice of the commencement or of any threatened in writing proceeding for the Condemnation of any Individual Property and shall cause Mortgage Borrower and Maryland Owner to deliver to Lender copies of any and all papers served by any Governmental Authority in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation; provided, however, that in the event of a Condemnation with respect to an Individual Property where the amount of the taking does not exceed the Restoration Threshold, Mortgage Borrower and Maryland Owner may settle and compromise such Condemnation without Lender's participation so long as (a) no Event of Default is continuing and (b) such settlement is carried out in a commercially reasonable and timely manner. Borrower shall cause Mortgage Borrower and Maryland Owner, at its or their expense, to diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in the Loan Agreement and the Debt shall not be reduced until the Net Liquidation Proceeds After Debt Service have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Net Liquidation Proceeds After Debt Service at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall cause Mortgage Borrower and Mortgage Owner to reasonably promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4 of the Mortgage Loan Agreement.

        Section 6.4.    Restoration.    Borrower shall, or shall cause Mortgage Borrower to, deliver to Lender all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 6.4 of the Mortgage Loan Agreement in connection with the Restoration of the Property after a Casualty or Condemnation.

        VII.    RESERVE FUNDS

        Section 7.1.    Low DSCR Reserve Funds.

        7.1.1.    Deposits.    During the continuance of a Trigger Period, Lender shall have the right (i) to deposit all Low DSCR Interest Floor Reserve Funds into an account created for such purpose under the Cash Management Agreement (the "Low DSCR Interest Floor Reserve Account"), and (ii) to deposit all Low DSCR General Reserve Funds into an account created for such purpose under the Cash Management Agreement (the "Low DSCR General Reserve Account"), which Low DSCR Interest Floor Reserve Funds and Low DSCR General Reserve Funds shall constitute additional collateral for the Debt.

        7.1.2.    Disbursements of Low DSCR Reserve Funds.    Upon the expiration of a Trigger Period, Lender shall disburse any funds remaining in the Low DSCR General Reserve Account to Borrower. Borrower shall use all Low DSCR Interest Floor Reserve Funds, if any, on deposit in the Low DSCR Interest Floor Reserve Account solely to make distributions (through each intermediate parent) to Manor Care, solely for contribution by Manor Care to HCR Healthcare, LLC to be used solely to fund the current obligations of HCR Healthcare, LLC under those certain interest rate hedge instruments sold by HCR Healthcare, LLC in the aggregate notional amount of the Mortgage Loan and the Mezzanine Loans, with respect to a LIBOR floor in the amounts provided for under Section 3(c)(v) of the Cash Management Agreement. In addition, provided that no Event of Default is then continuing, Lender shall, if so directed by Borrower, disburse Low DSCR General Reserve Funds to Borrower solely to pay the costs of Capital Expenditures at the Properties in accordance with an Approved Quarterly CapEx Budget that are otherwise permitted under the Loan Documents. Any request for disbursement from the Low DSCR General Reserve Account shall be accompanied by an Officer's Certificate with such supporting materials as shall be reasonably satisfactory to Lender to establish that Borrower is entitled to such disbursement and certifying that such funds have been or will be applied solely to pay for Capital Expenditures pursuant to an Approved Quarterly CapEx Budget.

        Section 7.2.    Tax and Insurance Reserve Funds.

        7.2.1.    Deposits.    (a) On the Closing Date, Borrower shall deposit with Lender the sum of $11,226,054.04, and thereafter on each Payment Date, Borrower shall pay or cause Master Tenant and Operator to pay to Lender (a) one-twelfth of the Taxes that Lender estimates in its reasonable discretion based on the history of Taxes assessed against the applicable Individual Property (including for this purpose, with respect to each Individual Property listed on Schedule 4.1.16, the entire tax lot of which such Individual Property is a part), will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates in its reasonable discretion based on the history of Insurance Premiums for the relevant individual Property, will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Amounts so deposited in (a) and (b) above shall be referred to herein as the "Tax and Insurance Reserve Funds" and the account in which such amounts are held shall be referred to herein as the "Tax and Insurance Reserve Account." Lender will apply the full extent of Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Reserve Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, either return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account hereunder. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be promptly returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines based upon invoices for the current or previous Tax periods that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower in writing of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates as provided above is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be; provided, however, that notwithstanding the foregoing, Borrower shall not be required to pay any such additional amounts until five (5) Business Days after Lender shall have given written notice of the additional amount due.

        (b)   Borrower shall have the right, exercisable on thirty (30) days' notice to Lender, in lieu of making monthly deposits hereunder on account of Taxes, to (i) deposit with Lender Tax and Insurance Reserve Funds in an amount estimated by Lender from time to time in accordance with the standards set forth in clause (a) above, to be sufficient to pay one-half (1/2) of the Taxes assessed against the Properties in the ensuing twelve (12) month period, which deposit shall serve as additional security for Borrower's obligations under the Loan Documents. In the event that Borrower shall make such election, then (i) Borrower shall have no obligation to make any further monthly deposits on account of Taxes, but shall instead have the obligation to within ten (10) Business Days of request by Lender, increase the amount on deposit to cover any increase in Lender's estimate as aforesaid in the amount of Taxes that will be payable over the ensuing twelve (12) month period, and (ii) Lender shall have no obligation to apply or release any Tax and Insurance Reserve Funds to or for the payment of Taxes, and all Taxes shall thereafter be paid by Borrower with other funds of Borrower.

        7.2.2.    Waiver of Tax and Insurance Escrow.    Without limiting any provision of Section 5.1.2 or Section 8.1(a)(iii) hereof, Borrower shall be relieved of its obligation to make the deposits to the Tax and Insurance Reserve Account in respect of Taxes and Insurance Premiums under Section 7.2.1 above and generally of all of its obligations and rights under this Section 7.2 (and Lender shall have no corresponding obligation to apply any of the Tax and Insurance Funds to the payment of Taxes and Insurance Premiums), unless (i) Lender has received notice of the non-payment of all Taxes and Insurance Premiums by Mortgage Borrower and Maryland Owner or, alternatively, (ii) in the case where Senior Mezzanine Borrower has established and is maintaining the Tax and Insurance Reserve Account, Lender has received notice of the non-payment of all Taxes and Insurance Premiums by such Senior Mezzanine Borrower.

        Section 7.3.    Intentionally Omitted.

        7.3.1.    Deposits.    (a) Borrower shall pay to Lender on the Closing Date an amount equal to one-fourth (1/4) of the product of the following: (i) $300.00, multiplied by (ii) the aggregate number of beds at the Facilities as adjusted by Lender annually based on the then aggregate number of beds at the Facilities (the "Replacement Reserve Deposit"), which amount is reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Properties during the calendar year (collectively, the "Replacements"). Amounts so deposited shall be referred to herein as the "Replacement Reserve Funds" and the account in which such amounts are held shall be referred to herein as the "Replacement Reserve Account". In lieu of delivering Replacement Reserve Funds, Borrower and Maryland Owner shall have the right pursuant to Section 7.6 to deliver a Letter of Credit in an amount equal to the Replacement Reserve Deposit. Except as specified in Section 7.3.1(b), Borrower acknowledges that Lender shall have no obligation to disburse any portion of the Replacement Reserve Funds which shall be held by Lender during the entire term of the Loan subject to Section 7.5.

        (b)   In the event that with respect to any calendar year commencing with 2008, (i) Borrower shall expend on Replacements more than the Required Annual Replacement Expenditure, (ii) Borrower shall deliver to Lender an Officer's Certificate certifying the total amount expended during such year for Replacements, with a breakdown by Individual Property, and (iii) no Event of Default shall then be continuing, then the amount of the Replacement Reserve Deposit for the immediately succeeding calendar year shall be reduced by an amount equal to one-fourth (1/4) of the amount by which such expenditures exceeded the Required Annual Replacement Expenditure. Within thirty (30) days after the end of each subsequent calendar year, Borrower shall deliver to Lender the Officer's Certificate described in clause (ii) above, and Lender shall, based on Borrower's expenditure for Replacements for such calendar year, adjust (i.e., increase or decrease) the amount of the Replacement Reserve Deposit so that it shall be equal to one-fourth (1/4) of the Required Annual Replacement Expenditure minus one-fourth (1/4) of the amount (if any) by which the expenditures for Replacements for the calendar year in question exceeded the Required Annual Replacement Expenditure for the calendar year in question. Within ten (10) Business Days after Lender shall have so adjusted the amount of the Replacement Reserve Deposit, (A) if Replacement Reserve Funds are then being held in the Replacement Reserve Account, Lender shall release to Borrower any excess Replacement Reserve Funds as so calculated then being held in the Replacement Reserve Account, or Borrower shall deliver to Lender an amount equal to any deficiency in the amount of the Replacement Reserve Funds then being held in the Replacement Reserve Account, as applicable, and (B) if a Letter of Credit is then being held by Lender in lieu of Replacement Reserve Funds, Borrower shall deliver to Lender a replacement Letter of Credit in an amount equal to the recalculated amount of the Replacement Reserve Deposit and Lender shall return to Borrower the existing Letter of Credit. Notwithstanding the foregoing, Borrower shall not be entitled to any reduction in the amount of the Replacement Reserve Deposit unless at the time in question the conditions set forth in clauses (i) and (iii) above are satisfied.

        7.3.2.    Waiver of Replacement Reserve Account.    Borrower shall be relieved of its obligation to make any deposits of the Replacement Reserve Funds under Section 7.3.1 above and generally of all of its obligations and rights under this Section 7.3 (and Lender shall have no corresponding obligation to apply any of the Replacement Reserve Funds to the payment of any Replacements), unless (i) Lender has received notice of the non-payment of all Replacement Reserve Funds by Mortgage Borrower and Maryland Owner or, alternatively, (ii) in the case where Senior Mezzanine Borrower has established and is maintaining the Replacement Reserve Account, notice of the non-payment of all Replacement Reserve Funds by such Senior Mezzanine Borrower.

        Section 7.4.    Intentionally Omitted.

        Section 7.5.    Reserve Funds, Generally.    (a) Borrower grants to Lender a first-priority, perfected security interest in the Reserve Funds and any and all monies now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. During the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the purpose for which such Reserves were intended or to the payment of the Debt in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

        (b)   Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or any portion thereof or the monies deposited in the Reserve Accounts or any portion thereof or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

        (c)   The Reserve Funds shall be held in Eligible Accounts and shall bear interest at a money market rate selected by Lender and may be invested in Permitted Investments (as defined in the Cash Management Agreement) pursuant to the Cash Management Agreement. All interest or other earnings on the Reserve Funds (other than the Replacement Reserve Funds and the Low DSCR Reserve Funds) shall be paid to Lender. All interest or other earnings on the Replacement Reserve Funds and the Low DSCR Reserve Funds shall be added to and become a part of such Reserve Fund, and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Lender shall have the right to direct the investment of all sums on deposit in the Tax and Insurance Reserve Account in Permitted Investments and except during the continuance of an Event of Default Borrower shall have the right to direct the investment of all sums on deposit in the Replacement Reserve Account and the Low DSCR General Reserve Account in Permitted Investments provided (i) such investments are then regularly offered for accounts of this size, category and type, (ii) such investments are permitted by applicable federal, state and local rules, regulations and laws, and (iii) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Fund was created. During the continuance of an Event of Default, Lender shall have the right to direct the investment of all sums on deposit in the Replacement Reserve Account, the Low DSCR Interest Floor Reserve Account and the Low DSCR General Reserve Account in Permitted Investments. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds. No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.5. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower reasonably promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments other than losses resulting from Lender's or any Servicer's gross negligence or willful misconduct.

        (d)   Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including reasonable attorneys fees and disbursements) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established, except arising by reason of Lender's or any Servicer's gross negligence or willful misconduct.

        (e)   Upon payment of the Loan in full all amounts held in the Reserve Accounts (including interest earned thereon except as otherwise expressly provided herein) shall be paid to Borrower.

        Section 7.6.    Letters of Credit.

        7.6.1.    Delivery of Letters of Credit.    (a) In lieu of making the payments to any of the Reserve Funds (other than the Tax and Insurance Reserve Funds and Low DSCR Reserve Funds), Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 7.6. Additionally, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 7.6 in lieu of deposits previously made to the Replacement Reserve Funds. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Replacement Reserve Funds shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in such Reserve Fund pursuant to this Agreement.

        (b)   Borrower shall give Lender no less than thirty (30) days' notice of Borrower's election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from (or to require Lender to draw from) any such Letter of Credit. Upon thirty (30) days' notice to Lender and not more frequently than once each calendar quarter, (i) Borrower may replace any Letter of Credit with a cash deposit to the applicable Reserve Fund, or (ii) reduce the face amount of any Letter of Credit (by delivery to Lender of a substitute Letter of Credit or an amendment to the existing Letter of Credit then held by Lender, in either case, in form and substance reasonably satisfactory to Lender) by an amount such that the face amount of the Letter of Credit (as so substituted or amended), when taken together with any cash Reserve Funds on deposit in the applicable Reserve Account, is, in Lender's reasonable discretion, sufficient for the purposes for which such Reserve Account was established.

        (c)   Subject to Section 7.7, in the event that Lender shall draw on a Letter of Credit delivered under this Section 7.6, Lender shall apply the proceeds thereof in the manner provided hereunder for the application of the Reserve Funds in lieu of which the applicable Letter of Credit was delivered.

        Section 7.7.    Provisions Regarding Letters of Credit.

        7.7.1.    Security for Debt.    Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. During the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine in its sole and absolute discretion. Unless the Loan is paid in full on the Maturity Date, any such Letter of Credit may be applied to reduce the Debt.

        7.7.2.    Additional Rights of Lender.    In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (d) if the bank issuing the Letter of Credit shall cease to be an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

        Section 7.8.    Transfer of Reserve Funds Under Mortgage Loan.    If each of Mortgage Lender and each Senior Mezzanine Lender waives (other than any waivers specifically set forth in the Mortgage Loan Agreement or in any Senior Mezzanine Loan Agreement as of the Closing Date thereof) any reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement, which reserves or escrow accounts are also required in accordance with the terms of this Article VII, or if the Mortgage Loan or any Senior Mezzanine Loan is refinanced or paid off in full (without a prepayment of the Loan) and Reserve Funds that are required hereunder are not required under the new mortgage loan, if any, then Borrower shall cause any amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender in accordance with the terms of this Article VII (and Borrower shall enter into a cash management agreement for the benefit of Lender substantially similar to the arrangement entered into at the time of the closing of the Mortgage Loan).

        VIII.    DEFAULTS

        Section 8.1    Event of Default.    (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

            (i)  if any payment on account of principal or interest or in respect of the Reserve Funds (other than the Replacement Reserve) under the Loan shall not be paid on or prior to the date on which such payment is due hereunder;

           (ii)  if any payment on account of the Debt (other than on account of principal or interest or in respect of the Reserve Funds (other than the Replacement Reserve) under the Loan) or other amount due under the Loan Documents is not paid on or prior to that date which is ten (10) Business Days after such payment is due in accordance with its obligations under the Loan Documents and Lender shall have given notice thereof; provided, however, that a monthly or other invoice delivered by Servicer in the ordinary course consistent with its normal and customary practices, regardless of whether same complies with the notice provisions hereof shall constitute notice for all purposes of this Section 8.1(a)(ii);

          (iii)  subject to the provisions of Section 7.2, if any of the Taxes or Other Charges are not paid prior to the date that same would be deemed delinquent (except to the extent (a) Lender, any Senior Mezzanine Lender or Mortgage Lender is obligated to disburse Tax and Insurance Reserve Funds to pay for such Taxes pursuant to Section 7.2 hereof, (b) Lender, any Senior Mezzanine Lender or Mortgage Lender has sufficient Tax and Insurance Reserve Funds in the Tax and Insurance Reserve Account for such payment to make such payment, (c) no other Event of Default shall be continuing and (d) Lender, any Senior Mezzanine Lender or Mortgage Lender fails to make such payment and Lender's, Senior Mezzanine Lender's or Mortgage Lender's access to the Tax and Insurance Reserve Funds has not otherwise been constrained or restricted in any manner by Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner);

          (iv)  if the Policies are not kept in full force and effect (except to the extent (a) such default is due solely to the failure to pay the premiums for such Policies, (b) Lender, any Senior Mezzanine Lender or Mortgage Lender is obligated to disburse Tax and Insurance Reserve Funds to pay for such premiums pursuant to Section 7.2 hereof, (c) Lender, any Senior Mezzanine Lender or Mortgage Lender has sufficient Tax and Insurance Reserve Funds in the Tax and Insurance Reserve Account for such payment to make such payment, (d) no other Event of Default shall be continuing and (e) Lender, any Senior Mezzanine Lender or Mortgage Lender fails to make such payment and Lender's, Senior Mezzanine Lender's or Mortgage Lender's access to the Tax and Insurance Reserve Funds has not been constrained or restricted in any manner), or if, within fifteen (15) days after request from Lender, certified copies of the Policies are not delivered to Lender;

           (v)  if Borrower or Principal Transfers any portion of the Collateral in violation of the provisions of this Agreement or the Pledge Agreement;

          (vi)  if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if Borrower is able to establish (with Borrower having the burden of proof) that same did not result from Borrower's gross negligence or willful or intentional misconduct, then Borrower shall have a period of thirty (30) days to cure same, which period shall commence upon the date that Borrower first received notice that such representation or a warranty was false or misleading, it being agreed, however, that no such cure shall affect the obligations under Section 10.13 or any other provision of the

  Loan Documents of any Indemnifying Person to indemnify any Indemnified Person with respect to any matter relating to such representation or warranty;

         (vii)  if Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, any Guarantor, Master Tenant or any Requisite Operator shall make an assignment for the benefit of creditors;

        (viii)  if a receiver, liquidator or trustee shall be appointed for Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Guarantor, Master Tenant or Requisite Operators, or if Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Guarantor, Master Tenant or Requisite Operators shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Guarantor, Master Tenant or Requisite Operators, or if any proceeding for the dissolution or liquidation of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Guarantor, Master Tenant or Requisite Operators shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Guarantor, Master Tenant or Requisite Operators, upon the same not being discharged, stayed or dismissed within ninety (90) days;

          (ix)  if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

           (x)  if Borrower breaches any of its respective negative covenants contained in Section 5.2 (other than Section 5.2.6, with respect to which clause (xvi) below shall apply, and other than Sections 5.2.1(b), 5.2.8, 5.2.11 and 5.2.12, with respect to which Borrower shall have a period of ten (10) days to cure same, which period shall commence on the date Lender gives Borrower notice of such breach) or Section 5.1.19 or intentionally breaches any representation, warranty or covenant contained in Section 4.1.30 or 5.1.7 hereof;

          (xi)  with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

         (xii)  if any of the material assumptions contained in (A) the Insolvency Opinion or any Additional Insolvency Opinion or (B) the True-Lease Opinion or any Additional True-Lease Opinion delivered to Lender in connection with the Loan is or shall become untrue in any material respect;

        (xiii)  Intentionally Omitted;

        (xiv)  if (A) Master Tenant shall fail in the payment of (i) any fixed or base rent set forth in or made payable pursuant to the Master Lease or (ii) any additional rent set forth in or made payable pursuant to the Master Lease within thirty (30) days of the date such rent or other charge is payable after the expiration of any notice and grace period provided for under the Master Lease, (B) [Intentionally Omitted], (C) if any one or more of the events referred to in the Master Lease shall occur which would cause the Master Lease to terminate without notice or action by the Master Tenant under the Master Lease or which would entitle the Master Tenant to terminate the Master Lease and the term thereof by giving notice to Mortgage Borrower, as landlord thereunder, other than a termination arising from a casualty or condemnation with respect to which Lender elects to apply any Insurance Proceeds or Award to the principal balance of the Loan instead of making the same available for Restoration, (D) if the Master Lease shall be surrendered or the Master Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, except with the consent of Lender or (E) if any of the material terms, covenants or conditions of the Master Lease or any South Carolina Management Agreement shall in any manner be modified, changed, supplemented, altered, restated or amended without the consent of Lender;

         (xv)  if Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 5.1.1 hereof;

        (xvi)  if Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in clauses (i) to (xv) above or (xvii) to (xxiii) below, for ten (10) Business Days after notice to Borrower from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such additional period not to exceed one hundred fifty (150) days;

       (xvii)  Intentionally Omitted;

      (xviii)  if there shall be material default under any of the other Loan Documents beyond the applicable notice, grace and/or cure periods set forth in such documents, whether as to Borrower, Guarantor or the Collateral, or if no express notice, grace or cure period shall be set forth therein then the notice, grace and/or cure period set forth in clause (xvi) above shall apply;

        (xix)  Intentionally Omitted;

         (xx)  Intentionally Omitted;

        (xxi)  if Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner or any Facility violates any applicable Health Care Requirement and shall fail to correct, within the time deadlines set by any Health Care Authority, managed care company, insurance company or other third-party payor any deficiency, if such violation or deficiency would reasonably be expected to have, or does have a Material Adverse Effect;

       (xxii)  any Borrower Entity (as defined under the Mortgage Loan Agreement) or Maryland Owner shall revoke or modify the Rent Instruction or any other instruction or agreement governing the direction of payments by Master Tenant to Mortgage Borrower and Maryland Owner, without in each instance the prior written consent of Lender;

      (xxiii)  if the Liens created pursuant to any Loan Document shall cease to be a fully perfected enforceable first priority security interest; or

      (xxiv)  a Mortgage Loan Event of Default or Senior Mezzanine Loan Event of Default shall occur and be continuing.

        (b)   During the continuance of an Event of Default (other than an Event of Default described in clause (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any of the Collateral, including declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Collateral, including all rights or remedies available at law or in equity; and during the continuance of any Event of Default described in clause (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

        (c)   Notwithstanding anything to the contrary contained in this Agreement, a default under clause (a)(xxi) above or a default under Section 5.1.24 or a default under the Environmental Indemnity consisting of an Individual Property having an adverse environmental condition that is not permitted under the Environmental Indemnity (as opposed to any other default hereunder including, without limitation, the failure or refusal of any indemnitor thereunder to comply with its obligations relating to the indemnification of Lender or any other Person) (a "Limited Cure Default") shall not, in each instance, constitute an Event of Default hereunder in the event that Borrower, in accordance with Section 2.6 hereof (including the satisfaction of all conditions therein contained other than those which by their express terms are applicable only to a Permitted Release or an Affected Property Release), obtains or causes to be obtained the release of the Individual Property subject to the Operating Lease with such Affected Operator from the Lien of the Mortgage thereon within forty-five (45) days of such Limited Cure Default (each such release, a "Limited Cure Release"), except that (A) the Release Amount for each such Individual Property shall be equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property (such amount, the "Limited Cure Release Amount"), and (B) in the event that the Lockout Release Date shall not have occurred, Borrower shall pay the Spread Maintenance Premium. In no event shall Borrower be entitled to more than thirty-three (33) Limited Cure Releases under this Section 8.1(c) during the term of the Loan. Provided that Borrower shall effect or cause to be effected a Limited Cure Release in accordance with this subsection (c), in no event shall the Limited Cure Default subject to such Limited Cure Release constitute an independent Event of Default under Subsection (a)(xiii) hereof.

        Section 8.2.    Remedies.    (a) During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

        (b)   With respect to Borrower and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion of the Collateral and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement then due and payable as determined by Lender in its sole discretion including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose upon the Collateral to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Collateral as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement and the other Loan Documents to secure payment of sums secured by the Collateral and not previously recovered.

        (c)   Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date, (iii) the economic effect and the other terms of the Severed Loan Documents shall not materially reduce the rights of Borrower under the Loan Documents or materially increase the obligations of Borrower under the Loan Documents or any other party obligated in any manner to Lender pursuant to the Loan Documents, (iv) the total loan amount under the Severed Loan Documents shall equal the amount of the Loan immediately prior to the creation of the Severed Loan Documents and (v) the weighted average interest rate spread under the Severed Loan Documents shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of the Severed Loan Documents (other than during the continuance of an Event of Default).

        (d)   Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

        (e)   During the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Borrower shall cause Mortgage Borrower and Maryland Owner to permit Lender to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral for such purposes, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 8.2, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was paid until the date of payment to Lender. All such costs and expenses paid by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

        Section 8.3.    Remedies Cumulative; Waivers.    The rights, powers and remedies of Lender under this Agreement shall unless prohibited by applicable law be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Unless prohibited by applicable law, Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

        IX.    SPECIAL PROVISIONS

        Section 9.1    Sale of Notes and Securitization.    (a) Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the "Securities") secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a "Securitization"). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information which may be reasonably required by Lender and/or mezzanine lenders in order to satisfy the market standards to which Lender customarily adheres or which may be required by the Rating Agencies in connection with any such Securitization including:

            (i)  use commercially reasonable efforts to provide or cause to be provided additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information, through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

           (ii)  assist in preparing descriptive materials of the Loan, the Loan Documents, the Properties, the Master Lease, the Operating Lease, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator, Mortgagor and Guarantor for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, the Principal and their respective Affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

          (iii)  (x) deliver updated opinions of counsel as to non-consolidation, true lease, due execution and enforceability with respect to the opinions of counsel delivered at closing, and (y) use commercially reasonable efforts to deliver a so-called "10b-5" opinion, which opinion shall be limited to the matters outlined on Schedule 9.1(a)(iii) and for which the recipient will be an underwriter, placement agent or an initial purchaser in connection with a Securitization;

          (iv)  if reasonably requested by Lender or if requested by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters with respect to the Master Lease and the Operating Leases, which estoppel letters shall be reasonably satisfactory to the Rating Agencies;

           (v)  make such representations and warranties as of the closing date of the Securitization with respect to the Collateral, the Senior Mezzanine Collateral, Properties, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Guarantor, the Principal, Master Tenant and

  Operator, the Master Lease, the Operating Lease and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents, subject to the terms of the applicable Loan Documents;

          (vi)  execute such amendments to the Loan Documents as may be reasonably requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon of the original note, but such new notes or modified note may change the interest rate of the Loan), all in accordance with Section 9.5 hereof, and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan, provided that nothing contained in this Agreement shall require Borrower, whether in connection with a Securitization or otherwise, to execute or deliver documents in substitution for any Loan Documents or representing new or additional documents, which, in any case, shall adversely affect in any way any of the obligations, rights or remedies of Borrower, Principal or Guarantor under this Agreement or the other Loan Documents, including the economic terms thereof;

         (vii)  if requested by Lender, review any information specific to the Properties (as opposed to property generally), the Senior Mezzanine Collateral, the Collateral, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, the Guarantor, Master Tenant, Operator, the Loan Documents and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any Affiliate thereof relating specifically to the Loan (as opposed to Loans in general); and

        (viii)  supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws (as reasonably determined by, and requested in correspondence from, Lender's counsel).

        (b)   If, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower, Mortgage Borrower, Maryland Owner, Master Tenant and Operator collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Borrower shall furnish and cause Master Tenant and Operator to furnish to Lender upon request (i) the selected financial data or, if applicable, Net Operating Income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within fifteen (15) days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not sooner than twenty-eight (28) days or later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-three (73) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an "Exchange Act Filing") is not required.

        (c)   All financial data and financial statements provided by Borrower hereunder pursuant to Section 9.1(b) above shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements in the event the provisions of Section 9.1(b) shall apply. All annual financial statements referred to in Sections 9.1(b)(ii) above shall be audited by a Pre-approved Auditor or such other independent accountants of Borrower reasonably acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance reasonably acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrower under Section 9.1(b) above shall be accompanied by an Officer's Certificate, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 9.1(c).

        (d)   If requested by Lender, Borrower shall use commercially reasonable efforts to provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be requested by Lender.

        (e)   In the event Lender reasonably determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 9.1(b) and (c) hereof, Lender may request, and Borrower shall use commercially reasonable efforts to promptly provide, such other financial statements as Lender reasonably determines to be necessary or appropriate for such compliance.

        (f)    Borrower agrees that Lender may disclose information regarding the Collateral, the Properties and Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant, Guarantor and Operator that is provided to Lender pursuant to Section 5.1.11 and this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

        (g)   Borrower shall deliver, in connection with any Securitization, (i) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions or indicating any exceptions to such representations and warranties, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification to do business of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant, Operator and Principal as of the date of the Securitization if available in such jurisdiction.

        (h)   With respect to (i) the period prior to and including the Closing Date, Borrower, and (ii) the period subsequent to the Closing Date, Lender, shall be responsible for all costs and expenses incurred by Borrower and Lender in connection with Borrower's complying with its obligations under this Section 9.1 and under Section 9.2 below (including legal fees and costs incurred by Borrower and Lender and the fees and expenses of the Rating Agencies). For the avoidance of doubt, all costs and expenses incurred by Borrower in connection with its indemnification and defense obligations under Section 9.2 shall be borne solely by Borrower.

        Section 9.2.    Securitization Indemnification.    (a)    Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document with respect to the Loan accurate and complete in all material respects.

        (b)   The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (the "Indemnification Agreement") (i) certifying that (A) the Indemnifying Persons have carefully examined the Disclosure Documents, including the sections entitled "Risk Factors," "Special Consideration", "Description of the Collateral," "Description of the Mezzanine Loans," "The Borrower" and "Certain Legal Aspects of the Mezzanine Loans" and (B) such sections and such other information in the Disclosure Documents (only to the extent such information includes any Provided Information or any information specific to the Loan, the Loan Documents, Borrower, Mortgage Borrower, Maryland Owner, the Collateral, the Property, Master Tenant, Operator, Guarantor and the Master Lease and the Operating Lease) (collectively with the Provided Information, the "Covered Disclosure Information") do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, JPMorgan, CS, BofA, or any Affiliate of Lender, JPMorgan, CS or BofA that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, or any Affiliate of Lender, JPMorgan, CS or BofA that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Indemnified Persons"), for any losses, claims, damages, liabilities, costs or expenses (including reasonable legal fees and expenses for enforcement of these obligations (collectively, the "Liabilities")) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse each Indemnified Person for any reasonable legal fees or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have pursuant to the Loan Documents or applicable law. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an Indemnification Agreement is provided.

        (c)   In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any reasonable legal fees or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

        (d)   Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided, further, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person and shall have the right to negotiate and enter into and/or consent to any settlement, subject to the prior approval of Lender and, if different, the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel's fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

        (e)   Without the prior consent of Lender, JPMorgan, CS and BofA (in each case which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Lender, JPMorgan, CS and BofA, as applicable, reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

        (f)    The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (i) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the proceeds actually received by the Indemnified Persons in connection with the sale of the Loan or portion thereof pursuant to the Securitization.

        (g)   The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

        (h)   The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

        (i)    Notwithstanding anything to the contrary contained herein, Borrower shall not have any obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

        Section 9.3.    Exculpation.    (a)    Subject to the qualifications below, Lender shall not enforce any of the liabilities or obligations of Borrower, Principal or Guarantor (except as set forth in the Guaranty and the Environmental Indemnity), or any other Restricted Party or an Affiliate of any one of the foregoing (collectively, the "Exculpated Parties" and, individually, an "Exculpated Party") to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or any of the other Loan Documents (including, solely in the case of Borrower, any indemnification agreement delivered pursuant to Section 9.2(b) hereof), by any action or proceeding wherein a money judgment shall be sought against Borrower or any other Exculpated Party, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, and in the Collateral or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or any other Exculpated Party only to the extent of the interest of Borrower or of such Exculpated Party, as the case may be, in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any Exculpated Party in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section shall not, however,

(i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Pledge Agreement; (iii) affect the validity or enforceability of or any Guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) intentionally omitted; (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Collateral; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys' fees and disbursements reasonably incurred) arising out of or in connection with any of the following:

          (A)  fraud or intentional misrepresentation by Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator, Master Tenant or Guarantor in connection with the Loan;

          (B)  damage to the Properties caused by actual, physical waste by Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator or Master Tenant or the gross negligence or willful misconduct of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator or Master Tenant;

          (C)  the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Pledge Agreement concerning any environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

          (D)  the removal or disposal of any portion of the Properties, the Senior Mezzanine Collateral or the Collateral after and during the continuation of an Event of Default, a Senior Mezzanine Loan Event of Default or a Mortgage Loan Event of Default;

          (E)  the misappropriation or conversion by Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator or Master Tenant of (I) any Insurance Proceeds paid by reason of any Casualty, (II) any Awards received in connection with a Condemnation, (III) any Rents following and during the continuation of an Event of Default, (IV) any Rents paid more than one (1) month in advance, (V) any Net Liquidation Proceeds After Debt Service or (VI) any amounts disbursed from the Low DSCR Interest Floor Reserve Account such that they are not used or applied for the express purposes set forth in Section 7.1.2;

          (F)  if any or all of the limited liability companies constituting Borrower fails to (i) maintain its status as a Special Purpose Entity, as required by, and in accordance with, the terms and provisions of this Agreement or (ii) cause Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Principal, Operator or Master Tenant to maintain its status as a Special Purpose Entity, each as required by, and in accordance with, the terms and provisions of the applicable Senior Mezzanine Loan Agreement or the Mortgage Loan Agreement or the Leases (in each case except with respect to the obligation to remain solvent, maintain adequate capital and pay its debts as they become due (unless funds are available to pay such debts, and Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator, Principal or Master Tenant, as applicable, fails to do so));

          (G)  any amounts actually received by (i) Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, or Master Tenant that are not deposited into the applicable Senior Mezzanine Deposit Account or the Mortgage Cash Management Account to the extent required to be so deposited pursuant to the applicable Senior Mezzanine Loan Agreement or the Mortgage Loan

  Agreement or under the Rent Instruction, the Leases, the applicable Senior Mezzanine Cash Management Agreement or under the Mortgage Cash Management Agreement or (ii) Borrower that are not deposited into the Seventh Mezzanine Deposit Account to the extent required to be so deposited pursuant to any Loan Document;

          (H)  if any or all of the limited liability companies constituting Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner fails to obtain Lender's prior consent to any Indebtedness for borrowed money or voluntary Liens encumbering the Collateral not otherwise permitted by any Loan Document; and

          (I)   any breach of any representation, warranty or covenant in Section 4(b) or (c) of the Pledge Agreement.

        (b)   Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Pledge Agreement or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse to Borrower (A) in the event of: (I) any or all of the limited liability companies constituting Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Requisite Operators, Master Tenant or Guarantor filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (II) any or all of the limited liability companies constituting Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Requisite Operator, Master Tenant or Guarantor filing an answer consenting to or soliciting or causing to be solicited or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (III) any or all of the limited liability companies constituting Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Requisite Operators, Master Tenant or Guarantor consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for any of the limited liability companies constituting Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Requisite Operator, Master Tenant or Guarantor or any portion of the Properties; or (IV) any or all of the limited liability companies constituting Borrower, Mortgage Borrower, Senior Mezzanine Borrower, Maryland Owner, Requisite Operators, Master Tenant or Guarantor making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (B) Intentionally Omitted; (C) if any or all of the limited liability companies constituting Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Operator or Master Tenant fails to obtain Lender's prior consent to any Transfer as required by this Agreement or the Mortgages; or (D) if upon the occurrence and during the continuance of an Event of Default and Lender exercises its remedies on account thereof and accelerates the Loan, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant, Operator, Guarantor or any other Restricted Party or any Affiliate thereof interferes in any manner with the exercise of any of the rights, powers, privileges and other remedies available to Lender or Servicer under the Loan Documents or otherwise fails to cooperate (in each case at no cost to Guarantor) to enable Lender to obtain the benefit of, including without limitation, the transfer to Lender or its qualified designee, or cooperation in each case with Lender with respect to the reissuance to Lender or its designee, of all material Health Care Licenses. As used herein "Requisite Operators" shall mean more than 10 individual Operators in the aggregate over the term of this Loan, and shall include in the aggregate all individual Operators that were subject to all subclauses of clause (A) above.

        Section 9.4.    Servicer.    At the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender, from time to time, and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for the monthly servicing fee due to the Servicer under the Servicing Agreement.

        Section 9.5.    Component Notes.    (a)    Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to execute and deliver "component" notes (including senior and junior notes), which notes, subject to the provisions hereof, may be paid in such order of priority as may be designated by Lender; provided that, (i) the aggregate principal amount of such "component" notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such "component" notes, (ii) the weighted average interest rate spread of all such "component" notes shall on the date created equal the weighted average interest rate spread which was applicable to the Loan immediately prior to the creation of such "component" notes (other than during the continuance of an Event of Default due to the application of a principal payment), (iii) the aggregate of the debt service payments on all such "component" notes shall on the date created equal the debt service payment which was due under the Loan immediately prior to the creation of such component notes and (iv) the other terms and provisions of each of the "component" notes shall be identical in substance and substantially similar in form to the Loan Documents. Except during the continuance of an Event of Default, all amounts applied to repayment of principal hereunder shall be applied pro rata and pari passu against the portions of the Debt evidenced by the various "component" notes. Borrower shall cooperate with all reasonable requests of Lender in order to establish the "component" notes and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and satisfactory to any Rating Agency, provided that such documents are in form and substance substantially similar to the Loan Documents including the severance of security documents if requested. In the event Borrower fails to execute and deliver such documents to Lender within ten (10) days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all such documents necessary or desirable to effect such transactions, Borrower ratifying all that such attorney shall do by virtue thereof. Upon issuance of the "component" notes, the original Note(s) shall be returned to Borrower.

        (b)   With respect to (i) the period prior to and including the Closing Date, Borrower, and (ii) the period subsequent to the Closing Date, Lender, shall be responsible for all costs and expenses incurred by Borrower and Lender in connection with Borrower's complying with its obligations under this Section 9.5 (including legal fees and costs incurred by Borrower and Lender).

        (c)   It shall be an Event of Default under this Agreement, the Note and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.5 after the expiration of thirty (30) days notice thereof or such shorter period of time as may be requested by Lender due to Lender's then current anticipated schedule of any sale, assignment or participation of the Loan (which shorter period of time shall in no event be less than ten (10) days), which notice shall contain all documentation Borrower is being asked to execute and deliver.

        Section 9.6.    Mezzanine Loans.    (a)    Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right at any time to create one or more mezzanine loans (and to reallocate the Release Amounts among the Loan and the mezzanine loan(s) on a pro rata basis); provided that (i) the aggregate principal amount of the Loan and such mezzanine loan(s) shall equal the outstanding principal balance of the Loan immediately prior to the creation of such mezzanine loan(s), (ii) the weighted average interest rate spread of the Loan and all such mezzanine loan(s) shall on the date created equal the weighted average interest rate spread which was applicable to the Loan immediately prior to the creation of such mezzanine loan(s) (other than during the continuance of an Event of Default due to the application of a principal payment) and (iii) the aggregate of the debt service payments on the Loan and all such mezzanine loan(s) shall on the date created equal the debt service payment which was due under the Loan immediately prior to the creation of such mezzanine loan(s). Except during the continuance of an Event of Default, all amounts applied to repayment of principal shall be applied pro rata and pari passu to the Loan and such mezzanine loans. Each of Borrower shall cooperate with all reasonable requests of Lender in order to establish such mezzanine loan(s) and shall execute and deliver such documents as shall reasonably be required by Lender and any Rating Agency in connection therewith, all in form and substance substantially similar to the applicable Loan Documents and reasonably satisfactory to Lender and satisfactory to any Rating Agency, including the severance of security documents if requested. Additionally, Borrower shall cause the formation of one or more special-purpose, bankruptcy-remote entities as required by Lender in order to serve as the borrower under any such mezzanine loan(s), and the applicable organizational documents of Borrower shall be amended and modified as necessary or required in the formation of any such new mezzanine borrower. Further, in connection with any such new mezzanine loan(s), Borrower shall deliver to Lender opinions of legal counsel with respect to due execution, authority and enforceability of such mezzanine loan(s) and the Loan Documents, as amended, an Additional Insolvency Opinion for the Loan, a substantive non-consolidation opinion with respect to any such mezzanine loan(s) and such other opinions as are reasonably requested by Lender, each as reasonably acceptable to Lender and/or the Rating Agencies. Borrower shall also deliver an Eagle-9 (or similar) title insurance policy with respect to the collateral to be pledged in connection with any such mezzanine loan(s), an endorsement to the owner's title insurance policy and such other agreements and documents as are reasonably requested by Lender. In the event Borrower fails to execute and deliver such documents to Lender within thirty (30) days following such request by Lender or such shorter period of time as may be requested by Lender due to Lender's then current anticipated schedule of any Securitization, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, each of Borrower ratifying all that such attorney shall do by virtue thereof.

        (b)   With respect to (i) the period prior to and including the Closing Date, Borrower, and (ii) the period subsequent to the Closing Date, Lender, shall be responsible for all costs and expenses incurred by Borrower and Lender in connection with Borrower's complying with its obligations under this Section 9.6 (including legal fees and costs incurred by Borrower and Lender).

        (c)   It shall be an Event of Default under this Agreement, the Note and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.6 after the expiration of thirty (30) days notice thereof or such shorter period of time as may be requested by Lender due to Lender's then current anticipated schedule of any sale, assignment or participation of the Loan (which shorter period of time shall in no event be less than ten (10) days), which notice shall contain all documentation Borrower is being asked to execute and deliver.

        Section 9.7.    Administration of Bankruptcy Claims.    In the event that the Mortgage Loan is no longer outstanding, Borrower and Lender agree that, with respect to the Master Lease and each Operating Lease with respect to the Properties, each Borrower hereby transfers, and shall cause Mortgage Borrower and Maryland Owner to transfer, to Lender, in the event of any proceeding involving Master Tenant or any Operator under the Bankruptcy Code or any similar proceeding, all of such Borrower's, Senior Mezzanine Borrower's, Mortgage Borrower's and Maryland Owner's rights to (a) file any proof of such claims, (b) cast any votes relating to any claims of such Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Maryland Owner against Master Tenant or such Operator, as the case may be, in such proceedings, (c) collect and receive any dividends payable with respect to such claims, (d) take any action or commence any proceeding to collect such claims, (e) file any motion for relief from the stay imposed under Section 362(a) of the Bankruptcy Code or any similar statute,

(f) file any motion to compel Master Tenant or such Operator to assume or reject the applicable Leases under the Bankruptcy Code or any similar statute, or (g) take any other actions to collect or protect such claims, and Lender shall use commercially reasonable efforts to enforce and exercise such rights. Borrower agrees that Lender shall be the sole party permitted to participate in the administration of the estate of Master Tenant or Operator under any proceeding under the Bankruptcy Code or any similar statute with respect any such claims.

        Section 9.8.    Uncross of Properties.

        If pursuant to Section 9.8 of the Mortgage Loan Agreement any Affected Property is uncrossed from the Mortgage Loan with the consent of Mortgage Lender as required thereunder (a "Property Uncross"), Borrower shall cause Mortgage Borrower and Maryland Owner to cooperate with (a) Mortgage Lender in connection with the obligations of Mortgage Borrower with respect to such Property Uncross and (b) Lender in connection with any corresponding uncrossing or severing of a pro rata portion of the Loan and/or such other modifications to the Loan as Lender may reasonably require in connection with any Property Uncross, in each case at no cost or expense to Borrower.

        X.    MISCELLANEOUS

        Section 10.1.    Survival.    This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

        Section 10.2.    Lender's Discretion.    Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive absent manifest error. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

        Section 10.3.    Governing Law.    (A)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (EXCEPT THAT

THE CREATION OF A SECURITY INTEREST IN ALL PERSONAL PROPERTY (INCLUDING WITHOUT LIMITATION THE ACCOUNTS) SHALL BE GOVERNED BY ARTICLE 9 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK AND THE PERFECTION AND PRIORITY OF WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF LENDER AND BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        (B)  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT ANY SUCH PARTY'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

    CT Corporation System
    111 Eighth Avenue
    New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

        Section 10.4.    Modification, Waiver in Writing.    No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower or Lender to any other or future notice or demand in the same, similar or other circumstances.

        Section 10.5.    Delay Not a Waiver.    Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

        Section 10.6.    Notices.    All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	JPMorgan Chase Bank, N.A. c/o Centerline Servicing Inc. 5221 N. O'Connor Blvd., Suite 600 Irving, Texas 75039 Attention: John Roach Senior Vice President, Asset Management
and:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Attention: Susana Iannicelli
with a copy to:	Column Financial, Inc. One Madison Avenue New York, New York 10019 Legal and Compliance Department Attention: Casey McCutcheon, Esq.
and:	Bank of America, N.A. Capital Markets Servicing Group 900 West Trade Street, Suite 650 Mail Code: NC1-026-06-01 Charlotte, North Carolina 28255 Telephone: (866) 531-0957
with a copy to:	Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 Attention: Fredric L. Altschuler, Esq. and Steven M. Herman, Esq.

If to Borrower:	HCR VII Properties, LLC 333 N. Summit Street Toledo, Ohio 43604 Attention: Chief Legal Officer
with a copy to:	HCR VII Properties, LLC 333 N. Summit Street Toledo, Ohio 43604 Attention: Chief Financial Officer
and:	Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Attention: James I. Hisiger, Esq.

A notice shall be deemed to have been given: (i) in the case of hand delivery, at the time of delivery on a Business Day, or if not a Business Day, the next succeeding Business Day; (ii) in the case of registered or certified mail, three (3) Business Days after transmittal; or (iii) in the case of expedited prepaid delivery, upon the first Business Day subsequent to transmittal.

        Section 10.7.    Trial by Jury.    EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY.

        Section 10.8.    Headings.    The Article and/or Section headings and the Table of Contents in this Agreement or in any other Loan Document are included herein and therein for convenience of reference only and shall not constitute a part of this Agreement or any other Loan Document for any other purpose.

        Section 10.9.    Severability.    Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        Section 10.10.    Preferences.    Upon the occurrence and during the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

        Section 10.11.    Waiver of Notice.    Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this

Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

        Section 10.12.    Remedies of Borrower.    In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

        Section 10.13.    Expenses; Indemnity.    (a)    Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse Lender within ten (10) Business Days of demand therefor by Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Collateral); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental, healthcare and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the First Mezzanine Deposit Account. For the avoidance of doubt, nothing in this Section 10.13(a) is intended to obligate Borrower to pay any costs or expenses which Lender is expressly obligated to pay under Section 9.5, 9.6 or 9.8 or any other provision of this Agreement as well as any other costs incurred after the Closing Date relating to a Securitization.

        (b)   Borrower shall indemnify, defend and hold Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, the reasonable fees and disbursements of counsel for Lender), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) all paid and unpaid liability claims, including Medicare and Medicaid claims, in connection with the Properties and any other prior liability of the Prior Owners, (iv) the Interest Rate Cap Agreement or any of the duties, responsibilities or obligations of Borrower thereunder, (v) the Leases or any of the duties, responsibilities or obligations of Mortgage Borrower, Master Tenant or any Operator thereunder or (vi) the transactions contemplated by the Cash Management Agreement (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

        (c)   Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for (other than pursuant to Section 10.13(a)), any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

        Section 10.14.    Schedules Incorporated.    The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

        Section 10.15.    Offsets, Counterclaims and Defenses.    Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

        Section 10.16.    No Joint Venture or Partnership; No Third Party Beneficiaries.    (a)    Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

        (b)   This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

        Section 10.17.    Publicity.    All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, Lender, Column, BofA or any of their respective Affiliates shall be subject to the prior reasonable approval of Lender. All news releases, publicity or advertising by Lender or its Affiliates which refers to Carlyle and Affiliates of Carlyle other than Manor Care and Manor Care's direct and indirect Subsidiaries, shall, except as specified in the next succeeding sentence, be subject to the prior reasonable approval of Borrower. For the avoidance of doubt, the mere identification by Lender or Borrower of the Carlyle Group as the sponsor of Borrower in any such release, publicity or advertising shall not require Borrower's or Lender's consent.

        Section 10.18.    Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.    (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Collateral and in reliance upon the aggregate of the Collateral taken together being of greater value as collateral security than the sum of each Borrower's Collateral taken separately. Borrower agrees that portions of the Collateral cross-collateralize and cross-default with other portions of the Collateral so that (i) an Event of Default constitutes an Event of Default with respect to each Borrower's pledge of Collateral under the Pledge Agreement which secures the Note; (ii) an Event of Default that is continuing under the Note or this Loan Agreement shall constitute an Event of Default under the Pledge Agreement; (iii) the Pledge Agreement shall constitute security for the Note as if a single blanket lien were placed on all of the Collateral as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

        (b)   To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's members and others with interests in Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure upon the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure upon any or all of the Collateral, any equitable right otherwise available to Borrower which would require the separate sale of any portion of the Collateral or require Lender to exhaust its remedies against any portion of the Collateral before proceeding against any other portion of the Collateral; and further in the event of such foreclosure Borrower does each hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together with any of the Collateral.

        Section 10.19.    Waiver of Counterclaim.    Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

        Section 10.20.    Conflict; Construction of Documents; Reliance.    In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

        Section 10.21.    Brokers and Financial Advisors.    Borrower hereby represents that it has dealt with no advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Lender, JPMorgan, CS and BofA and their respective Affiliates. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a breach of the representation set forth in this Section 10.21. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

        Section 10.22.    Prior Agreements.    This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Commitment Letter dated July 2, 2007 among Borrower, Lender, JPMorgan Securities Inc., Column, Credit Suisse Securities (USA) LLC, Credit Suisse Cayman Islands Branch, BofA, Bank of America Securities LLC and Mergerco are superseded by the terms of this Agreement and the other Loan Documents.

        Section 10.23.    Authority to File.    In connection with this Agreement and the transactions contemplated hereby, Borrower does hereby authorize Lender to file with the Secretary of State of the State of Delaware, the "all assets" UCC-1 Financing Statement attached hereto as Schedule 10.23, which UCC-1 Financing Statement names the Borrower as debtor and Lender as secured party.

        Section 10.24.    Agent's Register.    Lender, in its capacity as collateral agent (the "Registrar"), and, solely for this purpose, as non-fiduciary agent of Borrower, shall, at no cost to Borrower, maintain a register (the "Agent's Register") showing the names and addresses of the Noteholders and the principal amount of the Loan (and the stated interest thereon (the "Registered Loan")) held by the Noteholders from time to time. The entries in Agent's Register shall be conclusive, in the absence of manifest error, and Borrower, Maryland Owner, Lender and the other Noteholders shall treat each Person whose name is recorded in Agent's Register as the owner the Note for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of the Note shall be effective only upon appropriate entries with respect thereto being made in the Agent's Register. The Agent's Register shall be available for inspection by Borrower, Maryland Owner or any Noteholder at any reasonable time and from time to time upon reasonable prior notice. A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Agent's Register, which registration the Registrar shall effect immediately upon receipt of assignment documentation. Any assignment or sale of all or part of such Registered Loan (and the registered note, if any evidencing the same) may be effected only by registration of such assignment or sale on the Agent's Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the registered note, if any evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes.

        Section 10.25.    Disclosure.    Borrower authorizes Lender and each other Noteholder to disclose to any participant or assignee of Lender or such Noteholder and any prospective participant or assignee of Lender or such other Noteholder and the Rating Agencies and their respective counsel, any and all financial and other information in Lender's or such other Noteholder's possession concerning any Restricted Party and their respective Affiliates which has been delivered by or on behalf of and at the direction of such Restricted Party or otherwise obtained in connection with the Loan, together with any or all of the Loan Documents and any reports, studies, appraisals or other matters provided or obtained by Lender or such other Noteholder in connection with the Loan. Notwithstanding any provision hereof to the contrary (including any confidentiality obligations between Borrower and its Affiliates, on the one hand, and Lender and its Affiliates on the other hand), Borrower, and its subsidiaries and Affiliates that are a party to the Master Lease and the subleases thereunder acknowledge and agree that, to the extent necessary to comply with any applicable law or any rule or regulation (including accounting rules and regulations) promulgated by any governmental authority, Lender (including its Affiliates, successors and assigns) shall be entitled to publicly disclose (i) any information relating to the Loan, the Collateral, the Senior Mezzanine Collateral, the Properties, the Borrower, the Senior Mezzanine Borrower, the Mortgage Borrower, its subsidiaries and its Affiliates that are a party to the Master Lease and the subleases thereunder required by applicable law, rule or regulation (including accounting rules and regulations) as the same may be amended from time to time, and (ii) metrics relating to the Loan, the Collateral, the Senior Mezzanine Collateral and the Properties of the type described on Schedule 10.25 attached hereto or any substantially similar information relating to the Loan, the Collateral, the Senior Mezzanine Collateral and the Properties (collectively, the "Public Information") to the extent such information is in Lender's possession; provided, however, that, (x) except as expressly permitted above, this provision shall not permit public disclosure of any financial statements of Borrower or its Affiliates or any information other than the Public Information and (y) this sentence shall not obligate Borrower and its Affiliates to provide any information or complete any property appraisals not otherwise required by the Loan Agreement.

        Section 10.26.    Pledges.    For the avoidance of doubt, the parties to this Agreement acknowledge that Lender and each Noteholder is expressly permitted to pledge, hypothecate and create security interests in the Loan and the Note, including, without limitation, to any Federal Reserve Bank or other central bank or similar institution in accordance with applicable law.

        Section 10.27.    Lender; Collateral Agent.    The parties hereto acknowledge and agree that notwithstanding anything contained in this Agreement or in any other Loan Document to the contrary, (a) the Noteholders are advancing the Loan to Borrower hereunder, and Lender is acting in the capacity as collateral agent for the Noteholders for all purposes under the Loan Documents, and (b) any statement in any Loan Document to the effect that Lender is making or advancing the Loan shall be construed to mean that the Noteholders are making or advancing the Loan.

        Section 10.28.    Certain Additional Rights of Lender (VCOC).    Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

        (a)   the right to periodically consult with and offer advice to Borrower's management regarding the significant business activities and business and financial developments of Borrower; provided, however, that any such consultations shall not be binding on Borrower and provided, further, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances;

        (b)   the right, subject to and in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice;

        (c)   the right, subject to and in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive quarterly and year-end financial reports, including balance sheets, statements of income, shareholder's equity and cash flow, a management report and schedules of outstanding indebtedness;

        (d)   subject to and in accordance with the Mortgage Loan Agreement, the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Mortgage Borrower of any other significant property (other than personal property required for the day to day operation of the Property); and

        (e)   the rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

        Section 10.29.    Lost Note.    In the event that the Note shall be lost or destroyed, or Lender shall otherwise be unable to locate same, then Borrower shall, within five (5) Business Days after request, at no cost to Borrower, execute and deliver to Lender a replacement Note or Notes in the same form as the original Note, and such replacement Note or Notes shall, for all purposes of the Loan Documents, constitute the "Note". In such event, Lender shall deliver to Borrower a lost note affidavit and indemnification in customary form.

        Section 10.30.    Maryland Owner.    The parties acknowledge and agree that Maryland Owner is not a Borrower hereunder and is not an obligor of the Debt.

        Section 10.31.    Tax Election.    Notwithstanding anything to the contrary contained herein, HCR IV Healthcare, LLC shall have the right, at its option, to elect to be taxed as a corporation.

        XI.    OKLAHOMA FACILITIES

        Section 11.1.    Definitions.    For purposes of this Article XI:

        "Four Seasons" shall mean Four Seasons Nursing Center, Inc., a Delaware corporation and a direct wholly owned subsidiary of HCR Healthcare, LLC.

        "Oklahoma Conditions" shall mean that (a) all Oklahoma CONs and Oklahoma Licenses shall have been issued; (b) all Oklahoma Sub-Subleases shall have been terminated and Four Seasons shall have surrendered possession of the Oklahoma Facilities to the Oklahoma Operators; (c) all agreements entered into between the Receiver and Affiliates of Borrower and Maryland Owner shall have been terminated; (d) all Oklahoma Operators shall have entered into all necessary agreements to receive all payments from Government Payor and all applicable private payor entities with respect to the Oklahoma Facilities; and (e) all Oklahoma Operators shall have taken all steps necessary to terminate and confirm the termination of, all rights of the Receiver with respect to the Oklahoma Facilities and all such rights of the Receiver shall have terminated.

        "Oklahoma Facilities" shall mean, individually and collectively, as the context requires, each of ManorCare Health Services—Northwest located at 5301 North Brookline, Oklahoma City, Oklahoma; ManorCare Health Services—Southwest located at 5600 South Walker, Oklahoma City, Oklahoma; ManorCare Health Services—Midwest located at 2900 Parklawn Drive, Midwest City, Oklahoma; and ManorCare Health Services—Tulsa located at 2425 South Memorial Drive, Tulsa, Oklahoma.

        "Oklahoma Operators" shall mean, individually and collectively, as the context requires, each of Manor Care of Midwest City OK, LLC, Manor Care of Oklahoma City (Northwest), LLC, Manor Care of Oklahoma City (Southwest), LLC, and Manor Care of Tulsa OK, LLC.

        "Oklahoma Order Appointing Receiver" shall mean that certain order dated December 20, 2007 and entered by the District Court of Oklahoma County, State of Oklahoma, appointing the Receiver as receiver of the Oklahoma Facilities.

        "Oklahoma Sub-Subleases" shall mean those four (4) certain subleases dated as of the date hereof entered into by each of the Oklahoma Operators, as sublandlords thereunder, in each case with Four Seasons, as subtenant.

        "Receiver" shall mean Healing Solutions, LLC, an Oklahoma limited liability company in which Marissa Lane (or her successor) is the managing member, as appointed receiver of the Oklahoma Facilities by the District Court of Oklahoma County, State of Oklahoma pursuant to the Oklahoma Order Appointing Receiver.

        Section 11.2.    Representations and Warranties.    Borrower represents and warrants as of the Closing Date that:

        (a)   Borrower has caused Mortgage Borrower and Maryland Owner to deliver to Lender true and complete copies of (i) the Oklahoma Order Appointing Receiver; and (ii) the Verified Unopposed Petition for Appointment of Receiver filed by HCR Manor Care Services, Inc. in connection therewith. Other than an Oath of the Receiver and a Receiver's Bond, no additional pleadings were filed in connection with the Oklahoma Order Appointing Receiver. There are no written agreements or orders modifying, amending, supplementing or restating such order or verified petition.

        (b)   The Receiver is the holder of the initial licenses needed to continue operations of the Oklahoma Facilities while proceedings on applications for certificates of need (collectively, the "Oklahoma CONs") and licenses for the ownership and operation of the Oklahoma Facilities (collectively, the "Oklahoma Licenses") submitted by the Oklahoma Operators are pending before the Oklahoma State Department of Health (the "Oklahoma DOH"). Appointment of the Receiver will enable the Oklahoma Facilities to continue to provide resident care in compliance with Oklahoma law while the proceedings in the Oklahoma DOH for approval of the Oklahoma CONs and issuance of the Oklahoma Licenses are completed. Under Oklahoma law, the Oklahoma DOH will have the ability to issue the Oklahoma CONs and the Oklahoma Licenses on or about December 21, 2007, and Borrower and Maryland Owner expect that same will be issued on or about said date, and have no reason to expect any unreasonable delay in said issuance. Upon the issuance of the Oklahoma CONs and the Oklahoma Licenses, Borrower shall cause Mortgage Borrower and Maryland Owner to cause the filing of all pleadings necessary to terminate the receivership.

        (c)   The Oklahoma Sub-Subleases (together with any certificates and notifications entered into in connection therewith) provided to Lender on the Closing Date are true, correct, accurate and complete copies of such documents and constitute the entire agreement between the parties thereto with respect to the subject matter thereof and there are no written agreements modifying, amending, supplementing or restating such documents. No Rent under the Oklahoma Sub-Subleases has been paid more than one (1) month in advance of its due date, and no Rents or charges under the Oklahoma Sub-Subleases have been waived, released or otherwise discharged or compromised. There has been no prior Transfer of the Oklahoma Sub-Subleases or of the Rents thereunder. Neither any Oklahoma Operator nor Four Seasons has assigned its respective interest under any Oklahoma Sub-Sublease, nor, other than pursuant to a Non-Material Lease, sublet all or any portion of any Oklahoma Facility except to residents of the applicable Oklahoma Facility. No Operator, nor to Borrower's, Mortgage Borrower's, Maryland Owner's or Master Tenant's knowledge any other Person, has a right or option pursuant to any Oklahoma Sub-Sublease or otherwise to purchase all or any part of any Oklahoma Facility.

        Section 11.3.    Covenants.    Borrower hereby covenants and agrees with Lender that:(a) Borrower shall cause Mortgage Borrower and Maryland Owner to use commercially reasonable efforts to cause the Oklahoma Conditions to be satisfied as soon as reasonably practicable. Borrower shall keep Lender apprised of the status of Mortgage Borrower's and Maryland Owner's efforts to satisfy the Oklahoma Conditions. Within ten (10) days after the satisfaction of the Oklahoma Conditions, Borrower shall give Lender notice thereof; and

        (b)   Borrower shall not permit Mortgage Borrower or Maryland Owner to take or allow to exist, or suffer or permit to be taken or exist, any action or state of facts with respect to any Oklahoma Sub-Sublease which, under the terms of this Agreement, it would be prohibited from taking or allowing to exist, or suffering or permitting to be taken or exist, as applicable, with respect to any Operating Lease subject in each case to the rights of the Receiver.

        Section 11.4.    Relationship to Other Provisions.    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, neither the existence of the state of facts recited in this Article XI, nor the taking of any action required or expressly permitted under this Article XI, shall in and of itself constitute a breach of any representation or warranty contained elsewhere in this Agreement or in any other Loan Document, or a breach or violation of any other term of this Agreement or any other Loan Document or otherwise constitute a default hereunder or thereunder.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:
HCR VII PROPERTIES, LLC, a Delaware limited liability company
By:	Name: Title:
LENDER:
JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America
By:	Name: Title:

SCHEDULE 2.2.9

FORM OF SECTION 2.2.9 CERTIFICATE

        Reference is hereby made to the LOAN AGREEMENT, dated as of December 21, 2007, between HCR VII Properties, LLC ("Borrower") and JPMorgan Chase Bank, N.A. (the "Lender") (the "Agreement"). Pursuant to the provisions of Section 2.2.9 of the Agreement, the undersigned hereby certifies that:

  1.
  It is a                        natural individual person,                         treated as a corporation for U.S. federal income tax purposes,                         disregarded for federal income tax purposes (in which case a copy of this Section 2.2.9 Certificate is attached in respect of its sole beneficial owner), or                        treated as a partnership for U.S. federal income tax purposes (one must be checked).

  2.
  It is the beneficial owner of amounts received pursuant to the Agreement.

  3.
  It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

  4.
  It is not a 10-percent shareholder of Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

  5.
  It is not a controlled foreign corporation that is related to Borrower within the meaning of section 881(c)(3)(C) of the Code.

  6.
  Amounts paid to it under the Loan Documents (as defined in the Agreement) are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]
By:
Title:
Date:	,

SCHEDULE 9.1(iii)

MATTERS COVERED BY 10b-5 OPINION

        Any and all sections of and descriptions contained in the applicable offering materials relating to any Provided Information or any information regarding any of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Maryland Owner, Master Tenant, Operator, Guarantor or any of their respective Affiliates, the Collateral, the Properties and Health Care Requirements or regulatory matters (excluding financial and statistical information).

SCHEDULE 10.25

      1.
      Portfolio metrics
      a.
      Property count
      b.
      Location (number of states)
      c.
      Investment
      d.
      Beds/units
      e.
      Square feet
      f.
      Portfolio occupancy
      g.
      Portfolio age

      2.
      Credit metrics
      a.
      Loan pricing (coupon and yield-to-maturity)
      b.
      Term
      c.
      Loan-to-value
      d.
      Debt service coverage

      3.
      Quality mix of portfolio
      a.
      Private pay
      b.
      Medicare
      c.
      Medicaid

QuickLinks

  Exhibit 10.30
TABLE OF CONTENTS
SCHEDULE 2.2.9 FORM OF SECTION 2.2.9 CERTIFICATE
SCHEDULE 9.1(iii) MATTERS COVERED BY 10b-5 OPINION
SCHEDULE 10.25